As filed with the Securities and Exchange Commission on August 31, 2026

Registration No. [     ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zhibao Technology Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Floor 3, Building 6, Wuxing Road, Lane 727

Pudong New Area, Shanghai 201204

Tel: +86 (21) -5089-6502

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kyle Leung, Esq. KLJ Law Group 1162 Egan Ave, La Puente California, CA 91744 (929) 989-7572

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Selling Shareholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion, Dated August 31, 2026

Up to 414,275,709 Class A Ordinary Shares

Up to 395,678,152 Class A Ordinary Shares underlying the Warrant to Purchase Class A Ordinary Shares

Zhibao Technology Inc.

This prospectus relates to the offer and resale by the investors listed in the table under “Selling Shareholders” (collectively, the “Selling Shareholders”) of up to an aggregate of 414,275,709 Class A Ordinary Shares (including 18,597,557 Management Resale Registrable Securities listed in the table under Schedule III of the PIPE SPA and 395,678,152 Class A ordinary shares under PIPE units) and up to 395,678,152 Class A Ordinary Shares issuable upon exercise of the outstanding warrants under the PIPE units issued by the Company to the Selling Shareholders. Each PIPE unit consists of one Class A ordinary share, par value US$0.0001 per share, of Zhibao Technology Inc. (“we,” “us,” “our,” or the “Company”) (each, a “PIPE Class A Ordinary Share”) and one warrant (each, a “Warrant”) to purchase one Class A ordinary share of the Company (each a “Warrant Share” and together with the PIPE Class A Ordinary Shares and the Management Resale Registrable Securities listed in the table under Schedule III of the PIPE SPA, the “Resale Shares”). We issued 395,678,152 PIPE units on August 17, 2026 to the Selling Shareholders as part of the “First Release” pursuant to (i) a securities purchase agreement dated as of July 31, 2026 (the “PIPE SPA”) and (ii) the amendment to the PIPE SPA dated as of August 17, 2026. An additional 46,321,848 Class A ordinary shares corresponding to the “Second Release” of PIPE Units are not being offered for resale under this prospectus but may be issued at a later date upon the satisfaction of certain conditions set forth in the Amended Securities Purchase Agreement.

We are registering the Resale Shares on behalf of the Selling Shareholders, to be sold by them from time to time. While we will not receive any proceeds from the sale of any Resale Shares by the Selling Shareholders described in this prospectus, we will receive $0.35 per Warrant Share to the extent that the Warrants are exercised for cash. Upon exercise of the Warrants for all 395,678,152 Warrant Shares by payment of cash, we would receive aggregate gross proceeds of approximately $138.5 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Resale Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Resale Shares.

The Selling Shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Resale Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Resale Shares hereunder following the effective date of the registration statement of this prospectus forms a part. We provide more information about how a Selling Shareholders may sell its Resale Shares in the section titled  “Plan of Distribution.” The Selling Shareholders and any broker-dealer participating in the distribution of the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended, or the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A Ordinary Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Our Class A ordinary shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ZBAO.” On August 26, 2026, the last reported sale price for our Class A ordinary shares was $0.18 per share.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer”.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements and we expect that our distribution of earnings or settlement of amounts owed will be done through our PRC Subsidiaries. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. For a description of factors that may affect the ability of our PRC subsidiaries to transfer cash or assets to us, see “Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Zhibao and Its Subsidiaries” on page 10. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business” on page 34.

Investors are cautioned that we are not a PRC operating company but a Cayman Islands holding company with operations conducted by our PRC Subsidiaries in China, and that you are purchasing shares of Zhibao, a Cayman Islands holding company instead of purchasing equity securities of our PRC Subsidiaries that have business operations in China and you may never hold any equity interests in our PRC Subsidiaries in China. We control and receive the economic benefits of our PRC Subsidiaries’ business operation, if any, through equity ownership. We do not have, nor had we ever, have a variable interest entity (“VIE”) structure. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including a significant decline in the value of such securities or such securities becoming worthless.

The resale of 414,275,709 Class A Ordinary Shares and 395,678,152 Warrant Shares represents approximately 180.28% of our currently outstanding Class A Ordinary Shares as of August 26, 2026. The sale of such a substantial number of shares in the public market could materially and adversely affect the market price of our Class A Ordinary Shares and result in significant dilution to existing shareholders. We received the aggregate purchase price of US$154.7 million for the PIPE units in the form of 2,380 Bitcoins; the value of this consideration is subject to market fluctuations and may not be realized at the reference price of US$65,000 per Bitcoin.

Investing in our securities involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of the material risks of investing in our Class A ordinary shares under the heading “Risk Factors” beginning on page 19 of this prospectus and “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on January 9, 2026, as amended by the Amendment No. 1 to the annual report filed on January 12, 2026 (the “2025 Annual Report”) for more information.

There are significant legal and operational risks associated with having operating structure as a Cayman Islands holding company with substantially all of our operations conducted by our PRC Subsidiaries in China, including changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Given the PRC government’s authority, oversight may also extend to Zhibao Technology Limited (“Zhibao HK”), our Hong Kong subsidiary, and the legal and operational risks associated with operating in mainland China could also apply to Zhibao HK. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and is possible that most of the legal and operational risks associated with operating in the PRC may also apply to the PRC operating entities’ operations in Hong Kong if they conduct business in Hong Kong in the future. The PRC government may intervene or influence the PRC operating entities’ future operations in Hong Kong at any time and exert more influence over the manner in which the PRC operating entities must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their future operations in Hong Kong. As of the date of this prospectus, our Hong Kong subsidiary is only a holding company with no business operations since its incorporation in Hong Kong, and we believe the Hong Kong Laws and ordinances have no impact on our ability to conduct our business through our PRC Subsidiaries, except foreign investment or listing on an U.S. exchange. For a description of our corporate structure as well as related risks, see “Corporate History and Structure” beginning on page 72, “Risk Factors — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” beginning on page 25, and “Risk Factors — Within our direct holding structure, substantial uncertainties exist with respect to the requirement of National Financial Regulatory Administration and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 40.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer”.

On December 28, 2021, the Cybersecurity Review Measures (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China (“CAC”) requires that under the new rules, online platform operators possessing personal information of more than one million users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we applied for and completed a cybersecurity review with respect to our initial public offering closed on April 3, 2024 (the “IPO”) and we are not required to do the cybersecurity review for this offering, pursuant to the Cybersecurity Review Measures (2021 version). See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” beginning on page 22 and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” beginning on page 26.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together with the Trial Measures, the “New Overseas Listing Rules”), which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, pursuant to the New Overseas Listing Rules, following an initial public offering, an issuer conducting an offering of its securities (including Class A ordinary shares, convertible notes or preferred shares) is required to submit a filing to the CSRC within three business days after the closing of such offering. Specifically, our PRC legal counsel, Jinghe Law Firm, advises us that we must submit a filing for this offering to the CSRC within three business days after the effectiveness of the registration statement on Form F-1, of which this prospectus forms a part. In addition, the Trial Measures provide that where a change of control occurs following an issuer’s overseas offering and listing, the issuer shall report to the CSRC within three business days from the date of the relevant change and public announcement. Accordingly, we plan to submit the CSRC filing and the report (if this offering results in a change of control of the issuer) in connection with this offering within such period. If the CSRC terminates our filing or determines that the issuance of our securities is not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with or report to (if this offering results in a change of control of the issuer) the CSRC in connection with this offering within the period regulated by the CSRC, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, and we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. In addition, any delay in completing such filing or report procedures might affect the other filing procedures with respect to other applicable circumstances, under the New Overseas Listing Rules in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 35 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, trading in our Class A ordinary shares may be prohibited if the PCAOB determines that it cannot completely inspect or investigate our auditor, and as a result Nasdaq may determine to delist our Class A ordinary shares. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCA Act, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Class A ordinary shares may be prohibited from trading or delisted. We dismissed Marcum Asia CPAs LLP (“Marcum Asia”) and appointed HYYH CPA. LLC (“HYYH”) as our independent registered public accounting firm, effective from November 24, 2025. Marcum Asia, our former auditor, is an independent public accounting firm registered with the PCAOB. Our former auditor is headquartered in the United States and is currently subject to the PCAOB inspections on a regular basis and was not identified in the determination report made by the PCAOB in 2021. Our current auditor, HYYH, an independent registered public accounting firm that headquartered in Maryland, is currently subject to the PCAOB inspections on a regular basis and was not identified in the determination report made by the PCAOB on December 16, 2021. HYYH audited our consolidated balance sheets as of June 30, 2024 and 2025, the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2025, and the related notes. However, our auditor’s China affiliate is located in, and organized under the laws of the PRC. We cannot assure you that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that has a branch or office located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In the event the PRC authorities would further strengthen regulations over auditing work of the PRC companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, in which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of our Class A ordinary shares on Nasdaq or that you will be allowed to trade our Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted under the HFCA Act if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCA Act, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.” beginning on page 19 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is         , 2026.

This prospectus is part of a registration statement that we have filed with the SEC. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below. You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities. This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

“3i Note”	Refers to each senior secured convertible promissory note issued pursuant to the 3i SPA.

“3i RRA”	Refers to the registration rights agreement entered into by and between 3i and us on April 10, 2026.

“3i Security Agreement”	Refers to the security agreement entered into by and between 3i and us on April 10, 2026.

“3i SPA”	Refers to the securities purchase agreement entered into by and between 3i and us on April 8, 2026.

“BVI”	British Virgin Islands.

“Cayman”	The Cayman Islands.

“China” or the “PRC”	The People’s Republic of China, including Taiwan, Hong Kong and Macau, and the term “Chinese” has a correlative meaning for the purposes of this prospectus only, unless the context otherwise indicates. The references to laws and regulations of “China” or the “PRC” are only to such laws and regulations of mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau.

“Code”	The Internal Revenue Code of 1986, as amended.

“Class A ordinary shares”	Class A ordinary shares, par value US$0.0001 per share, of Zhibao Technology Inc.

“Class B ordinary shares”	Class B ordinary shares, par value US$0.0001 per share, of Zhibao Technology Inc.

“December 2024 Letter Agreement”	Refers to the letter agreement, dated December 11, 2024, entered into by and between the Company and L1.

“Exchange Act”	Securities Exchange Act of 1934, as amended.

“February 2025 Letter Agreement”	Refers to the letter agreement, dated February 14, 2025, entered into by and between the Company and L1.

“Hong Kong”	The Hong Kong Special Administrative Region of the People’s Republic of China.

“PIPE RRA”	Refers to the registration rights agreement, dated as of August 17, 2026, entered into by and between the Company and the Selling Shareholder.

“PIPE SPA”	Refers to the securities purchase agreement entered into by and between the Selling Shareholder and us on July 31, 2026.

“Hudson”	Hudson Global Ventures, LLC.

“Hudson EPA”	Refers to the equity purchase agreement, dated as of June 22, 2025, entered into by and between the Company and Hudson.

“Hudson ELOC”	Refers to the equity line of credit facility as described in the Hudson EPA.

“Hudson Prospectus”	Refers to the prospectus which forms a part of the Hudson Registration Statement.

“Hudson RRA”	Refers to the registration rights agreement, dated as of June 22, 2025, entered into by and between the Company and Hudson.

“Hudson Registration Statement”	Refers to the registration statement No. 333-290132 initially filed with the SEC on September 9, 2025.

“L1”	L1 Capital Global Opportunities Master Fund.

“L1 Registration Rights Agreement”	Refers to the registration rights agreement, dated as of September 23, 2024, entered into by and between the Company and L1.

“L1 Notes”	L1 First Tranche Note and L1 Second Tranche Note

“L1 Pre-Funded Warrants”	The pre-funded class A ordinary share purchase warrants issued by the Company to L1 on September 23, 2024.

“L1 Second Tranche Note”	Promissory Convertible Note issued to L1 by the Company on February 14, 2025.

“L1 Warrants”	L1 First Closing of First Tranche Warrant, L1 Second Closing of First Tranche Warrant, L1 Third Closing of First Tranche Warrant, Waiver Warrant, L1 First Closing of Second Tranche Warrant and L1 Second Closing of Second Tranche Warrant.

“L1 Securities Purchase Agreement”	Refers to the securities purchase agreement, dated as of September 23, 2024, entered into by and between the Company and L1, as amended by the February 2025 Letter Agreement.

“L1 Registration Rights Agreement”	Refers to the registration rights agreement, dated as of September 23, 2024, entered into by and between the Company and L1.

“L1 Waiver Agreement”	Refers to the waiver agreement, dated as of December 16, 2024, entered into by and between the Company and L1.

“Macau”	The Macao Special Administrative Region of the People’s Republic of China.

“mainland China”	The People’s Republic of Mainland China, excluding Taiwan, Hong Kong and Macau for the purpose of this prospectus.

“Nasdaq”	Nasdaq Capital Market.

“NDRC”	National Development and Reform Commission of the People’s Republic of China.

“ODI Filings”	The formalities and filings of overseas direct investment of PRC enterprises, including but not limited to fulfilling the filing, approval or registration procedures in the development and reform authorities, the competent commercial authorities, and foreign exchange administration authorities and competent banks authorized by such authorities.

“ordinary shares”	Ordinary shares, par value US$0.0001 per share, of Zhibao Technology Inc., consisting of Class A ordinary shares and Class B ordinary shares.

“PCAOB”	Public Company Accounting Oversight Board.

“PRC Subsidiaries” or “Zhibao China Group”	All references to “PRC Subsidiaries” or “Zhibao China Group” are to Zhibao China, Shanghai Zhizhongbao, Shanghai Anyi, Sunshine Insurance Brokers, Zhibao Health, Zhibao Yingshi, and Zhonglian.

“RMB”, “Chinese Yuan” or “Renminbi”	Legal currency of mainland China.

“SEC”	The United States Securities and Exchange Commission.

“Securities Act”	The Securities Act of 1933, as amended.

“Shanghai Anyi”	Shanghai Anyi Network Technology Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of WFOE.

“Shanghai Zhizhongbao”	Shanghai Zhizhongbao Enterprise Management Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of Zhibao HK.

“Sunshine Insurance Brokers”	Sunshine Insurance Brokers (Shanghai) Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of WFOE.

“US”, “U.S.” or “USA”	The United States of America.

“US$,” “U.S. dollars,” “$,” or “dollars”	Legal currency of the United States.

“Warrant”	Each warrant gives the right to the holder to purchase one Class A ordinary share of the Company

“Warrant Share”	Each Class A ordinary share of the Company subscribed or to be subscribed by the holder of the Warrant

“WFOE” or “Zhibao China”	Zhibao Technology Co., Ltd., previously known as Shanghai Julai Investment Management Co., Ltd. and Zhibao Technology (Shanghai) Co., Ltd., successively, a limited liability company organized under the laws of China, which is wholly-owned by Zhibao HK.

“Zhibao,” “our company,” “Company,” “we,” “us,” “our,” or “ourselves”	All references to “Zhibao,” “our company,” “Company,” “we,” “us,” “our,” “ourselves” or similar terms used in this prospectus are to Zhibao Technology Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands, unless the context otherwise indicates.

“Zhibao BVI”	Zhibao Technology Holdings Limited, a limited company incorporated under the laws of British Virgin Islands and a wholly owned subsidiary of Zhibao.

“Zhibao HK”	Zhibao Technology Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Zhibao BVI.

“Zhibao Health”	Shanghai Zhibao Health Management Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of WFOE.

“Zhibao Labuan Reinsurance”	Zhibao Labuan Reinsurance Company Limited, a limited company organized under the laws of Malaysia and a wholly-owned subsidiary of Zhibao BVI.

“Zhibao Yingshi”	Shanghai Zhibao Yingshi Health Technology Co., Ltd., a limited liability company organized under the laws of China, a 51% owned subsidiary of the WFOE.

“Zhonglian Agreement”	Refers to the share purchase agreement, dated as of July 2, 2025, entered into by and between Zhibao China and the shareholders of Zhonglian Jinan Insurance Brokers Co., Ltd., under which Zhibao China agreed to acquire an aggregate of 51% of the equity interest in Zhonglian Jinan Insurance Brokers Co., Ltd.

“Zhonglian”	Zhonglian Jinan Insurance Brokers Co., Ltd. a limited liability company organized under the laws of China, and a 51% owned subsidiary of WFOE.

Our reporting currency is the US$. The functional currency of our PRC Subsidiaries is RMB. This prospectus contains conversion of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The conversion of RMB into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus are made at the rate of RMB 7.1636 to US$1.00, the rate in effect as of June 30, 2025. Notwithstanding the foregoing, we make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

Numerical figures included in this prospectus may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of a director is presented as “Botao Ma”, even though, in Chinese, Mr. Ma’s name is presented as “Ma Botao”.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year. References to a particular “year” are also to our fiscal year ended June 30 of that calendar year unless the text indicates otherwise. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Our PRC Subsidiaries have proprietary rights to trademarks used in this prospectus that are important to their business, many of which are registered under applicable intellectual property laws. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that our PRC Subsidiaries will not assert, to the fullest extent under applicable law, their rights to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

v

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and incorporated by reference herein. This summary does not contain all of the information you should consider before buying shares in this offering. You should read the entire prospectus and the documents incorporated by reference herein carefully, including, in particular, the sections entitled “Risk Factors”, “Business”, “Management” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the sections entitled “Risk Factors”, “Business”, “Operating and Financial Review and Prospects”, “Regulation”, and “Corporate History and Structure” in our 2025 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the six months ended December 31, 2025 and 2024 on the Report on Form 6-K filed with the SEC on March 31, 2026 and amended on April 2, 2026 (the “Interim Financial 6-K”) incorporated by reference in this prospectus, and our consolidated financial statements and notes to those consolidated financial statements on the 2025 Annual Report and the Interim Financial 6-K, before deciding to invest in our Class A ordinary shares. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Zhibao Technology Inc. is an exempted company incorporated under the laws of the Cayman Islands on January 11, 2023. It operates as a holding company with substantially all of its business through its PRC Subsidiaries, or Zhibao China Group, in particular Zhibao China and Sunshine Insurance Brokers.

We are a leading and high growth InsurTech company primarily engaged in providing digital insurance brokerage services through Zhibao China Group in China. To-business-to-customer (“2B2C”) digital embedded insurance is our innovative business model, which Zhibao China Group pioneered in China. Zhibao China Group launched the first digital insurance brokerage platform in China in 2020, which is powered by their proprietary Platform as a Service (“PaaS”).

2B2C digital embedded insurance refers to our one-stop customized insurance brokerage model conducted through Zhibao China Group, under which we provide proprietary and customized insurance solutions to be digitally embedded in the existing customer engagement matrix of business entities (our “business channels” or “B channels”) to reach and serve such B channels’ existing pool of end customers (“end customers” or “C”). Each B channel encompasses a specific scenario where its end customers also have potential, untapped insurance needs. For example, a Chinese travel agency (our B channel) has an average of 100,000 Chinese tourists traveling to the U.S. for tourism every year. We believe this presents an untapped scenario-specific opportunity for international travel accident insurance needs for a pool of 100,000 Chinese tourists as end customers. These end customers might otherwise have to search for and purchase insurance separately or might not purchase insurance at all. After Zhibao China Group reaching an agreement with such travel agency to become one of our B channels, they build and embed a travel insurance solution across this travel agency’s matrix of digital channels, including its website, App, Douyin (the Chinese equivalent of TikTok), WeChat Mini Program, and other social media accounts. Consequently, we, through Zhibao China Group, may pinpoint the 100,000-strong customer base and provide insurance brokerage services which are specifically and accurately tailored to the insurance needs of these end customers.

Our service portfolio through Zhibao China Group includes (1) insurance brokerage services, and (2) managing general underwriting (“MGU”) services, a specialized insurance brokerage service whereby the insurance companies authorize us to assist them in underwriting, claims and risk control services. It broadly covers insurance product design and customization, selection of insurance companies, technology system interconnection and delivery, customer AARRR (Acquisition, Activation, Retention, Referral, Revenue) operation, customer service, compliance management, data analysis, all of which are integrated in each of our insurance solutions. Each insurance solution generally applies to one specific scenario in a particular sector, with customized product design and services relevant for that scenario and sector. As of the date of this prospectus, we, through Zhibao China Group, have developed more than 40 proprietary and innovative digital insurance solutions addressing different scenarios in a wide range of industries, including but not limited to travel, sports, logistics, utilities (i.e., gas and electricity), and e-commerce. Zhibao China Group acquire and analyze customer data, utilize big data and artificial intelligence (“AI”) technology to continually iterate and enhance our digital insurance solutions. This iterative process, in addition to continually improving our digital insurance solutions, will keep us abreast of the new trends and customer preferences in the market.

Zhibao China Group secure and serve our end customers through our B channels. Our B channels cover a wide range of industries and organizations, including but not limited to internet platforms, large and medium-sized enterprises, and government agencies. While B channels have end customers with potential insurance needs relevant and specific to their primary operations, they usually do not have the experience and expertise to effectively provide insurance related services. In order to address this pain-point, we, through Zhibao China Group, provide them with our customized digital insurance solutions specifically tailored to their business. Our 2B2C model thrives because our relationship with B channels is mutually beneficial and sustainable for all participants. Our B channels view us as a valuable partner as we empower them to provide insurance as a value-added service to their end customers, a potential competitive advantage for them. By embedding our digital insurance solutions into our B channels’ online matrix to reach their customer base, we maintain a captive, stable and sustainable source of end customers at low cost. The end customers, as a result, can conveniently and efficiently access quality brokerage services and suitable insurance products tailored to their actual needs. As of the date of this prospectus, we, through Zhibao China Group, have cooperated with more than 2,400 B channels, and secured more than 24 million end customers through them. We will expand the number of B channels as a key growth strategy of our business.

Under our business model, Zhibao China Group represent end customers as their authorized insurance broker to negotiate with insurance companies and select the most suitable insurance products for our end customers. As of the date of this prospectus, we have partnered with over 100 insurance companies (including their subsidiaries and branches) through Zhibao China Group.

While embedded insurance brokerage is still at an early stage of development in China, we believe it is the future of insurance brokerage industry.

Our revenue increased by RMB 41.6 million (US$5.7 million), or 29% from approximately RMB 142.1 million for the fiscal year ended June 30, 2023 to RMB 183.7 million for the fiscal year ended June 30, 2024, and further increased by RMB 93.3 million (US$13.3 million), or 51% to RMB 276.9 million (US$38.7 million) for the fiscal year ended June 30, 2025.

For the fiscal year ended June 30, 2023, we incurred net loss of approximately RMB 43.1 million, respectively. For the fiscal year ended June 30, 2024, we achieved profitability with our net income of approximately RMB 13.3 million. For the fiscal year ended June 30, 2025, we incurred net loss of approximately RMB 62.0 million ($8.7 million). Our business is generally stable throughout the year. However, the volume of business from July to December tends to be higher than that from January to June.

Our Revenue Model

Our revenue consists of (i) brokerage Zhibao China Group receive for their general digital insurance brokerage service fees (“Insurance Brokerage Fees”), and (ii) MGU service fees (“MGU Service Fees”) Zhibao China Group receive for our MGU services.

Insurance Brokerage Fees refer to the commissions or fees Zhibao China Group receive from insurance companies for the digital insurance brokerage services they offer to our end customers (who pay insurance premium to insurance companies according to the terms of their policies), primarily at the range of 10% – 35% for property & casualty insurance products, 10% – 35% for health insurance products and 50% – 80% for life insurance products, of gross written premium per insurance policy depending on the type of the insurance, the specific insurance products, and their negotiated terms with each insurance company. Insurance Brokerage Fees accounted for approximately 94% and 99%, respectively, of our total revenues for the fiscal years ended June 30, 2024 and 2025.

MGU Service Fees refer to service fees Zhibao China Group receive from insurance companies for the MGU services they provide to such insurance companies, usually at an average of approximately 15% of gross written premium per insurance policy depending on the type of insurance, and their negotiated terms with each insurance company. MGU Service Fees accounted for approximately 6% and 1%, respectively, of our total revenues for the fiscal years ended June 30, 2024 and 2025.

Competitive Strengths

We believe that the following strengths contribute to Zhibao China Group’s growth and differentiate us from our competitors:

●	Innovative Business Model — 2B2C Embedded Insurance

We are a pioneer and market leader through Zhibao China Group in 2B2C embedded insurance business in China. Our 2B2C model is key to enable us to acquire end customers at minimal cost and therefore to achieve higher efficiency compared with our industry peers, who might gain customers by investing a large amount of capital through direct-to-consumer advertisement and other marketing channels. Each of our B channels has already developed a stable relationship with their end customers. By embedding our customized digital insurance solutions into B channels’ online matrix, we can reach end customers more precisely and efficiently. As the first-mover and a market leader in 2B2C embedded insurance brokerage service in China, we have entrenched relationships with B channels and other industry participants through Zhibao China Group. As of the date of this prospectus, we have cumulatively cooperated with over 2,400B channels and will continue to expand the number of B channels as a key growth strategy.

●	Market Leading Digital Insurance Solutions

As of the date of this prospectus, we, through Zhibao China Group, have developed over 40 proprietary and innovative digital insurance solutions which are built and operated based on their PaaS. Each of our proprietary digital insurance solutions primarily consists of insurance product(s), a solution-specific technology system, customer AARRR operations plan, and customer service plan. They are specifically tailored to the various scenarios of our B channels and their end customers’ insurance needs. Our digital insurance solutions can largely reduce point-of-sale friction and deliver the digital insurance brokerage services which are relevant and tailored to the separate needs of our B channels and end customers. Through our digital insurance solutions on Zhibao China Group’s PaaS, Zhibao China Group acquire and analyze customer data, and utilize big data and AI technology to continually iterate and enhance our digital solutions. This iterative process, in addition to continually improving our digital solutions, will keep us abreast of the new trends and customer preferences in the market.

●	Advanced Technology Platform

Zhibao China Group launched the first digital insurance brokerage platform in China in 2020. This platform includes (i) 2B2C insurance PaaS, (ii) digital insurance solutions, and (iii) delivery system. Through their platform, they can provide Software as a Service (“SaaS”) to our various B channels and insurance brokerage services to our end customers effectively and efficiently.

(i)	Zhibao China Group’s PaaS is a cloud-based development platform which offers a collection of 2B2C insurance tools for building the systems required for various insurance solutions efficiently. Their PaaS was developed out of their professional knowledge and experience gained from real-world deployment of systems in the past eight years. The tools of their PaaS are analogous to providing “pre-washed” and “pre-cut” raw materials, allowing them to quickly and reliably output “cooked dishes”. Without such a PaaS, building the necessary solution-specific systems would be a complicated and slow process with no guarantee of a positive user experience. Their PaaS is not only for our internal solution-specific systems but can be extended to our independent sales partners. It allows such partners to share our tools and workflows, and incubate new solutions without having to start from scratch each time. Furthermore, the unified design foundation of their PaaS allows them to develop brand new solutions as well as to piggyback additional solutions on top of those already deployed with reusable system components, data consistency and customer convenience.

(ii)	Our various insurance solutions are built and run based on the PaaS. These solutions are delivered to B channels by embedding within the B channels’ platforms, including but not limited to WeChat Official Accounts, websites, and insurance modules within Apps. Our end customers may purchase insurance products and have access to insurance services through our embedded insurance solutions on our B channels’ website, App, H5 page, or QR codes.

(iii)	The delivery system, developed according to the best practices of digital insurance brokerage services, breaks down our various solutions into workflows, work nodes, automatic resource assignments, and deliverable standards. On the delivery system, business opportunities are segregated into different industries which are automatically mapped to our various solutions. It also allows Zhibao China Group to collect and consider the specific needs from each B channel. The delivery system then runs the pre-set workflow, standardizing the processes and providing higher-quality and higher-efficiency deliverables. According to the specific needs of our B channels, the delivery system is capable of making changes to the standard workflow to meet these customizations. Our delivery system helps us greatly improve our delivery efficiency, quality and channel satisfaction.

●	Experienced Management Team with Extensive Expertise in Insurance Industry and Digital Technology

We have an experienced and devoted management team that has helmed the acceleration of our growth and steered our strategic direction. Our management team is passionate about innovation in providing digital insurance solutions to end customers. Our founder and the director, Mr. Botao Ma has accumulated more than 30 years of management experience in the insurance industry. Our Chief Executive Officer and Chair of the board of directors, Ms. Jinmei Guo Hellstroem, has over 20 years’ experience in global leadership in strategy, operations, finance, and international trade. Our Chief Financial Officer, Ms. Jinyang Gu, has more than 15 years of experience in auditing, treasury, risk and capital management leadership. Our Chief Marketing Officer, Mr. Xiao Luo has more than 15 years of experience in insurance brokerage business. Our Chief Operating Officer, Mr. Xiaowei Le has more than 20 years of experience in sales management, general management, and leadership roles across multiple insurance companies. Our Chief Actuary, Mr. Guangtong Ren has more than 25 years of experience in corporate finance, strategic planning, and risk management of insurance, investment management and start-ups. Our Chief Technical Officer, Mr. Yugang Wang, has more than 20 years of digital technology and management experience in the insurance industry. Our management team has extensive experience in China’s insurance market; in particular, our team’s expertise in the insurance brokerage industry will help steer the Company to continuously maintain and extend our leading position in the digitalization of the insurance brokerage industry in China. Their influences across the market have already, and will continue to, attract more B channels and deepen relationships with existing B channels and insurance companies, all of which will sustain and accelerate the rapid-paced growth of the Company.

Growth Strategies

We intend to grow our business by pursuing the following key strategies through Zhibao China Group:

●	Accelerate the Expansion of B Channels

We plan to scale up our business by rapidly expanding the number of B channels. We intend to penetrate new markets, increase market share in existing markets and access a broader range of B channels in China. With the continuing development of our 2B2C business, we, through Zhibao China Group, have developed insurance companies as a special type of B channel, providing digital brokerage services and supports for their existing individual policyholders. We plan to cooperate with more insurance companies as a key focus for expansion.

●	Expand Our Sales Force

We plan to increase the number of sales teams both in the head office and branch offices. We also plan to develop more independent sales partners who are not directly employed by us or Zhibao China Group but provide leads for new B channels, for example smaller-scale niche players in the 2B2C business sector. We have an established workflow to efficiently establish relations with sales partners powered by Zhibao China Group’s delivery system, which provides contracting, training, online customer AARRR operations, and an online portal for requesting sales support. The growth of our nationwide network of sales partners is integral to our rapid expansion and growth of the market.

●	Drive Additional Conversions for Existing End Customers — Our 2C Business

Through our B channels, we are accumulating an ever-larger pool of potential end customers. Although the initial customer interaction is related to the specific scenario and sector of the B channel, end customer may have additional needs that have not yet been addressed. For example, a medical insurance end customer might have additional demand for travel, household, or life insurance. We intend to strengthen our to-customer, or 2C business through Zhibao China Group by targeting our existing customer base to meet the additional needs of each end customer. Our 2C business is an increasingly important part of our business growth in the coming years.

●	Upgrade and Enrich Our Digital Insurance Solutions

Currently we have over 40 proprietary digital insurance solutions on Zhibao China Group’s platform, which covers various scenarios in a variety of industries. We will keep refining and upgrading our insurance solutions to keep abreast of new trends and customer preferences. In addition to optimizing our existing insurance solutions, we are developing new insurance solutions to meet emerging demands. We intend to develop solutions across every sector of the economy, thus ultimately covering every aspect of the end customers’ daily life to deliver all-around insurance coverage.

●	Upgrade and Enhance Our PaaS

Zhibao China Group are the first to establish a PaaS in the digital insurance brokerage market in China. We intend to invest in the research and development (“R&D”) of new technologies to upgrade and enhance the PaaS to maintain our leadership position in China. In particular, we plan to enrich the technology infrastructure tools and functionalities of the business components of the PaaS, and introduce new AI and business intelligence (BI) functionalities, continually strengthening our data security and governance.

●	Expand the Scale of the MGU business.

Zhibao China Group pioneered the MGU business model in China. Under this model, in addition to providing general digital insurance brokerage services to our end customers, Zhibao China Group also assist insurance companies in product design, underwriting, reinsurance, claims and risk control services. We intend to increase the number of MGU partners (insurance companies) from 10 to 15 and the proportion of MGU online business to 50% of total MGU business by June 2026, and expand the insurance products from the current high-end medical insurance and long-term disability lines to mid-end medical and personal accident lines in the future.

●	Support our brokerage and MGU services through our subsidiary reinsurance company in Labuan, Malaysia.

In July 2024, we incorporated Zhibao Labuan Reinsurance, our wholly-owned subsidiary reinsurance company in Labuan, Malaysia. In October 2024, we received a license approval, and in April 2025, we received the final approval. Through this subsidiary, we intend to support our brokerage and MGU services.

●	Seek new strategic partnerships and cooperation

There is a fragmented constellation of smaller-scale firms engaged in online insurance agency or brokerage business in China. They are commonly lacking in industry recognition, technological capacity, team expertise, capital, and market resources, therefore they face significant headwinds in scaling up their business and attaining profitability. However, some of them have built strong ties with B channels in niche industries, providing us with potential targets for strategic partnerships and cooperation. We plan to approach these potential opportunities for cooperation and/or potential M&A targets in the future, especially those who can bring new B channel resources.

●	Expand the business globally.

Zhibao China Group pioneered the 2B2C digital embedded insurance model in China. Utilizing this foundation, we plan to expand our business footprint outside of China. We intend to cooperate with partners in other countries who have similar business models and/or connections with B channels in local market. By joining their local connections and foundations with our digital insurance brokerage platform, PaaS and digital insurance solutions, we aim to expand our business to different countries and regions. As of the date of this prospectus, we have signed a Memorandum of Understanding (MOU) with a brokerage partner in Singapore, and we are taking steps to assess opportunities of offering our products in the U.S. and European markets.

Our Corporate History and Structure

Zhibao Technology Inc. is a Cayman Islands exempted company incorporated on January 11, 2023. Structured as a holding company with no material operations, Zhibao conducts its operations in China through its PRC Subsidiaries, primarily Zhibao China and Sunshine Insurance Brokers.

Zhibao China, previously known as Shanghai Julai Investment Management Co., Ltd. and Zhibao Technology (Shanghai) Co., Ltd., successively, started its business in the insurance brokerage industry since 2016 in China. With the growth of our business and in order to facilitate international capital investment in us, we started a reorganization as described below involving new offshore and onshore entities in December 2022 and completed it in March 2023.

Zhibao BVI, incorporated on January 12, 2023 under the laws of British Virgin Islands, is our wholly-owned subsidiary in BVI and a holding company with no business operations, which, in turn, wholly owns all of the equity interest of Zhibao HK, a limited company incorporated on January 19, 2023 under the laws of Hong Kong.

Zhibao HK, as a wholly-owned subsidiary of Zhibao BVI, is a holding company with no business operations, which, in turn, wholly owns all of the equity interest of Zhibao China or WFOE, a wholly foreign-owned enterprise formed on November 24, 2015 in Shanghai under the laws of China, currently with a registered capital of RMB 100,000,000. Zhibao China wholly owns Shanghai Anyi, Sunshine Insurance Brokers and Zhibao Health, primarily providing MGU services.

Shanghai Anyi was incorporated in Shanghai under the laws of China on September 18, 2015, currently with a registered capital of RMB10 million. Shanghai Anyi was originally 100% controlled by Shanghai Xinhui, a related party controlled by our founder and director, Mr. Botao Ma. All of the equity interest of Shanghai Anyi was later transferred to Zhibao China on July 12, 2016, with a consideration of RMB 10 million. After such transfer, Shanghai Anyi became a wholly-owned subsidiary of Zhibao China, primarily providing R&D services to Sunshine Insurance Brokers and Zhibao China.

Sunshine Insurance Brokers was incorporated under the laws of China on November 17, 2011, currently with a registered capital of RMB 50 million. Sunshine Insurance Brokers was originally 100% controlled by an unrelated third party, all of the equity interest of which was thereafter transferred to Zhibao China on January 4, 2016, with a consideration of RMB 10 million. After such transfer, Sunshine Insurance Brokers became a wholly-owned subsidiary of Zhibao China, primarily providing insurance brokerage services.

Zhibao Health, previously known as Shanghai Zhongzhi Chengcheng Healthy Service Co., Ltd., was incorporated in Shanghai under the laws of China on November 16, 2022, currently with a registered capital of RMB 1 million. Zhibao Health is a wholly-owned subsidiary of Zhibao China, primarily engaged in the health management services.

Zhibao Labuan Reinsurance was incorporated in Labuan, Malaysia, on July 29, 2024, and received a license approval on October 24, 2024. Zhibao Labuan Reinsurance is a wholly-owned subsidiary of Zhibao BVI, primarily engaging in brokerage and MGU services. As of the date of this prospectus, it has not commenced operation yet.

Shanghai Zhizhongbao was incorporated in Shanghai under the laws of China on March 6, 2025, as an investment holding company, currently with a registered capital of RMB 10 million. Shanghai Zhizhongbao is a wholly-owned subsidiary of Zhibao HK.

Zhibao Yingshi was incorporated under the laws of China on September 24, 2025, as a professional healthcare services company with its principal business in Shanghai, China. Pursuant to a joint venture agreement, dated September 1, 2025, by and among Zhibao China, Shanghai Xingtao Network Technology Co., Ltd. (“Xingtao”) and the shareholder of Xingtao, Zhibao China agreed to acquire 51% of the equity interest in Zhibao Yingshi. As a result, Zhibao Yingshi is a 51% owned subsidiary of Zhibao China.

 Zhonglian was incorporated under the laws of China on June 8, 2005, currently with a registered capital of RMB 50 million. Zhonglian was previously 100% controlled by unrelated third parties. On September 30, 2025, pursuant to the Zhonglian Agreement (as defined below), Zhonglian’s shareholders transferred 51% of the equity interest of Zhonglian to Zhibao China for a consideration of RMB 25.5 million, subject to the terms and conditions of the Zhonglian Agreement. Following such transfer, Zhonglian became a 51% owned subsidiary of Zhibao China.

The chart below shows our corporate structure as of the date of this prospectus:

Recent Regulatory Developments in China

In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and the Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC which became effective in 2008, amended in 2022 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce of the People’s Republic of China (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, revised in 2018 and 2024, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the Measures for the Safety Examination of Foreign Investment. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Opinions”). These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law of the PRC (the “Cybersecurity Law”) and the Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 22 and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” on page 26.

On December 28, 2021, the Cybersecurity Review Measures (2021 version), which were promulgated and became effective on February 15, 2022, provide that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further list the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC requires that under the new rules, online platform operators possessing personal information of more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we applied for and completed a cybersecurity review with respect to the IPO and we are not required to do the cybersecurity review for this offering pursuant to the Cybersecurity Review Measures (2021 version). See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 22 and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” on page 26.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, pursuant to the New Overseas Listing Rules, following an initial public offering, an issuer conducting an offering of its securities (including ordinary shares, convertible notes or preferred shares) is required to submit a filing to the CSRC within three business days after the closing of such offering. Specifically, our PRC legal counsel, Jinghe Law Firm, advises us that we must submit a filing for this offering to the CSRC within three business days after the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus forms a part. In addition, the Trial Measures provide that where a change of control occurs following an issuer’s overseas offering and listing, the issuer shall report to the CSRC within three business days from the date of the relevant change and public announcement. Accordingly, we plan to submit the CSRC filing and the report (if this offering results in a change of control of the issuer) in connection with this offering within such time period. If the CSRC terminates our filing or determines that the issuance of our securities is not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with or report to (if this offering results in a change of control of the issuer) the CSRC in connection with this offering within the period regulated by the CSRC, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. In addition, any delay in completing such filing or report procedures might affect the other filing procedures with respect to other applicable circumstances, under the New Overseas Listing Rules in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 35 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

As of the date of this prospectus, except for the filing and reporting with the CSRC, and the licenses and permissions held by Zhibao’s PRC Subsidiaries under “Regulatory Permissions”, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC regulatory authorities required for our operations and overseas listings, including this offering. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that the approval or permissions of any PRC regulatory authority is required for our operations through our PRC Subsidiaries and this offering and we or our PRC Subsidiaries do not receive or maintain the approvals or permissions, or we or our PRC Subsidiaries inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we or our PRC Subsidiaries are required to obtain approvals or permissions in the future, we and our PRC Subsidiaries may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC Subsidiaries’ relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from any future financings into mainland China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Based on our understanding of the rules, we are required to submit the filing report to the CSRC within three business days upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus forms a part. In addition, the Trial Measures provide that where a change of control occurs following an issuer’s overseas offering and listing, the issuer shall report to the CSRC within three business days from the date of the relevant change and public announcement. It is uncertain whether such filing or report can be completed or how long it will take to complete such filing and report. Any delay in completing such filing or report procedures might affect the other filing procedures with respect to other applicable circumstances, under the New Overseas Listing Rules in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 22, “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” on page 25, and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” on page 26.

Dividend and Other Distributions or Assets Transfer among Zhibao and Its Subsidiaries

Zhibao is an exempted company incorporated under the laws of the Cayman Islands structured as a holding company with no material operations of its own and does not generate any revenue. It currently conducts substantially all of its operations through its PRC Subsidiaries. We are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements and our distribution of earnings or settlement of amounts owed will be done through our PRC Subsidiaries. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

We have adopted our cash management policy which dictates the purpose, amount and procedure of cash transfers among Zhibao and our subsidiaries. Historically, one PRC operating entity provides financial support for other entities’ operations by inter-company loans and they have not experienced difficulties or limitations on their ability to transfer cash between themselves. Prior to our reorganization for purpose of the IPO, cash transfers among our PRC operating entities and their subsidiaries were generally approved by the management of the company providing the funds. After our reorganization, cash transfers among Zhibao and our subsidiaries of less than RMB1 million (US$0.14 million) must be reported to, reviewed and approved by the chief financial officer of the company initiating such cash transfers; cash transfers equal to or in excess of RMB1 million (US$0.14 million) must be approved by the Chief Executive Officer and the Chief Financial Officer of Zhibao.

Among Zhibao and its subsidiaries, cash is transferred from Zhibao and Zhibao HK as needed in the form of capital contributions or working capital loans, as the case may be, to the PRC Subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. We believe that there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. We do not expect that there are any material limitations in the future on Zhibao’s ability to transfer cash originating from our PRC Subsidiaries, through our corporate structure, to investors. However, the PRC government currently imposes foreign exchange controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. There can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer funds or distribute dividends within our PRC Subsidiaries or to investors. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to Zhibao or our investors, and no transfers, loans, or capital contributions have been made from Zhibao to any of our subsidiaries or our investors. See “Prospectus Summary — Our Corporate History and Structure” on page 6, “Prospectus Summary — Summary of Significant Risks Affecting Our Company” on pages 14, “Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Zhibao and Its Subsidiaries” on pages 10 and consolidated financial statements in our 2025 Annual Report and Interim Financial 6-K. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” on page 38. In the future, cash proceeds raised from overseas financing activities may be transferred by us based on current statutory limits to our PRC Subsidiaries via loans or capital contribution, as the case may be.

We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to us or our investors, and we have not made any dividends or distributions to our subsidiaries or investors.

Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on its shares out of either profit or its share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC Subsidiaries.

Current PRC regulations permit our indirect PRC Subsidiaries to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Therefore, under our current corporate structure, we rely on dividend payments or other distributions from our PRC Subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. If our PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

Our PRC Subsidiaries are permitted to pay dividends only out of their retained earnings. However, our PRC Subsidiaries are required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC Subsidiaries’ net assets is prohibited from being distributed to their shareholders as dividends. In addition, our PRC Subsidiaries are also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Item 4. Information on the Company — B. Business Overview — Regulations in PRC — Regulations on Dividend Distributions” in our 2025 Annual Report. However, our PRC Subsidiaries have not made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. See also “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business.”

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. See “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange may limit our ability to utilize our revenues or make foreign currency payments effectively.”

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC Subsidiaries to its immediate holding company, Zhibao HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Zhibao HK intends to apply for the tax resident certificate when our WFOE plans to declare and pay dividends to Zhibao HK. See “Risk Factors — Risks Related to Doing Business in China — Dividends payable to our foreign investors and gains on the sale of our ordinary shares by our foreign investors may be subject to PRC tax.”

Recent Developments

L1 Private Placement

On September 23, 2024, the Company entered into a Securities Purchase Agreement (the “L1 Securities Purchase Agreement”) with L1 Capital Global Opportunities Master Fund (“L1”). The first closing, second closing and third closing of the first tranche pursuant to the L1 Securities Purchase Agreement and first closing of the second tranche pursuant to the L1 Securities Purchase Agreement were closed between September 2024 and June 2025.

Second Closing of Second Tranche

On July 21, 2025, the Company’s registration statement on Form F-1 (File No. 333-286140) was declared effective by the SEC. Accordingly, on July 22, 2025, pursuant to the terms of the L1 Securities Purchase Agreement, the Company received additional $270,000 (net of original issue discount of 10%) in a second closing of the second tranche, excluding expenses and commissions (the “Second Closing of Second Tranche”). In connection with the consummation of the L1 Second Closing of Second Tranche, the Company paid $18,900 (representing 7% of gross proceeds) to D. Boral, the sole placement agent in the transaction, and $2,700 expenses pursuant to an engagement letter. In the Second Closing of Second Tranche, the Company issued to L1 a warrant to purchase up to 123,002 Class A ordinary shares at an initial exercise price of $1.18172 per share, subject to certain adjustments (the “Second Closing of Second Tranche Warrant”)

GEM Share Subscription Facility and Termination

On December 16, 2024, the Company entered into certain share purchase agreement (the “GEM Share Purchase Agreement”) and certain registration rights agreement (the “GEM Registration Rights Agreement”, together with the GEM Share Purchase Agreement, the “GEM Agreements”) with GEM Global Yield LLC SCS (“GEM”) and GEM Yield Bahamas Limited (“GYBL”), in connection with setting up certain share subscription facility. Pursuant to the GEM Share Purchase Agreement, GEM agreed to purchase up to $50,000,000 of the Class A ordinary shares during a three-year period. On December 16, 2024, the Company issued to GYBL a warrant to purchase 467,800 ordinary shares at an exercise price of $3.95 per share (the “GYBL Warrant”, collectively with the GEM Agreements, the “GEM Transaction Documents”). On March 11, 2025, the Company terminated the GEM Transaction Documents, including the GYBL Warrant. No Class A ordinary shares were issued under the GEM Transaction Documents.

Hudson ELOC

Hudson Equity Purchase Agreement

On June 22, 2025, the Company entered into the Hudson EPA with Hudson in connection with setting up the Hudson ELOC. Pursuant to the Hudson EPA, Hudson has agreed to purchase up to $15,000,000 of the Company’s Class A ordinary shares over a two-year period commencing on June 22, 2025, subject to earlier terminations. Under the Hudson EPA, the Company may, by delivering a Put Notice setting forth the Put Shares, directing Hudson to purchase the Class A ordinary shares in an amount (i) not lower than $25,000 (calculated using the Initial Purchase Price) and (ii) up to the lesser of (a) $2,000,000.00, or (b) 200% of the average daily trading value (calculated as the average trading volume of the Class A ordinary shares on Nasdaq during the three (3) trading days immediately preceding the respective Put Date multiplied by the lowest closing price of the Class A ordinary shares during the three (3) trading days immediately preceding the respective Put Date. Hudson is not obligated to purchase any Class A ordinary shares which would result in Hudson beneficially owning, directly or indirectly, at the time of the proposed issuance, more than 4.99% of the Class A ordinary shares issued and outstanding. Hudson will pay a purchase price per share equal to the lesser of (i) the Initial Purchase Price or (ii) the Market Price.

Additionally, the Company is obligated to issue to Hudson an aggregate amount of Class A ordinary shares equal to (i) 140,000 Class A ordinary shares, plus (ii) any Make-Whole Commitment Shares calculated by dividing 140,000 by the closing price of Class A ordinary shares on the date that is the earlier of (i) December 21, 2025 (being the six (6) calendar months after the date of Hudson EPA) or (ii) the first date that the initial resale registration statement registering the Initial Committee Shares, Make-Up Commitment Shares and shares underlying the Aggregate Limit is declared effective by the SEC, if the closing price of Class A ordinary shares on the Measurement Date is less than the closing price of the Class A ordinary shares on the date of the Hudson EPA. The 140,000 Class A ordinary shares have been issued to Hudson as of the date of this prospectus.

The Hudson EPA contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

Hudson Registration Rights Agreement

On June 22, 2025, the Company also entered into the Hudson RRA. Pursuant to the Hudson RRA, the Company is required to, as soon as practicable but no later than One Hundred and Eighty (180) calendar days following June 22, 2025, file with the SEC a resale registration statement registering the resale of the Class A ordinary shares that Hudson is entitled to receive pursuant to the Hudson EPA, including any Class A ordinary shares issued or issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, and to use its commercially reasonable efforts to have such registration statement declared effective within two hundred ten (210) calendar days from June 22, 2025 and as soon as practicable after the filing thereof.

In addition, on April 22, 2025, the Company entered into that certain financing consulting agreement (the “Consulting Agreement”) with a consultant, pursuant to which the Company shall issue 153,846 Class A ordinary shares to the consultant when the Company entered into any financing project brought to the Company by the consultant, including the Hudson ELOC. In addition, the consultant is entitled to 10% of the cash the Company receives in each and all closings of such financings, including the Hudson ELOC.

Zhonglian Acquisition

On July 2, 2025, Zhibao China, entered into a share purchase agreement (the “Zhonglian Agreement”) with Xuegeng Zhao and Qin’er Ye, the shareholders of Zhonglian (the “Zhonglian Sellers”) and Zhonglian, pursuant to which, subject to the terms and conditions set forth in the Zhonglian Agreement, Zhibao China agreed to acquire an aggregate of 51% of the equity interest in Zhonglian, including 23% of the equity interest from Xuegeng Zhao and 28% of the equity interest from Qin’er Ye, for a total purchase price of RMB25.5 million (approximately $3.5 million), subject to adjustment as provided in the Zhonglian Agreement (the “Zhonglian Acquisition”). The Zhonglian Acquisition was completed on September 30, 2025.

The purchase price is based on an evaluation of RMB 50 million for the 100% of the equity interest in Zhonglian mutually agreed by Zhibao China and Sellers and shall be paid in four installments. The first three installments, each in the amount of RMB7.65 million (approximately $1.05 million), shall be payable on July 31, 2025, July 31, 2025 and January 31, 2026, respectively. As of the date of this prospectus, the first installment under this agreement has been made. The fourth installment, in the amount of RMB 2.55 million (approximately $0.35 million), is subject to adjustment in the event that the revenue generated by Zhonglian is less than RMB 140 million (approximately $19.18 million) within one year following the full payment of the first instalment of the purchase price (the “Delivery Date”). The adjustment shall be calculated based on the following formula: RMB 25.5 million times the product of RMB 140 million minus 100% of Zhonglian’s revenue within one year following the Delivery Date, divided by RMB 140 million, and shall be capped at a maximum adjustment amount of RMB 1 million (approximately $0.14 million). The fourth installment is payable within 30 days following the first anniversary of the Delivery Date. Failure to pay the purchase price on time as stipulated in the Zhonglian Agreement will subject Zhibao China to liquidated damages at a rate of 0.05% of the unpaid amount for each overdue day. If payment is not made within 90 days of the due date, the Sellers may elect to demand continued performance, accelerated lump-sum payment, or retain amounts paid and convert such amounts, net of liquidated damages, into equity in Zhonglian based on a RMB 50 million valuation, plus additional compensation if the liquidated damages that are insufficient to cover losses.

Under the Zhonglian Agreement, Zhibao China also has a right of first refusal to acquire an additional 34% equity interests in Zhonglian by the end of 2027 (the “Subsequent Acquisition”), provided that the Sellers and Zhonglian have fulfilled their respective obligations under the Zhonglian Agreement, and Zhibao China has not deliberately obstructed, whether through affirmative acts or passive omissions, the normal operation and management of Zhonglian. Notwithstanding the foregoing, if Zhibao China fails to complete the Subsequent Acquisition despite Zhonglian having fulfilled its obligations under the Zhonglian Agreement, Zhibao China shall be deemed to be in breach of the Zhonglian Agreement and shall be required to pay liquidated damages to the Sellers.

Joint Venture – Zhibao Yingshi

Zhibao Yingshi was incorporated under the laws of China on September 24, 2025, as a healthcare services company with its principal business in Shanghai, China. Pursuant to a joint venture agreement, dated September 1, 2025, among Zhibao China, Xingtao, and the shareholder of Xingtao, Zhibao China agreed to acquire 51% of the equity interest in Zhibao Yingshi. As a result, Zhibao Yingshi is a 51% owned subsidiary of Zhibao China.

Changes to Independent Registered Public Accounting Firm

Effective November 24, 2025, the Company dismissed Marcum Asia as the Company’s independent registered public accounting firm. Effective November 24, 2025, the Company retained HYYH as its new independent registered public accounting firm. Also, HYYH re-audited the Company’s consolidated balance sheets as of June 30, 2024 and 2025, the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2025, and the related notes, which financial statements were filed with the Company’s Annual Report on Form 20-F filed with the SEC on January 9, 2026, as amended by the Amendment No. 1 to the annual report filed on January 12, 2026.

Zhibao Technology Inc. 2026 Equity Incentive Plan

The board of directors (the “Board”) of Zhibao Technology Inc., a Cayman Islands exempted company (“Zhibao”) adopted on February 16, 2026 the Zhibao Technology Inc. 2026 Equity Incentive Plan (the “Plan”), effective as of February 16, 2026. Unless the Board terminates the Plan earlier, it has a term of 10 years.

The Plan provides for the grant of awards representing the right to acquire, or based on the value of, Zhibao’s Class A ordinary shares (“Zhibao Shares”), and includes option award, share appreciation right award, restricted share award, restricted share unit award, performance award, dividend equivalent award and other share or cash based award (each, and “Award”, collectively, the “Awards”) to eligible participants of Zhibao or any related entity, as defined in the Plan.

A total of 4,842,853 Zhibao Shares have been authorized to be issued pursuant to Awards granted under the Plan.

Certain Private Placement Financing Agreements

On April 8, 2026, the Company entered into a securities purchase agreement (the “Note SPA”) with a certain third-party investor (the “Note Buyer”), pursuant to which the Company agreed to issue and sell to the Note Buyer one or more new series of senior secured convertible notes of the Company, in the aggregate original principal amount of up to $6,666,667 (the “Notes”) ($6,000,000, with an original issue discount of 10%).

On April 10, 2026 (the “Closing Date”), the Company issued and sold an initial Note in the original principal amount of $3,333,333 (purchased for $3,000,000 with an original issue discount of 10%) (the “Initial Note”) under the Note SPA to the Note Buyer. In accordance with the Note SPA, subject to the satisfaction of certain conditions provided in the Note SPA, the Company shall have the right to require the Note Buyer to purchase, and the Note Buyer shall have the right to require the Company to sell and issue, up to two additional notes (the “Additional Notes” and together with the Initial Note, the “Notes”) in an original principal amount of $555,556 (to be purchased for $500,000 with an original issue discount of 10%, the “Second Note”) and $2,777,778 (to be purchased for $2,500,000 with an original issue discount of 10%, the “Third Note”), respectively. The Second Note will only be issuable when the Initial Registration Statement (as defined below) has been declared effective by the Securities and Exchange Commission, and the Third Note will only be issuable when certain conditions have been satisfied or waived in accordance with the Note SPA, including, among others, the Equity Conditions (as defined in the Notes), and the Additional Funding Conditions (as defined in the Note SP

Changes of Directors and Principal Officers

On August 17, 2026, (i) Ms. Yiyun Dai, Mr. Jun Ma and Ms. Han Tang resigned as members of the Board, (ii) Mr. Botao Ma resigned as the Chief Executive Officer, while continuing to serve as a member of the Board but stepping down as its Chair, and (iii) Mr. Guangtong Ren resigned as Chief Financial Officer and a member of the Board.

On the same day, the Board appointed (i) Ms. Jinmei Guo Hellstroem as the Chief Executive Officer and chair of the Board, and (ii) Ms. Jinyang Gu as the Chief Financial Officer.

On the same day, the Board also appointed (i) Mr. Truong Van Tien Anh as (A) an independent director of the Board (the “Independent Director”), (B) chair of the Audit Committee, and (C) a member of each of the Nominating and Corporate Governance Committee, and the Compensation Committee; (ii) Ms. Zongmei Huang as (A) an Independent Director, (B) chair of the Nominating and Corporate Governance Committee and the Compensation Committee, and (C) a member of the Audit Committee; and (iii) Mr. Dixon Perez Dai as (A) an Independent Director, and (B) a member of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

On July 1, 2026, Yuanwen Xia resigned from his positions as a director and Chief Financial Officer of the Company. Also, Armando Luis Baez, Stephen Bernardez, and Jeffery Rong Cai each resigned from their positions as independent directors of the Company. Effective on the same date, the Board appointed Guangtong Ren, as a director and Chief Financial Officer of the Company and appointed Jun Ma, YiYun Dai, and Han Tang as independent directors of the Company. In addition, the Board also appointed (i) Jun Ma as the chair person and a member of the Nominating and Corporate Governance Committee, and a member of each of the Compensation Committee and Audit Committee, (ii) YiYun Dai as the chair person and a member of the Audit Committee, and a member of each of the Compensation Committee and Nominating and Corporate Governance Committee, and (iii) Han Tang as the chair person and a member of the Compensation Committee, and a member of each of the Audit Committee and Nominating and Corporate Governance Committee.

Summary of Significant Risks Affecting Our Company

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” beginning on page 19 and this prospectus in full. Our significant risks may be summarized as follows:

Risks Related to Doing Business in China

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	Our Class A ordinary shares may be delisted under the HFCA Act if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. As a result, trading in our securities may be prohibited under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years, and that as a result an exchange may determine to delist our securities. The HFCA Act, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering. See “Risk Factors” beginning on page 19.

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors” beginning on page 21.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. See “Risk Factors” beginning on page 22.

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless. See “Risk Factors” beginning on page 25.

●	Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of end customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering. See “Risk Factors” beginning on page 26.

●	PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of any future offerings to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors” beginning on page 30.

●	On February 17, 2023, the CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. The New Overseas Listing Rules requires any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering and where a change of control occurs following an issuer’s overseas offering and listing, the issuer shall report to the CSRC within three business days from the date of the relevant change and public announcement. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless. See “Risk Factors” beginning on page 35.

●	Within our direct holding structure, substantial uncertainties exist with respect to the requirement of National Financial Regulatory Administration and how it may impact the viability of our current corporate structure, corporate governance and business operations. See “Risk Factors” beginning on page 40.

●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties. See “Risk Factors” beginning on page 41.

Risks Related to Our Business and Industry

In the following discussion of risks related to our business and industry, unless otherwise provided, “we,” “us,” “our,” or “ourselves” refer to Zhibao’s PRC Subsidiaries or Zhibao China Group.

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We may not be able to realize the full value of the 2,380 Bitcoins we received, and price declines, conversion difficulties, or regulatory changes could materially harm our business, financial condition, and operating results. See “Risk Factors” beginning on page 42.

●

Our acceptance and holding of Bitcoin as consideration for the PIPE units expose us to significant price volatility, valuation and accounting risks, liquidity constraints, and complex regulatory and compliance uncertainties that could materially and adversely affect our financial condition, results of operations, and the market price of our Class A Ordinary Shares. See “Risk Factors” beginning on page 42.

●	We are dependent on key insurance companies on the supply of insurance products to our end customers, the loss of which could adversely affect our business, financial condition and results of operations. See “Risk Factors” beginning on page 43.

●	We are dependent on our B channels to reach end customers. Failure to acquire new B channels or retain existing B channels in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected. See “Risk Factors” beginning on page 44.

●	Our PRC subsidiary, namely Zhibao China, significantly relies on a third party (“MGU Partner”), its subsidiaries, affiliates, successors and assigns to conduct MGU services. Failure to comply with the relevant laws and regulations with regard to the MGU services will adversely and materially affect our business, financial conditions and results of operations. See “Risk Factors” beginning on page 44.

●	The innovative insurance technology and infrastructure we use to optimize our insurance solutions require continuous developments and upgrades. We cannot assure you that these technologies will fully support our business. See “Risk Factors” beginning on page 45.

●	We are exposed to risks arising from the significant leadership changes announced on August 17, 2026, including potential operational disruption, employee and partner uncertainty, and the possible departure of key personnel, any of which could materially and adversely affect our business, financial condition, and results of operations. See “Risk Factors” beginning on page 45.

●	The regulation on the requirement of a company to make a filing on internet information service in China is subject to interpretation, and our operation of digital insurance broker services could be harmed if we are deemed to have violated applicable laws and regulations. See “Risk Factors” beginning on page 45.

●	If we are unable to attract, incentivize and retain talented professionals, our business, financial condition and results of operations may be affected. See “Risk Factors” beginning on page 45.

●	We are subject to governmental regulations and other legal obligations related to privacy, information security, and data protection, and any security breaches, and our actual or perceived failure to comply with our legal obligations could harm our brand and business. See “Risk Factors” beginning on page 46.

●	Zhibao has identified two material weaknesses in its internal controls over financial reporting. If Zhibao does not adequately remediate the material weaknesses, or if it experiences additional material weaknesses in the future or otherwise fails to maintain effective internal controls, it may not be able to accurately or timely report its financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in Zhibao and the market price of its shares. See “Risk Factors” beginning on page 52.

●	There is substantial doubt about our ability to continue as a going concern. See “Risk Factors” beginning on page 53.

Risks Related to Offering and Ownership of Class A Ordinary Shares

Risks and uncertainties related to this offering and ownership of Class A ordinary shares include, but are not limited to, the following:

●	An active, liquid trading market for our Class A ordinary shares may not develop or be sustained over the long term, which may limit your ability to sell such securities. See “Risk Factors” beginning on page 54.

●	The resale of a substantial number of Resale Shares, could significantly depress our share price, increase volatility, and adversely affect our business, financial condition, and operating results. See “Risk Factors” beginning on page 55.

●	Nasdaq may apply additional and more stringent criteria for our continued listing because we commutated a small public offering and insiders currently hold a large portion of our listed securities. See “Risk Factors” beginning on page 55.

●	If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired. See “Risk Factors” beginning on page 56.

●	The Company may not have sufficient authorized share capital to issue the Warrant Shares or Second Release units, which could materially and adversely affect the Company’s business, financial condition, and operating results and the value of our securities. See “Risk Factors” beginning on page 56.

●	The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors. See “Risk Factors” beginning on page 56.

●	Certain initial public offerings of companies with public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares. See “Risk Factors” beginning on page 57.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares for return on your investment. See “Risk Factors” beginning on page 58.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences. See “Risk Factors” beginning on page 58.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See “Risk Factors” beginning on page 61.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions. See “Risk Factors” beginning on page 62.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A ordinary shares in the IPO. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Corporate Information

Our principal executive offices are located at Floor 3, Building 6, Wuxing Road, Lane 727, Pudong New Area, Shanghai, China, 201204, and our telephone number is +86 21-5089-6502. Our website is www.zhibao-tech.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the office of Vistra (Cayman) Limited, Grand Pavilion, Hibiscus Way, 802 West Bay Road, P.O. Box 31119, Grand Cayman, KY1-1205, Cayman Islands, or such other place in the Cayman Islands as the directors may, from time to time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

RISK FACTORS

Investing in our Class A ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the risk factors set forth in our 2025 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors and other information contained in this prospectus, before making an investment in our company. The risks discussed below or incorporated by reference in this prospectus could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A ordinary shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in China

Our Class A ordinary shares may be delisted under the Holding Foreign Companies Accountable Act (HFCA) Act if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCA Act, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA act, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the disclosure, financial reporting and other risks associated with investing in companies based in or have substantial operations in emerging markets including China as well as the limited remedies available to investors who might take legal action against such companies. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors. These proposals were approved by the SEC on October 4, 2021. These developments add uncertainties to our offering, including the possibility that Nasdaq can stop trading in our securities if the PCAOB cannot inspect or fully investigate our auditor.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

On May 20, 2020 and December 2, 2020, the United States Senate and the United States House of Representatives, respectively, passed S. 945, the HFCA Act, which was signed into law on December 18, 2020. The HFCA Act requires a foreign company to certify that it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national exchange. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the HFCA Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our primary operations in China.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On December 2, 2021, the SEC issued final rules under the HFCA Act, which became effective on January 10, 2022, amending the disclosure requirements in annual reports. These amendments apply to registrants that the SEC identifies as having filed an annual report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The amendments require the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a governmental entity in that foreign jurisdiction and also require disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and governmental influence on, such registrants. The SEC is to identify a reporting company that has retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that:

●	Is located in a foreign jurisdiction; and

●	The PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction.

Once identified, Section 104(i)(2)(B) of the Sarbanes-Oxley Act requires these issuers, which the SEC refers to as “SEC-Identified Issuers,” to submit in connection with their annual report documentation to the SEC establishing that they are not owned or controlled by a governmental entity in that foreign jurisdiction and to name any director who is affiliated with the Chinese Communist Party or whether the company’s articles include any charter of the Chinese Communist Party.

On December 16, 2021, the PCAOB determined that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. We dismissed Marcum Asia CPAs LLP (“Marcum Asia”) and appointed HYYH CPA. LLC (“HYYH”) as our independent registered public accounting firm, effective from November 24, 2025. Marcum Asia, our former auditor, is an independent public accounting firm registered with the PCAOB. Our former auditor is headquartered in the United States and is currently subject to the PCAOB inspections on a regular basis and was not identified in the determination report made by the PCAOB in 2021. Our current auditor, HYYH, an independent registered public accounting firm that headquartered in Maryland, is currently subject to the PCAOB inspections on a regular basis and was not identified in the determination report made by the PCAOB on December 16, 2021, as it is not on the list published by the PCAOB. HYYH audited our consolidated balance sheets as of June 30, 2024 and 2025, the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2025, and the related notes. However, our auditor’s China affiliate is located in, and organized under the laws of the PRC. We cannot assure you that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that has a branch or office located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In the event the PRC authorities would further strengthen regulations over auditing work of Chinese companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, In which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of our Class A ordinary shares on Nasdaq or that you will be allowed to trade our Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Furthermore, due to the recent developments in connection with the implementation of the HFCAA, we cannot assure you whether the SEC, Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, may result in our delisting in the future if the PCAOB is unable to inspect our accounting firm at such future time.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCA Act, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely.

On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Class A ordinary shares may be prohibited from trading or delisted. As a result, trading in our securities may be prohibited under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years, and that as a result an exchange may determine to delist our securities.

Notwithstanding the foregoing, we cannot assure you that, because our books and records are primarily located in mainland China, we will in the future be able to become an issuer that is not a SEC-Identified Issuer, in which event our Class A ordinary shares may not be tradable in any United States stock exchange or market and it may be necessary for us to list on a foreign exchange in order that our Class A ordinary shares can be traded. It is possible that, in the event trading in our shares in the United States is no longer possible, you may lose the entire value of your Class A ordinary shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our shares on Nasdaq, which could materially impair the market for and market price of our Class A ordinary shares.

Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

We are a Cayman Islands holding company and are not a PRC operating company. As a holding company with no material operations of our own, we conduct substantially all of our operations in the PRC through our PRC Subsidiaries and substantially all of our revenues is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

In July 2021, the PRC government provided new guidance on China-based companies raising capital outside of China. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. As substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China based companies could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the PRC government may intervene with our operations and our business in China and United States, as well as the market price of our Class A ordinary shares, may also be adversely affected.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

Our PRC Subsidiaries are subject to various PRC laws, rules and regulations generally applicable to companies in China. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business, impede our ability to continue our operations and reduce the value of your investment in Zhibao.

On December 28, 2021, the Cybersecurity Review Measures (2021 version) which were promulgated and became effective on February 15, 2022, provide that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further list the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC requires that under the new rules, online platform operators possessing personal information of more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we have applied for and completed a cybersecurity review with respect to the IPO and we are not required to do the cybersecurity review for this offering pursuant to the Cybersecurity Review Measures (2021 version).

As of the date of this prospectus, our PRC Subsidiaries had personal information of more than 24 million end customers through their digital insurance brokerage services and MGU services. Based upon the advice of our PRC counsel, Jinghe Law Firm, that each of our PRC Subsidiaries, is deemed a “personal information processor” under the Personal Information Protection Law (“PIPL”) because they can all independently determine the handling purpose and method in the handling of personal information as defined in the PIPL.

In addition, neither Zhibao nor any of its subsidiaries is deemed an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure promulgated by the State Council on July 30, 2021, which became effective on September 1, 2021, because neither of them is identified and notified by the PRC competent government authorities that any of them is a critical information infrastructure operator (“CIIO”). Notwithstanding the foregoing, Zhibao and its subsidiaries will be deemed an “online platform operator” possessing personal information of more than one million users under the Cybersecurity Review Measures if the platform operated by the Company for our digital insurance brokerage services and MGU services possesses personal information of more than one million users.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The New Overseas Listing Rules requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to of such filed underwriters the CSRC within the required timeline. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offerings, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing, a secondary listing or dual listing.

Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, pursuant to the New Overseas Listing Rules, following an initial public offering, an issuer conducting an offering of its securities (including ordinary shares, convertible notes or preferred shares) is required to submit a filing to the CSRC within three business days after the closing of such offering. Specifically, our PRC legal counsel, Jinghe Law Firm, advises us that we must submit a filing for this offering to the CSRC within three business days after the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus forms a part. In addition, the Trial Measures provide that where a change of control occurs following an issuer’s overseas offering and listing, the issuer shall report to the CSRC within three business days from the date of the relevant change and public announcement. Accordingly, we plan to submit the CSRC filing and the report (if this offering results in a change of control of the issuer) in connection with this offering within such time period. If the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with or report to (if this offering results in a change of control of the issuer) the CSRC in connection with this offering within the period regulated by the CSRC, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. In addition, any delay in completing such filing or report procedures might affect the other filing procedures with respect to other applicable circumstances, under the New Overseas Listing Rules in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 35 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

On the same day, the CSRC also held a press conference for the release of the New Overseas Listing Rules and issued the Overseas Listing Notice. Under the Overseas Listing Notice, a company that has already completed overseas listing will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future.

As of the date of this prospectus, except for the filing and reporting with the CSRC, and the licenses and permissions held by Zhibao’s PRC Subsidiaries under “Regulatory Permissions”, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which come into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

Given the PRC government’s authority, oversight may also extend to Zhibao HK, our Hong Kong subsidiary, and the legal and operational risks associated with operating in mainland China could also apply to Zhibao HK. In Hong Kong, the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and is possible that most of the legal and operational risks associated with operating in the PRC may also apply to the PRC operating entities’ operations in Hong Kong if they conduct business in Hong Kong in the future. The PRC government may intervene or influence the PRC operating entities’ future operations in Hong Kong at any time and exert more influence over the manner in which the PRC operating entities must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their operations in Hong Kong. The protection of personal data is governed by the Personal Data (Privacy) Ordinance (Chapter 486 of The Laws of Hong Kong) (the “PDPO”) in Hong Kong. All organizations that collect, hold, process or use personal data must comply with the PDPO, including the six Data Protection Principles (“DPPs”) in Schedule 1 of the PDPO. In particular, Data Protection Principle 4 specifies the data security requirements which stipulate that, among other things, all practicable steps shall be taken to ensure that any personal data held by a data user is protected against unauthorized or accidental access, processing, erasure, loss or use. In addition, the Competition Ordinance and the relevant anti-monopoly law in Hong Kong are designed to promote competition and prohibit anti-competitive practices for entities conducting business operations in Hong Kong. The Merger Rule in the Competition Ordinance prohibits undertakings from directly or indirectly carrying out a merger that has, or is likely to have, the effect of substantially reduce the level of competition in Hong Kong. This rule is only applicable to telecommunication carrier licensees. There is no general merger control regime in Hong Kong. We believe, as of the date of this prospectus, the relevant data security, anti-monopoly and merger laws and ordinance in Hong Kong, i.e. the PDPO and the Competition Ordinance are not applicable to our HK subsidiary and have no impact on our ability to conduct our business through our PRC operating entities, accept foreign investment or listing on an U.S. exchange as our Hong Kong subsidiary is currently a holding company with no material operations since its incorporation in Hong Kong. Furthermore, there are currently no regulatory actions related to data security or anti-monopoly concerns in Hong Kong that may impact our ability to conduct our business through our PRC operating entities, accept foreign investment or continue to list on a U.S./foreign exchange, and our Hong Kong subsidiary has not received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from the Hong Kong government. Notwithstanding the foregoing, there is no assurance that regulators in Hong Kong will not take a contrary view or will not subsequently require us to obtain any approval or permission in Hong Kong and subject us to fines or penalties for non-compliance.

The PRC government authorities may further strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Any such action may adversely affect our operations and significantly limit or hinder our ability to continue to offer securities to investors or reduce the value of such securities or cause such securities to become worthless.

There are risks arising from the legal systems in China, including the risks and uncertainties regarding the interpretation, application and enforcement of current and future PRC laws and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, financial performance and/or the value of our Class A ordinary shares we are registering for sale, or impair our ability to raise money.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless.

We are an exempted company incorporated under the laws of the Cayman Islands structured as a holding company and are not a PRC operating company. As a holding company with no material operations of our own, we conduct substantially all of our operations in China through our PRC Subsidiaries. We control and receive the economic benefits of our PRC Subsidiaries’ business operation, if any, through equity ownership. We do not have, nor had we ever, used a VIE structure. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

Except for the filing and reporting requirements under the New Overseas Listing Rules, we are currently not required to obtain approval from any PRC authorities to list on U.S. exchanges. However, if any of our holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of our price of Class A ordinary shares.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to foreign investment, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, our business segments may be subject to various government and regulatory interference in the regions in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. On October 19, 2023, the CSRC published such Filing Completion Notice confirming that we completed the filing procedures with the CSRC under the New Overseas Listing Rules. Upon completion of the CSRC filing procedures, which was evidenced by the Filing Completion Notice, we have fulfilled the CSRC’s requirements regarding our overseas offering and listing under the New Overseas Listing Rules.

Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering.

Our business involves collecting and retaining certain internal and end customer personal data. For example, our PRC Subsidiaries collect end customer’s personal information in the ordinary course of business, including consumer profile data and purchase data. We and our PRC Subsidiaries also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customers, employees and company data is critical to our business. Our customers and employees expect that we and our PRC Subsidiaries will adequately protect their personal information. We and our PRC Subsidiaries are required by applicable laws to keep strictly confidential the personal information that we and our and our PRC Subsidiaries collect, and to take adequate security measures to safeguard such information.

The PRC regulators have been increasingly focused on regulating data security and data protection, especially as to private or sensitive information. We expect that these areas will receive greater attention from regulators, as well as attract public scrutiny and attention going forward. This greater attention, scrutiny, and enforcement, including more frequent inspections, could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, our reputation and results of operations could be materially and adversely affected. Besides, we face risks inherent in handling and protecting such data, including protecting the data hosted in our system, detecting and prohibiting unauthorized data share and transfer, preventing attacks on our system by outside parties or fraudulent behavior or improper use by our employees, and maintaining and updating our database. Any system failure, security breach or third parties attacks or attempts to illegally obtain the data that results in any actual or perceived release of user data could damage our reputation and brand, deter current and potential customers from using our services, damage our business, and expose us to potential legal liability.

On August 20, 2021,the SCNPC promulgated the Personal Information Protection Law (“PIPL”), which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the PIPL provides, among others, that (i) an individual’s separate consent shall be obtained before operation of such individual’s sensitive personal information, e.g., biometric characteristics and individual location tracking, (ii) personal information operators operating sensitive personal information shall notify individuals of the necessity of such operations and the influence on the individuals’ rights, (iii) if personal information operators reject individuals’ requests to exercise their rights, individuals may file a lawsuit with a People’s Court. The PIPL elaborates the protection by law of personal information for natural persons and no entity or individual may infringe upon the rights and interests of the natural persons.

On November 7, 2016, the SCNPC issued the Cybersecurity Law, which became effective on June 1, 2017. On October 28, 2025, the SCNPC revised the Cybersecurity Law, and the revised law took effect on January 1, 2026. Pursuant to the Cybersecurity Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Cybersecurity Law also provides that personal information and important data collected and generated by a CIIO in the course of its operations in China must be stored in China.

The PRC regulatory requirements regarding cybersecurity are evolving and we are subject to local laws and regulations relating to the collection, use, storage, transfer, disclosure and security of personally identifiable information with respect to our end customers and employees including any requests from regulatory and government authorities relating to the data we collected. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect in September 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future.

On September 24, 2024, the CAC released the Regulations on Network Data Security Management, which became effective on January 1, 2025. The Regulations on Network Data Security Management provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. Where a data processor processes personal data of more than ten million users, it shall also abide by the provisions of articles 30 and 32 of these regulations on network data processors that process important data (“Critical Data Processors”). Critical Data Processors shall specify the person in charge of network data security and the network data security management organization and fulfill a variety of responsibilities. In addition, before providing, entrusting or jointly processing important data, Critical Data Processors shall conduct risk assessments, except for performing their statutory duties or obligations.

Further, the Cybersecurity Review Measures (2021 version), which were promulgated on December 28, 2021 and effective on February 15, 2022, provides that if a CIIO purchases internet products and services that affect or may affect national security as well as any online platform operators processing the personal information of more than one million users which seek to list on a foreign stock exchange shall file a cybersecurity review with the Cybersecurity Review Office (“CRO”) in China. The Cybersecurity Review Measures also figure out the following key points:

●	companies who are engaged in data processing are also subject to the regulatory scope;

●	the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism; and

●	the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

The Cybersecurity Review Measures (2021 version) iterates that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC requires that under the new rules, online platform operators possessing personal information of more than one million users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs.

On July 7, 2022, the CAC published the Outbound Data Transfer Security Assessment Measures (the “Outbound Data Transfer Security Assessment Measures”), which became effective on September 1, 2022 and specifies the circumstances in which data processors providing data outbound shall apply for outbound data transfer security assessment coordinated by the CAC: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On March 22, 2024, the CAC promulgated the Provisions on Promoting and Regulating Cross-Border Data Flows, which adjusted and refined certain provisions of the Outbound Data Transfer Security Assessment Measures. However, it does not clarify the scope of the meaning of other circumstances under which the CAC would require the outbound data transfer security assessment, which leaves more uncertainties in its application and enforcement. If we are deemed to be a data handler providing important data outbound, we could be subject to the outbound data security assessment with national Cyberspace Administration as mentioned above. As a network platform operator who possess personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we applied for and completed a cybersecurity review with respect to the IPO pursuant to the Cybersecurity Review Measures (2021 version).

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we applied for and completed a cybersecurity review with respect to the IPO pursuant to the Cybersecurity Review Measures (2021 version). However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and how the PRC regulatory agencies, including the CAC or the NFRA, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. We cannot assure you that we and/or our PRC Subsidiaries will comply with such regulations in all respects and we and/or our PRC Subsidiaries may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which could materially and adversely affect our business and impede our ability to continue our operations.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

The PRC Labor Law and the Labor Contract Law of the People’s Republic of China (the “Labor Contract Law”) require that employers must execute written employment contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines, compensations and other administrative sanctions, and serious violations may constitute criminal offenses.

The protection of employees who, under the PRC Labor Contract Law, have the right, among others, to enter into written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Besides, we are required to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees under the PRC laws and regulations. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

In addition, the Labor Contract Law, which became effective in January 2008 with its amendments being effective in July 2013 and its implementing rules being effective in September 2008, introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. For example, according to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions.

In the event that we decide to terminate some of our employees or otherwise to change our employment or labor practices, the Labor Contract Law and its implement rules, and other labor-related regulation may also limit our ability to effect those changes in a manner that we believe to be cost-effective, which could adversely affect our business and results of operations. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to the insurance companies by increasing the fees of our brokerage services, our financial condition and results of operations may be adversely affected.

Our PRC Subsidiaries are currently not subject to any labor disputes or related query, investigation or interference by a PRC governing body. However, due to the uncertainties as to the interpretation and implementation of these PRC laws and regulations, our PRC Subsidiaries’ employment practices may not be at all times deemed in compliance with the laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners of our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into the subsidiary, limit PRC Subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment (“SAFE Circular 13”), which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such mainland China residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will directly examine and accept foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under Circular 37 from June 1, 2015.

These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Furthermore, it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, and we cannot predict how these regulations will affect our business operations or future strategy. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. This may have a material adverse effect on our business, financial condition and results of operations.

According to SAFE Circular 37 and SAFE Circular 13, our shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. To the best of our knowledge, as of the date of this prospectus, all of our PRC resident shareholders who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us have completed the application for foreign exchange registrations for their foreign investment in our company in accordance with SAFE Circular 37 and SAFE Circular 13. We have taken steps to notify significant beneficial owners of ordinary shares whom we know are PRC residents of their filing obligations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC Subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of any future offerings to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Zhibao is an exempted company incorporated under the laws of the Cayman Islands with limited liability structured as a holding company conducting its operations substantially in China through its PRC Subsidiaries. As permitted under PRC laws and regulations, in utilizing the proceeds of any future offerings, we may make loans to our PRC Subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC Subsidiaries. For the fiscal year ended June 30, 2024, Zhibao made capital contribution of RMB 3,559,651 to WFOE. For the fiscal year ended June 30, 2025, Zhibao has made RMB 27,000,000 loans or capital contributions to WFOE. Furthermore, loans by us to our PRC Subsidiaries to finance its activities cannot exceed the statutory limits and are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (“SAFE Circular 19”), effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (“SAFE Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties.

On September 12, 2025, the SAFE promulgated the Notice on Matters Concerning the Deepening of Foreign Exchange Administration Reform for Cross-Border Investment and Financing (“SAFE Circular 43”), which introduced significant changes to the foreign exchange administration of capital accounts. Key changes include: (i) the cancellation of the registration requirement for domestic reinvestment by foreign-invested enterprises; (ii) the reduction of the negative list for the use of capital account income; and (iii) the removal of restrictions on the purchase of non-self-use residential properties with foreign exchange capital. SAFE Circular 43 may further affect the regulatory framework for the use of foreign exchange capital by foreign-invested enterprises.

SAFE Circular 19, SAFE Circular 16 and SAFE Circular 43 may significantly limit our ability to transfer any foreign currency we hold, to our PRC Subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, the PRC subsidiaries by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries or with respect to future capital contributions by us to our PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from any future offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC enterprise shareholders and has a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law (“EIT Law”), that became effective in January 2008 and was amended in February 2017 and December 2018, as well as its implementing rules, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation (the “SAT”), specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

We do not believe that we, as an exempted company incorporated under the laws of the Cayman Islands with limited liability, meet all of the conditions above; thus we do not believe that we are a PRC resident enterprise, though all members of our management team as well as the management team of our offshore holding company are located in China. However, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Finally, since there remain uncertainties regarding the interpretation and implementation of the EIT Law and its implementation rules, it is uncertain whether, if we are regarded as a PRC resident enterprise, any dividends payable by us to our investors and gains on the sale of our shares would become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises (subject to the provisions of any applicable tax treaty). It is unclear whether non-PRC enterprise shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Class A ordinary shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiaries, and dividends payable by our PRC Subsidiaries to our offshore subsidiaries may not qualify for certain treaty benefits.

Under the EIT Law and its implementation rules, we, as a non-resident enterprise, that is, an enterprise lawfully incorporated pursuant to the laws of a foreign country (region) that has an office or premises established in China with no actual management functions performed in China, or an enterprise that has income derived from or accruing in China although it does not have an office or premises in China, will be subject to a withholding tax rate of 10%.

Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Zhibao China is 100% owned by Zhibao HK. Accordingly, Zhibao HK may qualify for a 5% tax rate in respect of distributions from Zhibao China when it becomes operational and is not obligated to pay more than 50% of the income in twelve months to residents in third country or region. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to utilize the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC Subsidiaries must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, under Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which took effect on April 1, 2018, a “Beneficial Owner” shall mean a person who has ownership and control over the income and the rights and property from which the income is derived. To determine the “beneficial owner” status of a resident of the treaty counterparty who needs to take advantage of the tax treaty benefits, a comprehensive analysis shall be carried out, taking into account actual conditions of the specific case.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits (“Circular 35”). Circular 35 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from WFOE.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”) issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises (“SAT Bulletin 7”), to supersede existing provisions in relation to the “indirect transfer” as set forth in SAT Circular 698, while the other provisions of SAT Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprises. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source (“SAT Bulletin 37”), which repealed the entire SAT Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from a property transfer, as stipulated in the second item under Article 19 of the EIT Law, shall include the income derived from transferring such equity investment assets as equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the EIT Law, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and SAT Bulletin 37 and may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7 and SAT Bulletin 37, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

Dividends payable to our foreign investors and gains on the sale of our Class A ordinary shares by our foreign investors may be subject to PRC tax.

Under the EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our ordinary shares, and any gain realized from the transfer of our ordinary shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. See “Item 4. Information on the Company — B. Business Overview — Regulations in PRC — Regulations Relating to Taxation” in our 2025 Annual Report. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of ordinary shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of our Class A ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors, or gains from the transfer of our Class A ordinary shares by such investors are subject to PRC tax, the value of your investment in our Class A ordinary shares may decline significantly.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business.

Zhibao is an exempted company incorporated under the laws of the Cayman Islands with limited liability structured as a holding company. We may need dividends and other distributions on equity from our PRC Subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to shareholders and service, any debt Zhibao may incur. Our PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC Subsidiaries are required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Our PRC Subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Subsidiaries to distribute dividends or to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

In response to the persistent capital outflow in China and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (“PBOC”) and SAFE promulgated a series of capital control measures in early 2017, including stricter vetting procedures for domestic companies to remit foreign currency for overseas investments, dividends payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms and could impact our gross profit and gross margin.

The value of the RMB and the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. In August 2015, the PBOC, changed the way it calculates the mid-point price of RMB against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2018, the value of the RMB appreciated by approximately 5.5% against the U.S. dollar; and in 2019, the RMB appreciated by approximately 1.9% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the RMB against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, our results of operations and financial condition, and the value of, and dividends payable on, our shares in foreign currency terms may be adversely affected. We may not be able to pay dividends in foreign currencies to our shareholders. Appreciation of RMB to U.S. dollar will result in foreign currency translation gain, while depreciation of RMB to U.S. dollar will result in foreign currency translation loss.

Restrictions on currency exchange may limit our ability to utilize our revenues or make foreign currency payments effectively.

All of our revenues are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, our WFOE may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries.

Also, substantially all of the Company’s operating activities that were conducted through the PRC Subsidiaries in China and related assets and liabilities are denominated in Renminbi, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of Renminbi is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC without first receiving approval from the CSRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

On February 17, 2023, the CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The New Overseas Listing Rules requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to of such filed underwriters the CSRC within the required timeline. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offerings, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing, a secondary listing or dual listing.

Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, New Overseas Listing Rules state that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes, exchangeable notes and preferred shares, shall be subject to filing requirement within three business days after the closing of such offering. Specifically, our PRC legal counsel, Jinghe Law Firm, advises us that we must submit a filing for this offering to the CSRC within three business days after the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus forms a part. In addition, the Trial Measures provide that where a change of control occurs following an issuer’s overseas offering and listing, the issuer shall report to the CSRC within three business days from the date of the relevant change and public announcement. Accordingly, we plan to submit the CSRC filing the report (if this offering results in a change of control of the issuer) in connection with this offering within such time period. If the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with report to (if this offering results in a change of control of the issuer) the CSRC in connection with this offering within the period regulated by the CSRC, or if the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. In addition, any delay in completing such filing or report procedures might affect the other filing procedures with respect to other applicable circumstances, under the New Overseas Listing Rules in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

On the same day, the CSRC also held a press conference for the release of the New Overseas Listing Rules and issued the Overseas Listing Notice. Under the Overseas Listing Notice, a company that has already completed overseas listing will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future.

As of the date of this prospectus, except for the filing and reporting with the CSRC, and the licenses and permissions held by Zhibao’s PRC Subsidiaries under “Regulatory Permissions”, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. However, if any other filings, approval, review or other procedure are required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirements in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

As of the date of this prospectus, we believe, except for the New Overseas Listing Rules and Overseas Listing Notice and the Cybersecurity Review Measures (2021 version), no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we completed a cybersecurity review with respect to the IPO pursuant to the Cybersecurity Review Measures (2021 version). We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CAC or other PRC regulatory authorities required for our operations and future overseas listings. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that the approval or permissions of any regulatory authority is required for our operations through our PRC Subsidiaries and this offering and we or our PRC Subsidiaries do not receive or maintain the approvals or permissions, or we or our PRC Subsidiaries inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we or our PRC Subsidiaries are required to obtain approvals or permissions in the future, we and our PRC Subsidiaries may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from any future financings into mainland China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and related regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand, (iv) or in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings issued by the State Council in August 2008 is triggered.

In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions, if required, could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merge or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the MOFCOM. There is a possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain the approval of the MOFCOM or other PRC governmental authorities for our completed or ongoing mergers and acquisitions. There is no assurance that, if we plan to make an acquisition, we can obtain such approval from the MOFCOM or any other relevant PRC governmental authorities for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Zhibao is an offshore holding company with no material operations of its own, and conducts substantially all of its operations through its PRC Subsidiaries. As of the date of this prospectus, substantially all of our cash and assets are located in the PRC. As a holding company, Zhibao may rely on dividends and other distributions on equity paid by its PRC Subsidiaries for its cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. We are currently in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among Zhibao and our subsidiaries. Historically, one PRC operating entity provides financial support for other entities’ operations by inter-company loans and they have not experienced difficulties or limitations on their ability to transfer cash between themselves. Prior to our reorganization for purpose of the IPO, cash transfers among our PRC operating entities and their subsidiaries were generally approved by the management of the company providing the funds. After our reorganization, cash transfers among Zhibao and our subsidiaries of less than RMB1 million (US$0.14 million) must be reported to, reviewed and approved by the chief financial officer of the company initiating such cash transfers; cash transfers equal to or in excess of RMB1 million (US$0.14 million) must be approved by the Chief Executive Officer and the Chief Financial Officer of Zhibao. We believe that there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. However, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to Zhibao or our investors, and no transfers, loans, or capital contributions have been made from Zhibao to any of our subsidiaries or our investors.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China, and pay dividends in foreign currencies to our shareholders. Therefore, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Notwithstanding the foregoing, there can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer or distribute cash within our PRC Subsidiaries or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of mainland China and may adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

Zhibao is an exempted company incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China through our PRC Subsidiaries, and substantially all of our assets are located in China. In addition, our executive officers and certain directors are PRC nationals and reside within China for a significant portion of the time. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions. As a result, it may be difficult for you to effect service of process upon us or those persons inside China. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not reside in the United States or have substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

Furthermore, there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. We believe that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. As a result, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of the United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

The tension in international trade and rising political tension, particularly between U.S. and China, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, as we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as the one between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

Although the direct impact of the current international trade tension, and any escalation of such tension, on the insurance industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

Within our direct holding structure, substantial uncertainties exist with respect to the requirement of National Financial Regulatory Administration and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The China Banking and Insurance Regulatory Commission(“CBRIC”), which was replaced by the National Financial Regulatory Administration on May 18, 2023, published the Notice on Clarifying Relevant Measures for the Opening-up of the Insurance Intermediary Market on December 3, 2021, which provides that overseas insurance brokerage companies with actual business experience and in compliance with the relevant provisions of the CBIRC are allowed to invest in and establish insurance brokerage companies in China to engage in insurance brokerage business. However, insurance brokage business is not a foreign restricted or forbidden business provided by the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2024 version). So, according to our PRC legal counsel’s consultation with the CBRIC, only when a shareholder whose beneficiary owner is not a PRC citizen holding exceeds 25% total shares of the Company, such shareholder shall be an overseas insurance brokerage company with actual business experience and in compliance with the relevant provisions of the CBIRC.

However, because these laws, regulations and standards are subject to varying interpretations, there remain substantial uncertainties as to whether and what standards will be imposed on a PRC insurance brokerage company with respect to its foreign investors. For example, it is unclear as to whether the approval requirement with the NFRA will apply to our PRC Subsidiaries engaged in insurance brokerage once such business is regarded as foreign restricted or otherwise our corporate structure might be considered as not incompliance with the relevant requirement of the NFRA regarding foreign investment restriction. If so, we and/or our PRC Subsidiaries may be required to obtain an approval to carry out our business in China or we and/or our PRC Subsidiaries may be required to relinquish relevant licenses pertaining to restricted businesses. Should the insurance brokerage become subject to foreign investment restrictions, the viability of our current corporate structure, corporate governance and business operations may be materially impacted in many aspects.

We are subject to risks relating to the leased properties of our PRC Subsidiaries.

Our PRC Subsidiaries lease real properties for our offices in China, and as of the date of this prospectus, our PRC Subsidiaries have a total of 15 lease agreements for these leased properties that have not been registered with the PRC governmental authorities as required by PRC law. Although the failure to do so does not in itself invalidate the leases, our PRC Subsidiaries may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, our PRC Subsidiaries may be subject to fines imposed by PRC government authorities ranging from RMB1,000 (approximately $155) and RMB10,000 (approximately $1,553) for each lease agreement that has not been registered with the relevant PRC governmental authorities.

The ownership certificates or other similar proof of the leased properties have not been provided to our PRC Subsidiaries by the relevant lessors. Therefore, we cannot assure you that such lessors are entitled to lease the relevant real properties to our PRC Subsidiaries. If the lessors are not entitled to lease the real properties to our PRC Subsidiaries and the owners of such real properties decline to ratify the lease agreements between our PRC Subsidiaries and the respective lessors, our PRC Subsidiaries may not be able to enforce their rights to lease such properties under the respective lease agreements against the owners. As of the date of this prospectus, we and our PRC Subsidiaries are not aware of any claim or challenge brought by any third parties concerning the use of the leased properties without obtaining proper ownership proof. If the lease agreements are claimed as null and void by third parties who are the real owners of such leased real properties, our PRC Subsidiaries could be required to vacate the properties, in the event of which our PRC Subsidiaries could only initiate the claim against the lessors under relevant lease agreements for indemnities for their breach of the relevant leasing agreements. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if our PRC Subsidiaries are unable to relocate our offices in a timely manner, our operations may be interrupted.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the PRC subsidiaries’ employees up to a maximum amount specified by the local government from time to time at locations where the PRC subsidiaries operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

As of the date of this prospectus, although the PRC subsidiaries did not fully comply with the relevant requirements and have not made adequate contributions to various employee benefit plans in the history, they did not receive any notification from the competent PRC government for penalties in connection with such noncompliance. Over the past years, the PRC subsidiaries have not been making social payments for certain of their sales teams, while the applicable PRC laws and regulations on employee benefits stipulate that employers shall be responsible for making payments based on the actual wage paid to employees. With respect to the underpaid employee benefits, the PRC subsidiaries may be required to make up the contributions for these plans as well as to pay late fees and fines. With respect to the under-withheld individual income tax, the PRC subsidiaries may be required to make up sufficient withholding and pay late fees and fines. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue. If there is a failure to pay the full amount of housing provident fund as required, the housing provident fund management center may require payment of the outstanding amount within a prescribed period. If the payment is not made within such time limit, an application may be made to the PRC courts for compulsory enforcement. If the PRC subsidiaries are subject to late fees or fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected. The PRC subsidiaries may also be subject to regulatory investigations and other penalties if their other employment practices are deemed to be in violation of relevant PRC laws and regulations.

Risks Related to Our Business and Industry

In the following discussion of risks related to our business and industry, unless otherwise provided, “we,” “us,” “our,” or “ourselves” refer to Zhibao’s PRC Subsidiaries or Zhibao China Group.

We primarily operate in the digital insurance brokerage service industry in China, which is emerging, rapidly evolving, and competitive. As a result, predicting our prospects is challenging and our historical operating and financial results may not necessarily predict our future performance.

We operate in China’s digital insurance brokerage service industry, which is emerging, rapidly evolving, and fiercely competitive. Due to the relatively new nature, business models continue to evolve, and the regulatory framework governing the industry is also developing and may remain uncertain in the near future. As our business grows and in response to evolving end customers/B channels’ needs and market competition, we will continue to introduce new insurance solutions and services, optimize existing ones, and adjust our business model as needed. However, significant changes to our business model may not yield the anticipated results and could have an adverse impact on our financial condition and results of operations.

As a result, it is challenging to predict our future prospects accurately. If we fail to educate our B channels and end customers on the value of our insurance solutions and services, fail to meet the needs of our target market, or if the market for our offerings does not develop as expected, our business and results of operations may suffer.

We may not be able to realize the full value of the 2,380 Bitcoins we received, and price declines, conversion difficulties, or regulatory changes could materially harm our business, financial condition, and operating results.

We received 2,380 Bitcoins as consideration for the PIPE units. The Bitcoin market is highly volatile, and its price has experienced significant fluctuations. The market value of our Bitcoin holdings could decline materially, and we may be unable to realize the then-current market value of such holdings if we are required to convert or dispose of them. If we are required to sell Bitcoins to fund operations, the actual proceeds could be substantially less than the amount recorded. Furthermore, any regulatory changes affecting cryptocurrency in the United States, China, or other jurisdictions could restrict our ability to hold, transfer, or dispose of Bitcoins, which could impair our liquidity and financial condition. We cannot assure you that the value of the Bitcoins we received will be maintained or that we will not incur losses related to our Bitcoin holdings.

Our acceptance and holding of Bitcoin as consideration for the PIPE units expose us to significant price volatility, valuation and accounting risks, liquidity constraints, and complex regulatory and compliance uncertainties that could materially and adversely affect our financial condition, results of operations, and the market price of our Class A Ordinary Shares.

On August 17, 2026, the Company received 2,380 Bitcoins as consideration for the PIPE units, valued at a reference price of US$65,000 per Bitcoin for an aggregate purchase price of US$154.7 million. The price of Bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. The market price of Bitcoin may be affected by numerous factors beyond our control, including, but not limited to: (i) negative perception of digital assets; (ii) a lack of stability and standardized regulation in digital asset markets; (iii) the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches, or government-mandated regulation; (iv) investment and trading activities of large or active institutional and retail participants; (v) use of leverage in digital asset markets, including unwinding of positions, margin calls, and collateral liquidations; and (vi) monetary policies of governments, legislation, trade restrictions, currency devaluations, and regulatory or enforcement actions that restrict the use of Bitcoin. We cannot assure you that the value of the Bitcoins we received will be maintained or that we will not incur significant losses related to our Bitcoin holdings. A substantial decline in the price of Bitcoin could materially and adversely affect our financial condition, liquidity, and results of operations.

We account for our Bitcoin holdings at fair value in accordance with ASU 2023-08, with changes in fair value recognized in net income in each reporting period. Accordingly, fluctuations in the market price of Bitcoin may result in significant volatility in our reported earnings and the carrying value of our Bitcoin holdings. A material decline in the market price of Bitcoin could result in significant losses being recognized in our financial statements, while increases in the market price of Bitcoin could result in corresponding gains. Such volatility could materially affect our financial condition, results of operations and the market price of our Class A Ordinary Shares.

Bitcoin is controllable only by the possessor of the private key(s) associated with the digital wallet in which the Bitcoin is held. The theft, loss, or destruction of private keys required to access the Bitcoin we hold may be irreversible, and any failure to safeguard such Bitcoin could materially and adversely affect our financial condition. To the extent any of our private keys are lost, destroyed, or otherwise compromised and no backup of such private key is accessible, we will be unable to access the Bitcoin. Any inappropriate access or theft of Bitcoin held by us or any third-party custodian, or the custodian’s failure to maintain effective controls over the custody and other settlement services provided to us, could materially and adversely affect our financial condition. Cybersecurity incidents, including hacking attacks, have been a prevalent concern in relation to digital assets, including Bitcoin. While we maintain certain security measures, we cannot provide assurance that the digital wallets used to store our Bitcoin will not be hacked or compromised. Insurance coverage for cybersecurity incidents involving digital or cryptocurrency assets is limited, and we may not have adequate insurance to cover losses related to our Bitcoin holdings.

The regulatory landscape for Bitcoin and other digital assets is rapidly evolving and subject to significant uncertainty. The application of state and federal securities laws, money transmission laws, anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations, and other laws and regulations to digital assets is unclear in certain respects. The U.S. federal government, states, regulatory agencies, and foreign countries may enact new laws and regulations, or pursue regulatory, legislative, enforcement, or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin.

If our activities involving Bitcoin were deemed to constitute money transmission or other regulated money services under applicable federal or state laws, we could become subject to registration, licensing, anti-money laundering, recordkeeping and other compliance requirements. Although we do not believe that our current activities, which primarily involve the holding, transfer and potential disposition of Bitcoin for our own account, require us to register as a money transmitter, regulatory authorities could take a different view, and applicable laws and regulations may change or be interpreted differently in the future. Any such determination or regulatory change could impose additional compliance costs, licensing requirements and administrative burdens on us, and could adversely affect our ability to hold, transfer or dispose of our Bitcoin.

Furthermore, we may be subject to sanctions-related risks. The nature of Bitcoin transactions may make it difficult to identify certain counterparties or the beneficial owners associated with particular wallet addresses.

We may need to convert our Bitcoin holdings into U.S. dollars or other fiat currency to fund our operations, service debt obligations, or for other corporate purposes. There can be no assurance that we will be able to convert our Bitcoin into cash at the then-current market price, or at all. The Bitcoin market may experience periods of illiquidity, particularly during times of significant price volatility or market disruption, which could impair our ability to realize the value of our Bitcoin holdings when needed.

The Bitcoin blockchain is subject to various technological risks, including potential vulnerabilities to attacks, protocol flaws that may be exploited by attackers, and challenges posed by the emergence of other public, permissionless blockchains. Security breaches, computer malware, and computer hacking attacks have been a prevalent concern in relation to digital assets, including Bitcoin. The Bitcoin market globally and in the United States is not subject to comparable regulatory guardrails and may lack the transparency, controls, and oversight that exist in regulated markets. Any material disruption to or compromise of the Bitcoin network could adversely affect the value and usability of our Bitcoin holdings.

Any significant decline in the value of Bitcoin could result in a material adverse effect on our working capital, liquidity, and ability to meet our obligations as they come due. Moreover, our Bitcoin holdings may make it more difficult for us to obtain additional financing on favorable terms, or at all, as potential lenders and investors may view our exposure to Bitcoin as a significant risk.

We are dependent on key insurance companies on the supply of insurance products to our end customers, the loss of which could adversely affect our business, financial condition and results of operations.

We are dependent on key insurance company on the supply of insurance products to our end customers. For the fiscal year ended June 30, 2024, one key insurance brokerage company (“Key Insurer C”) accounted for approximately 13% of our revenues. For the fiscal year ended June 30, 2025, three insurance companies accounted for approximately 55% of our revenues. One of our PRC Subsidiaries, Sunshine Insurance Brokers has over three years of partnership with Key Insurer B since January 2020, and we believe that Sunshine Insurance Brokers has established a stable and healthy partnership with such company and expect to partner with such company on a long term. Sunshine Insurance Brokers also established a partnership with Key Insurer C since January 2024 and anticipates a long-term collaboration with such company. See “Item 4. Information on the Company — B. Business Overview — Insurance Companies” and “Item 10. Additional Information — C. Material Contracts” in our 2025 Annual Report.

Our ability to maintain close relationships with these major insurance companies is essential to the growth and profitability of our business. However, a major insurance company in one year may not provide the same level of revenues for us in any subsequent year. The services we provide to insurance companies, and the revenues so generated from those services, may decline or vary over time. In addition, our reliance on any individual insurance company for a significant portion of our revenues may give that insurance company a certain degree of pricing leverage against us when negotiating contracts and terms of service. A number of factors other than our performance could cause the loss of or reduction in business or revenues from an insurance company, and these factors are not predictable. These factors may include organization restructuring, pricing pressure, changes to its strategy, or switching to another services provider. The loss of cooperation with any of major insurance companies could adversely affect our financial condition and results of operations.

We are dependent on our B channels to reach end customers. Failure to acquire new B channels or retain existing B channels in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

Our B channels are indispensable to our business operations by allowing our PaaS to be embedded in their customer engagement matrix, including their websites, App, Wechat Mini Programs, Douyin (the Chinese equivalent of TikTok) and other social media accounts, which provide us with a stable and reliable end customer base. As of the date of this prospectus, we have established business cooperation with more than 2,400 business channels, through which we have acquired more than 24 million end customers.

Our ability to cost-effectively attract and secure new B channels and retain and maintain existing B channels, is crucial to driving our business growth and expansion, thus indirectly achieving profitability. Although our B channels do not directly generate any revenues for us, they are essential to our business as they provide us unique opportunities to reach and serve the end customers. There can be no assurance that new B channels will stay with us. In addition, if the existing B channels no longer find our PaaS or services appealing, or if our competitors offer more attractive services or better customer services, our existing B channels may lose interest in us or even cease to transact with us. Any adverse changes to our relationships with B channels could have a material adverse effect on our image, brand and reputation, as well as on our business, financial condition and results of operations. If we are unable to retain our existing B channels or to acquire new B channels in a cost-effective manner, our business and results of operations will be adversely affected.

Our PRC subsidiary, namely Zhibao China, significantly relies on a third party (“MGU Partner”), its subsidiaries, affiliates, successors and assigns to conduct MGU services. Failure to comply with the relevant laws and regulations with regard to the MGU services will adversely and materially affect our business, financial conditions and results of operations.

According to the Regulatory Provision on Insurance Agents, which was published on November 12, 2020 and effective on January 1, 2021, a specialized insurance agency or a corporate sideline insurance agency engaging in insurance agency business in the PRC shall satisfy the criteria stipulated by the insurance regulatory authority under the State Council and obtain the relevant insurance agency business permit. The subsidiary of our MGU Partner is qualified to carry out insurance agency business with an insurance agency business permit and we rely on our MGU Partner, its subsidiaries, affiliates, successors and assigns to carry out our MGU business. However, we cannot assure you that such business model is stable and the entering-into and performance of the contracts with such MGU Partner, its subsidiaries, affiliates, successors and assigns for MGU services are compliant with relevant PRC laws and regulations. Furthermore, we also cannot assure you that such MGU Partner, its subsidiaries, affiliates, successors and assigns engaged in the MGU services will be able to maintain and renew all licenses, permits and approvals necessary for their operations or comply with all applicable laws and regulations.

As the date of this prospectus, Zhibao China, as well as the MGU Partner, its subsidiaries, affiliates, successors and assigns has not been subject to any notice, fines or other penalties from competent government authorities or claims or allegations of its clients related to the above-mentioned business. If our MGU business is considered as non-compliance by any government authorities, we will terminate such business timely under which circumstance, we might be subject to administrative penalties and contractual liabilities owed to its clients and our business, financial condition and results of operations could be materially and adversely affected.

If we fail to accelerate expansion of 2B2C business to drive growth in our 2C business, our business and results of operations could be adversely affected.

Our future growth depends on our ability to sustain the expansion of our 2B2C business and convert the end customers secured through our 2B2C business into our direct customers, or 2C business. With our strong position as a first mover in the 2B2C embedded insurance brokerage market, we aim to further broaden our B channel base through enhanced collaborations with insurance companies, other insurance brokerage companies, and technology firms with resources to B channels. We also plan to convert end customers secured through our 2B2C model into direct customers and fuel growth in our 2C business. To achieve these goals, we will employ two strategies. First, we will offer personalized insurance consultations to end customers through multiple channels, including, among others, WeChat Mini Program, phone, or face-to-face meetings. Our aim is to steer their attention towards comprehensive family security plans, leading to long-term insurance commitments with us. Second, we will provide targeted consulting services to guide end customers towards suitable insurance options and facilitate short-term policy conversions. However, our offerings may not always meet the needs of those potential or existing end customers. If they cannot find desirable insurance options at competitive prices and terms, or if their experience with us is unsatisfactory, they may lose trust and terminate their commitments. In such a scenario, they may switch to other platforms, which could significantly impact our business, financial condition, and results of operations.

The innovative insurance technology and infrastructure we use to optimize our insurance solutions requires continuous developments and upgrades. We cannot assure you that these technologies will fully support our business.

We regard insurance technology and infrastructure as critical to our ability to optimize our insurance solutions provided to our B channels and end customers. We have invested substantial resources in developing the sophisticated and innovative technology systems that we use for optimizing our insurance solutions on our PaaS. We will continually strive to improve and expand, upgrade and update our insurance solutions through our research and development and technology innovations in order to deliver innovative and comprehensive new, updated or upgraded insurance solutions to meet the evolving needs of our B channels and end customers. Our aim is to subdivide solutions across various scenarios, and ultimately infiltrate every aspect of the end customers’ daily life, delivering unparalleled service to our B channels and end customers. To achieve such, we are dedicated to expanding our investment in our insurance technology infrastructure, our research and development of new technologies and existing technology upgrade or updates through any future financings. However, there is no assurance that we will be able to keep up with technological improvements or that the technology developed by others will not render our solutions less competitive or attractive.

If we are unable to attract, incentivize and retain talented professionals, our business, financial condition and results of operations may be affected.

We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. To maintain and improve our competitive advantage in the market, we intend to implement several initiatives to retain and attract more mid- to high-level personnel. These include formulating a market-oriented compensation structure for our employees and implementing a standardized multi-level performance review mechanism. However, the competition for talented professionals with expertise in insurance, sales and marketing, and technology is fierce in China. Moreover, we invest significant time and resources in training our employees, which increases their value to competitors who may attempt to recruit them. Failure to retain our employees could result in significant expenses in hiring and training new employees. Moreover, our ability to serve customers and business channels could suffer, leading to an adverse impact on our business, financial condition, and results of operations.

We are exposed to risks arising from the significant leadership changes announced on August 17, 2026, including potential operational disruption, employee and partner uncertainty, and the possible departure of key personnel, any of which could materially and adversely affect our business, financial condition, and results of operations.

On August 17, 2026, we announced the resignation of our Chief Executive Officer, Chief Financial Officer, and several directors, and the appointment of a new Chief Executive Officer, Chief Financial Officer, and independent directors. Such a significant change in leadership may create uncertainty among employees, customers, and business partners, and may disrupt our business operations. We cannot assure you that the new management team will successfully execute our strategic plans, or that key personnel will remain with the Company. The loss of key personnel or the inability to effectively integrate new management could materially and adversely affect our business, financial condition, and results of operations.

The regulation on the requirement of a company to make a filing on internet information service in China is subject to interpretation, and our operation of digital insurance broker services could be harmed if we are deemed to have violated applicable laws and regulations.

The interpretation and application of existing Chinese laws and regulations, the stated positions of the main governing authority, the Ministry of Industry and Information Technology (“MIIT”), and the possibility of adopting new laws or regulations have created significant uncertainties regarding the legality of the businesses and activities of the PRC companies with internet operations. In particular, according to the Internet Information Services Administrative Measures promulgated by the State Council on September 25, 2000, the activities of Internet content providers are regulated by various PRC governmental authorities depending on the specific activities conducted by the Internet content provider.

Our processing of policyholder information and completing insurance transactions through our platform in real time might fall into the category of “B21 Online Data Processing and Transaction Processing Business” in the “Telecommunications Business Classification Catalog (2015 Edition)” promulgated by the Ministry of Industry and Information Technology on June 6, 2019, for which a value-added telecommunications business license must be obtained in accordance with the “Regulations of the People’s Republic of China on Telecommunications” promulgated by the State Council on February 6, 2016 and the “Internet Information Service Management Measures” promulgated by the State Council on January 8, 2011.

Given the “Measures for the Regulation of Internet Insurance Business” promulgated by the CBIRC on December 7, 2020 only requires Internet insurance institutions to complete the Internet information service filing procedures with the Internet industry management department for self-operated network platforms, whether our failure to obtain a value-added telecommunications business operation license constitutes a violation is subject to interpretation. If we are deemed to be required to obtain value-added telecommunications business operation license and, therefore, found to be in violation of the law, we might be subject to confiscation of illegal gains, penalties, suspension of certain types of services, or orders to shut down relevant websites. Such consequences could negatively impact our net revenues and results of operations.

Our operating history may not be indicative of our future growth or financial results, and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of the insurance industry in general, or changes in government policies or general economic conditions. We will continue to expand our sales network, and upgrade, update, renovate our insurance resolutions to bring greater convenience to our B channels and end customers and to increase our B channels/end customer base and volume of sales on our PaaS.

However, the execution of our expansion plan is subject to uncertainty and the sales may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our Class A ordinary shares could decline.

We may encounter difficulties expanding into new businesses or industries, which may affect adversely our results of operations and financial condition.

We may encounter difficulties and face risks in connection with our expansion into new businesses or industries. We cannot assure you that our expansion into new businesses will be successful, as we may have limited experience in such industries. We cannot assure you that we will be able to generate sufficient profits to justify the costs of expanding into new businesses or industries. Any new business in which we invest or which we intend to develop may require our additional capital investment, R&D efforts, as well as our management’s attention. If such new business does not progress as planned, our results of operations and financial condition may be affected adversely.

We may be subject to legal or other proceedings in the ordinary course of our business. If the outcome of these proceedings is adverse to us, they could have a material adverse effect on our business, financial condition and results of operations.

During the ordinary course of our business operations, we may be involved in legal disputes or regulatory and other proceedings relating to, including but not limited to, contractual disputes, product liability claims and employees’ claims. Especially, for contractual disputes, we cannot assure you that the venue and governing law agreed in relevant contracts are always favorable to us. Any such legal disputes or proceedings may subject us to substantial liabilities and may have a material and adverse effect on our reputation, business, financial condition and results of operations. Among those proceedings, some of them may be relating to our products or services or complaints from third parties.

If we become involved in material or protracted legal proceedings or other legal disputes in the future, we may incur substantial legal expenses and our management may need to devote significant time and attention to handle such proceedings and disputes, thereby diverting their attention from our business operations. In addition, the outcome of such proceedings or disputes may be uncertain and could result in settlement or outcomes which may adversely affect our business, financial condition and results of operations.

We are subject to governmental regulations and other legal obligations related to privacy, information security, and data protection, and any security breaches, and our actual or perceived failure to comply with our legal obligations could harm our brand and business.

We generate, collect, store and process a large amount of personal, transactional, statistical and behavioral data, including certain personal and other sensitive data from our end customers, including names, identity card numbers, telephone numbers, correspondence addresses, and payment or transaction related information. We face risks inherent in handling large volumes of data and in securing and protecting such data. In particular, we face a number of data-related challenges related to our business operations, including: (i) protecting the data in and hosted on our system and servers, including against attacks on our system and cloud servers by external parties or fraudulent behavior by our employees; (ii) addressing concerns related to privacy and sharing, safety, security and other factors; and (iii) complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Although we have taken steps to protect such data, technology renovations or updates, increased level of expertise of hackers, new discoveries in the field of cryptography or others could still result in breach of the security measures that we use. On December 28, 2012, SCNPC promulgated the Decision to Strengthen the Protection of Internet Information, or the Information Protection Decision, to strengthen the protection of personal information on the internet. The Information Protection Decision provides that internet content providers must expressly inform their users of the purpose, manner to collect and use the users’ personal information and the scope of the information to be collected and used by the provider. As of the date of this prospectus, we have not experienced any material breach of our cybersecurity system or measures. As techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our system and cloud servers could cause confidential information to be accessed, stolen and used for illegal or unauthorized purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with end customers, B channels, and other business partners could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected.

In addition, PRC government authorities have enacted a series of laws and regulations in regard of the protection of personal information, under which telecommunication business operators, internet service providers and other value chain operators are required to comply with the principles of legality, justification and necessity, to clearly indicate the purposes, methods and scope of any information collection and usage, to obtain the consent of customers, and to keep collected personal information confidential, as well as to establish customer information protection system with appropriate remedial measures. On November 7, 2016, the SCNPC promulgated the PRC Cybersecurity Law, which took effect on June 1, 2017. On October 28, 2025, the SCNPC revised the Cybersecurity Law, and the revised law took effect on January 1, 2026. Pursuant to the Cybersecurity Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities; and must not endanger cybersecurity, or engage in activities by making use of the network that endanger the national security, honor and interests, or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The PRC Cybersecurity Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers”, including, among others, complying with a series of requirements of graded cybersecurity protection systems; verifying users’ real identity; localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC; and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes. Significant capital, managerial and human resources are required to comply with legal requirements, enhance information security and to address any issues caused by security failures. On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law (the “PIPL”) which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the PIPL provides, among others, that (i) an individual’s separate consent shall be obtained before operation of such individual’s sensitive personal information, e.g., biometric characteristics and individual location tracking, (ii) personal information operators operating sensitive personal information shall notify individuals of the necessity of such operations and the influence on the individuals’ rights, (iii) if personal information operators reject individuals’ requests to exercise their rights, individuals may file a lawsuit with a People’s Court. The PIPL elaborates the protection by law of personal information for natural persons and no entity or individual may infringe upon the rights and interests of the natural persons. However, there is uncertainty as to the interpretation and application of such laws which may be interpreted and applied in a manner inconsistent with our current policies and practices or require changes to the features of our system. We cannot assure you that our existing information protection system and technical measures will be considered sufficient under applicable laws and regulations. If we are unable to address any information protection concerns, protect our systems or to comply with the then applicable laws and regulations, we may incur additional costs and liability and our reputation, business and operations might be adversely affected. In addition, complying with various laws and regulations may cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business.

We are currently taking compliance measures to ensure that we obtain consent from our end customers to use their information within the scope of authorization, and we have taken technical measures to ensure the security of such information and prevent the information from being divulged, damaged or lost. However, since the Cybersecurity Law, PIPL, as well as relevant regulations, rules and measures are relatively new, there are uncertainties as to the interpretation and application of these laws and regulations, and it is possible that our data protection practices and personal information protection practices are or will be inconsistent with regulatory requirements. Any violation of the provisions and requirements under the Cybersecurity Law, PIPL and other relevant regulations, rules and measures may subject us to warnings, fines, confiscation of illegal gains, revocation of licenses, suspension of business, shutting down of websites or even criminal liabilities. Complying with such requirements could cause us to incur substantial expenses or to alter or change our practice in a manner that could harm our business. Any systems failure or security breach or lapse that results in the unauthorized release of our customer data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability. Furthermore, end customers may have concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, and any negative publicity on our information safety or privacy protection mechanism and policy, even if unfounded, could damage our reputation and brand and adversely affect our business and results of operations.

We may be subject to liability if private information that we receive is not secure or if we violate privacy laws and regulations.

We are or may become subject to a variety of laws and regulations in China, the United States and other jurisdictions where we operate our business regarding privacy, data security, cybersecurity and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other customer data in different jurisdictions. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

The European Union Parliament approved a new data protection regulation, known as the General Data Protection Regulation (“GDPR”), which came into effect in May 2018. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Economic Area. The GDPR imposes significant penalties for non-compliance. Although we do not conduct any business in the European Economic Area, in the event that residents of the European Economic Area access our website and input protected information, we may become subject to provisions of the GDPR.

In February 2022, the Russian Federation commenced a military invasion of Ukraine, and as a result, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russian and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic and Luhansk People’s Republic and Crimea). Moreover, on February 22, 2022, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt. These geopolitical issues have resulted in increasing global tensions and create uncertainty for global commerce. Any or all of these factors could negatively affect demand for our products and our business, financial condition and result of operations even though we do not conduct any business in Russia or Ukraine.

We are also subject to laws restricting disclosure of information relating to our employees. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, cybersecurity and data protection. However, given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be conflicting, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us or our third-party service-providers to comply with our privacy or security policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our business and operating results. Although we maintain cybersecurity insurance, we cannot assure you that this insurance will cover or satisfy any claim made against us or adequately cover any defense costs we may incur.

Our ability to protect the confidential information of our customers may be adversely affected by cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions.

We collect, store, and process certain personal and other sensitive data from our customers, which makes us an attractive target and potentially vulnerable to cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to mitigate the cyberattack risks and protect the confidential information that we have access to, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any cybersecurity incident, accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Cybersecurity incidents, security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with our customers could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected.

Meanwhile, if we fail to protect confidential information, we may be involved in various claims and litigations raised for privacy or other damages. Such claims and litigations will take a lot of time and resources to defend and we cannot assure you these claims or litigations will result in a favorable outcome. In February 2022, the Russian Federation commenced a military invasion of Ukraine, and Russian actions with respect to Ukraine have resulted in certain broad sanctions being imposed by the United States, the European Union, the United Kingdom and other international authorities. We cannot predict the impact of Russian actions in Ukraine or the reaction to such actions by the United States, the European Union, the United Kingdom or other international authorities. In connection with the aforesaid military invasion, cybersecurity experts anticipate a meaningful increase in cyberattack and cybercrime activity in connection with the Russian invasion of Ukraine around the globe. However, as of the date of this prospectus, there is no new or heightened risk of potential cyberattacks on the Company by state actors or others since Russia’s invasion of Ukraine.

The successful operation of our business depends upon the performance and reliability of the internet infrastructure in China.

Our business depends on the performance and reliability of the internet infrastructure in China. Almost all access to the internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. In addition, the national networks in China are connected to the internet through state-owned international gateways, which are the only channels through which a domestic Chinese user can connect to the internet outside of China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s internet infrastructure. In addition, the internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

The failure of telecommunications network operators to provide us with the requisite bandwidth could also interfere with the speed and availability of our APP and our website. We have no control over the costs of the services provided by the national telecommunications operators. If the prices that we pay for telecommunications and internet services rise significantly, our gross margins could be adversely affected. In addition, if internet access fees or other charges to internet users increase, our user traffic may decrease, which in turn may significantly decrease our revenues.

There is no assurance that Zhibao will be able to make all the instalments pursuant to the Zhonglian Agreement or that the Company would be able to realize the anticipated benefits of the Zhonglian Acquisition.

On July 2, 2025, Zhibao China, entered into a share purchase agreement (the “Zhonglian Agreement”) with Xuegeng Zhao and Qin’er Ye, the shareholders of Zhonglian (the “Zhonglian Sellers”) and Zhonglian, pursuant to which, subject to the terms and conditions set forth in the Zhonglian Agreement, Zhibao China agreed to acquire an aggregate of 51% of the equity interest in Zhonglian, including 23% of the equity interest from Xuegeng Zhao and 28% of the equity interest from Qin’er Ye, for a total purchase price of RMB25.5 million (approximately $3.5 million), subject to adjustment as provided in the Zhonglian Agreement (the “Zhonglian Acquisition”).

The Zhonglian Acquisition was closed on September 30, 2025. Pursuant to the Zhonglian Agreement, the Company is required to make four installments to the Sellers. The Company made the first instalment as of the date of this prospectus. If the Company fails to make the payment of the subsequent instalments pursuant to the Zhonglian Agreement or otherwise fails to perform its obligations pursuant to the Zhonglian Agreement, Zhibao China’s equity interest in Zhonglian may be adjusted to a percentage equal to the product of (a) 51% and (b) a fraction, the numerator of which is the aggregate amount paid by Zhibao, excluding any late fees pursuant to the Zhonglian Agreement, and the denominator of which is RMB 25.5 million. In addition, the ongoing businesses of the Company may be adversely impacted and, without realizing any of the anticipated benefits of completing the Zhonglian Acquisition, the Company would be subject to a number of risks, including the following:

●	the Company may experience negative reactions from the financial markets, including negative impacts on the Company’s share price (including to the extent that the current market price reflects a market assumption that the Zhonglian Acquisition will be completed);

●	the Company may experience negative reactions from its customers, vendors and employees; and

●	the Company will have incurred substantial expenses and will be required to pay certain costs relating to the Zhonglian Acquisition.

The market price of our Class A ordinary shares may decline as a result of the Zhonglian Acquisition.

The market price of our Class A ordinary shares may decline as a result of the Zhonglian Acquisition for a number of reasons, including, but not limited to, if:

●	investors react negatively to the prospects of our business and the prospects of the Zhonglian Acquisition;

●	the effect of the Zhonglian Acquisition on our business and prospects is not consistent with the expectations of financial or industry analysts; or

●	we do not achieve the perceived benefits of the Zhonglian Acquisition as rapidly or to the extent anticipated by financial or industry analysts.

Part of our services could be disrupted by network interruptions.

Part of our services depends on the efficient and uninterrupted operation of our computer and communications systems. Substantially all of our computer hardware and our cloud computing services is currently located in China. Although we have prepared for contingencies through redundancy measures and disaster recovery plans, such preparation may not be sufficient and we do not carry business interruption insurance. Despite any precautions we may take, the occurrence of a natural disaster, such as an earthquake, flood or fire, or other unanticipated problems at our facilities in China, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our APP and website, loss of our and customers’ data and business interruption for us and our customers. Any of these events could damage our reputation, significantly disrupt our operations and subject us to liability, which could materially and adversely affect our business, financial condition and results of operations.

Infringement of our intellectual property right by any third party or loss of our intellectual property rights may materially and adversely affect our business, financial condition and results of operations.

We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also have confidentiality arrangements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information.

Intellectual property protection may not be sufficient in China or other countries. Confidentiality agreements may be breached by counterparties, we may not be able to enforce these agreements and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. Policing any unauthorized use of our intellectual property is difficult, time-consuming, and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. Furthermore, we may be subject to the risks of losing our intellectual property rights or the intellectual property rights licensed from other third-parties due to several reasons. Certain intellectual property rights, such as trademarks, are subject to a limited period of time. Upon the expiry of such period of time, others may freely use such intellectual properties without any license or charges, which may impose competitive harm to us and in turn adversely affect our business and prospects. The intellectual property rights that we currently have may also be revoked, invalidated or deprived by regulatory authorities as a result of intellectual property claims or challenges successfully raised by third parties. We may also rely on certain intellectual property rights licensed from other third parties. There can be no guarantee that we will be able to maintain such licenses at all times or renew such licenses upon expiry. Moreover, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims from third parties, which may be expensive to defend with no assurance of success and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademark, copyrights or other intellectual property rights held by third parties. We may, and from time to time in the future be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing trademarks or other intellectual property of which we are not aware that we may infringe. While we do not know of any intellectual property rights on which our products or our business infringe, we cannot assure you that holders of trademark or other intellectual property rights purportedly relating to some aspect of our technology or business, would not seek to enforce such intellectual property rights against us or that they will not be successful in any such enforcement action. If an action is commenced in China, the application and interpretation of China’s intellectual property laws and the procedures and standards for granting and protecting intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis or be consistent with a decision in the United States. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or damages or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We will also need to continue to expand, train, manage and motivate our workforce and manage our relationships with our B channels and end customers. All of these endeavors involve risks and will require substantial management effort and significant additional expenditures. We may not be able to manage our growth or execute our strategies effectively, and any failure to do so may have a material adverse effect on our business and prospects.

The wide variety of payment methods that we accept subjects us to third-party payment processing-related risks.

We accept payments from customers in China through a variety of methods, including bank transfers, online payments (Alipay, WeChat Pay and other major payments), debit cards and credit cards issued by banks in China. We may be subject to fraud and other illegal activities in connection with the payment methods we accept. In addition, we are subject to rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept online payments (Alipay, WeChat Pay and other major payments), debit card or credit card payments from our customers, process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected. Further, to the extent that payment is made to us in China, we will have to comply with PRC banking regulations as to making payments in China.

Our success depends on our ability to retain our core management team and other key personnel.

Our performance depends on the continued service and performance of our directors and senior management as they are expected to play an important role in guiding the implementation of our business strategies and future plans. The loss of the services of one or more of our core management team members could impede implementation of our business plan and result in reduced profitability. For example, our founder and director, Mr. Botao Ma has accumulated more than 30 years of management experience in insurance industry. Our Chief Executive Officer and Chair of the board of directors, Ms. Jinmei Guo Hellstroem, has over 20 years experience in global leadership in strategy, operations, finance, and international trade. Our Chief Financial Officer, Ms. Jinyang Gu, has more than 15 years of experience in auditing, treasury, risk and capital management leadership. Our Chief Marketing Officer, Mr. Xiao Luo has more than 15 years of experience in insurance brokerage business. Our Chief Operating Officer, Mr. Xiaowei Le has more than 20 years of experience in sales management, general management, and leadership roles across multiple insurance companies. Our Chief Actuary, Mr. Guangtong Ren has more than 25 years of experience in corporate finance, strategic planning, and risk management of insurance, investment management and start-ups. Our Chief Technical Officer, Mr. Yugang Wang, has more than 20 years of digital technology and management experience in the insurance industry. If any of our core management team members were to terminate his or her employment with us, there can be no assurance that we would be able to find suitable replacements in a timely manner, at acceptable cost or at all. The loss of services of core management team members or the inability to identify, hire, train and retain other qualified and managerial personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience growth, we believe our success depends on the efforts and talents of our employees, including management team, sales team and R&D personnel. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve customers could diminish, resulting in a material adverse effect on our business.

Our business, financial condition and results of operations may be adversely affected by an economic downturn.

Because our sales may depend on customers’ levels of disposable income, perceived job prospects and willingness to spend, our business and prospects may be affected by global economic conditions. The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and is continuously facing new challenges, including the escalation of the European sovereign debt crisis since 2011 and the slowdown of the Chinese economy since 2012. The economic conditions in the markets in which our products are sold are sensitive to both global economic conditions, and the particular changes in each country’s economic and political policies and its expected or perceived overall economic growth rate. A decline in the economic prospects in the mechanics and other industries could alter current or prospective customers’ spending priorities. Therefore, a slowdown in China’s economy or the global economy may lead to a reduction in demand for our products, which could materially and adversely affect our financial condition and results of operations.

Zhibao has identified two material weaknesses in its internal controls over financial reporting. If Zhibao does not adequately remediate the material weaknesses, or if it experiences additional material weaknesses in the future or otherwise fails to maintain effective internal controls, it may not be able to accurately or timely report its financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in Zhibao and the market price of its shares.

Prior to the IPO, Zhibao was a private company and was never required to evaluate its internal control within a specified period, and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner. Its management has not completed assessment of the effectiveness of its internal control over U.S. GAAP financial reporting, and its independent registered public accounting firm has not conducted an audit of the effectiveness of its internal control over financial reporting. However, in the course of preparing and auditing its consolidated financial statements for the fiscal year ended June 30, 2025, it respectively identified two material weaknesses in its internal control over financial reporting as of June 30, 2025. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements may not be prevented or detected on a timely basis.

The material weaknesses identified included (i) lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC; and (ii) lack of formal risk assessment process and internal control framework over financial reporting, including lack of a formal group-wide risk assessment process to identify, assess, address or mitigate the risks in internal control, and lack of sufficient IT general controls designed and implemented surrounding the key financial related systems. Neither Zhibao nor its independent registered public accounting firm undertook a comprehensive assessment of its internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any material weakness in its internal control over financial reporting. Zhibao is required to do so only after it becomes a public company and it is exempt from the auditor attestation requirements as long as it is an emerging growth company. Had it performed a formal assessment of its internal control over financial reporting or had its independent registered public accounting firm performed an audit of the effectiveness of its internal control over financial reporting, additional material weaknesses may have been identified.

Following the identification of the material weaknesses and control deficiencies, Zhibao has taken some remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen its financial reporting function, (ii) setting up a financial and system control framework, (iii) implementing formal access and change controls to our systems, and making changes to our information technology systems, and (iv) improving governance, including providing internal training in relation to policies and procedures. Zhibao will continue to take additional measures to remediate the material weaknesses, including (i) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for its accounting and financial reporting personnel; (ii) appointing a third independent director; (iii) implementing formal access and change controls to our systems, and make changes to our information technology systems; and (iv) establishing more robust processes supporting internal control over financial reporting. However, the implementation of these measures may not fully address the material weaknesses in its internal control over financial reporting. Zhibao’s failure to correct the material weaknesses or its failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in its financial statements and could also impair its ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, Zhibao’s business, financial condition, results of operations and prospects, as well as the trading price of its Class A ordinary shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders its ability to prevent fraud.

After the completion of the IPO in April 2024, Zhibao became a public company in the United States subject to the Sarbanes-Oxley Act of 2002 and an emerging growth company exempted from certain internal control reporting requirement. Section 404 of the Sarbanes-Oxley Act of 2002 requires that it includes a report of management on its internal control over financial reporting in its annual report in its second annual report on Form 20-F. In addition, once Zhibao ceases to be an “emerging growth company” as such term is defined in the JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of its internal control over financial reporting. Zhibao’s management may conclude that its internal control over financial reporting is not effective. Moreover, even if Zhibao’s management concludes that its internal control over financial reporting is effective, its independent registered public accounting firm, after conducting the independent audit testing, may issue a report that is qualified if the accounting firm is not satisfied with Zhibao’s internal controls or the level at which Zhibao’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from Zhibao. In addition, after Zhibao becomes a public company, its reporting obligations may place a significant strain on its management, operational and financial resources and systems for the foreseeable future. It may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing Zhibao’s internal control procedures, in order to satisfy the requirements of Section 404, it may identify other weaknesses and deficiencies in its internal control over financial reporting. In addition, if it fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, it may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. If it fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in its reported financial information. This could in turn limit its access to capital markets, harm its results of operations, and lead to a decline in the trading price of its shares.

Additionally, ineffective internal control over financial reporting could expose Zhibao and its PRC Subsidiaries to increased risk of fraud or misuse of corporate assets and subject Zhibao to potential delisting from the stock exchange on which it lists, regulatory investigations and civil or criminal sanctions. It may also be required to restate its consolidated financial statements from prior periods.

There is substantial doubt about our ability to continue as a going concern.

As of June 30, 2025, the Company reported working capital of RMB 0.4 million (US$51,600). However, the Company had accumulated deficits of RMB 193.9 million (US$27.1 million) as of June 30, 2025. For the years ended June 30, 2023 and 2025, the Company reported net loss of RMB 43.1 million and RMB 62.0 million (US$8.7 million). For the years ended June 30, 2023, 2024 and 2025, the Company had operating cash outflows of RMB 1.1 million, RMB 3.8 million and RMB 20.7 million (US$2.9 million), respectively. These conditions raised substantial doubt about the Company’s ability to continue as going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

The Company has funded its operations and capital needs primarily through the net proceeds received from fund raising from equity and debt offerings and bank loans.

The unstable financial conditions and operation results, as well as no guaranteed funding to meet our cash requirements for the next 12 months, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from June 30, 2025.

To meet the cash requirements for the next 12 months from June 30, 2025, the Company is undertaking the following plans:

●	The Company is seeking for an extension of terms of bank loans, and corresponding interests to be paid until the funding shortage issue is resolved.

●	The Company is focusing on the improvement of operation efficiency, implementation of strict cost control and budget and enhancement internal controls to create synergy of the Company’s resources.

●	The Company is seeking for cash proceeds from equity sales under the Hudson ELOC.

●	The Company is going to seek more private and public equity offerings in the year of 2026.

However, there can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or with acceptable terms, if at all.

If we are unable to obtain additional financing when it is needed, we will need to restructure our operations and possibly divest all or a portion of our business. We may seek additional capital through a combination of equity offerings and debt financings. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses, require that our assets secure such debt, or provide for high interest rates, discounted conversion prices, or other unfavorable terms. Equity financing, if obtained, could result in dilution to our then-existing shareholders. If we are unsuccessful in securing additional funding, we may be required to cease operations which could result in our shareholders losing all or almost all of their investment.

We may need additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional cash resources due to future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets and PRC governmental regulations over foreign investment in the PRC. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

Our business operations are located in China, which renders us especially sensitive to local conditions and changes, such as those with respect to laws and regulations, economic and political environments, force majeure events, natural disasters or mass civil movements.

Currently, our business operations are based in China. Our business operations are therefore exposed to any deterioration in the economic, social and/or political conditions, significant changes in laws and regulations governing the insurance brokerage services industry, as well as any incidence of social movements, strike, riot, civil disturbances, mass civil movements, disobedience, recurrence of past outbreaks or epidemics, occurrence of any future epidemic outbreaks, natural disasters or other catastrophic events in China. Since our business operations are primarily located in China, the aforesaid adverse circumstances may materially and adversely disrupt operations of our insurance brokerage services, and in turn, our revenues and profitability, and consequently, our results of operations and financial condition.

Zhibao is a Cayman Islands exempted company, and will rely on dividends paid by its PRC Subsidiaries for its cash needs and financing. Any limitation on the ability of its PRC Subsidiaries to make dividend payments to Zhibao, or any tax implications of making dividend payments to Zhibao, could limit our ability to pay Zhibao’s expenses or pay dividends to holders of Zhibao’s ordinary shares.

Zhibao is a holding company and conducts substantially all of its business through its PRC Subsidiaries. Zhibao may rely on dividends to be paid by its WFOE to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, to service any debt it may incur and to pay it operating expenses. Zhibao’s PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in their business. If WFOE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to Zhibao.

Under PRC laws and regulations, WFOE may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, WFOE is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

WFOE generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of WFOE to use its Renminbi revenues to pay dividends to Zhibao. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of WFOE to pay dividends or make other kinds of payments to Zhibao could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business.

Risks Related to Offering and Ownership of Class A Ordinary Shares

An active, liquid trading market for our Class A ordinary shares may not develop or be sustained over the long term, which may limit your ability to sell such securities.

We consummated our IPO in April 2024, and so the trading market for our Class A ordinary shares is still new and unestablished. An active trading market for the Class A ordinary shares may never develop or be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of the Class A ordinary shares.

The resale of a substantial number of Resale Shares, could significantly depress our share price, increase volatility, and adversely affect our business, financial condition, and operating results.

The resale of 414,275,709 Class A Ordinary Shares and 395,678,152 Warrant Shares could cause the market price of our Class A Ordinary Shares to decline significantly. As of August 26, 2026, we had only 449,264,625 Class A Ordinary Shares outstanding. The number of shares registered for resale exceeds that amount by more than 1.8 times (including warrant shares). This influx of shares could depress the trading price, increase price volatility, and make it more difficult for shareholders to sell their shares at favorable prices. Even the perception that such sales may occur could adversely affect the market price of our Class A Ordinary Shares. We cannot predict the effect, if any, that market sales of these shares or the availability of these shares for sale will have on the market price of our Class A Ordinary Shares.

The Company may not obtain required shareholder approval and may lack sufficient authorized share capital to issue the Second Release units, which could materially and adversely affect the Company’s business, financial condition, and operating results and the value of our securities.

Pursuant to our Securities Purchase Agreement dated July 31, 2026, as amended by the Amendment dated August 17, 2026, we are obligated to issue 46,321,848 PIPE Units constituting the Second Release only if we obtain shareholder approval for an increase in our authorized share capital sufficient to permit issuance of such Second Release PIPE Units. As of August 17, 2026, after issuing 395,678,152 First-Release PIPE Class A Ordinary Shares, we had only approximately 22,136,878 authorized but unissued Class A Ordinary Shares, which amount is insufficient to issue the 46,321,848 Second Release PIPE Units, before considering other outstanding share reservations for warrants, convertible instruments and other potential issuances. There can be no assurance that we will be able to secure the requisite shareholder approval for the authorized share capital increase on acceptable terms, or at all. If we fail to satisfy the conditions for Second-Release issuance, including obtaining such shareholder approval, we will be unable to deliver the Second Release units as contemplated under the PIPE SPA. Such failure could constitute a breach of our contractual obligations under the PIPE SPA, which may expose us to claims for damages or other remedies asserted by the investors party to the PIPE SPA. Any such claims, or perceptions regarding our inability to fulfill contractual issuance obligations, could harm our reputation and materially impair our ability to raise capital in future financing transactions. Any of the foregoing outcomes could materially and adversely affect our business, financial condition, and operating results and the value of our securities.

Nasdaq may apply additional and more stringent criteria for our continued listing because we commutated a small public offering and insiders currently hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to apply additional or more stringent criteria for the continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. The IPO was relatively small and the insiders of our Company hold a large portion of the company’s listed securities following the consummation of the IPO. Nasdaq might apply the additional and more stringent criteria for our continued listing, which might cause suspension or even de-listing of our securities listed on Nasdaq.

If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

Our Class A ordinary shares are currently listed on the Nasdaq Capital Market. The Nasdaq Stock Market LLC, or Nasdaq, has minimum requirements that a company must meet in order to remain listed on the Nasdaq Capital Market. These requirements include maintaining a minimum closing bid price of $1.00 per share, or the Bid Price Requirement. While the closing price of our Class A ordinary shares has largely remained above the minimum closing bid price of $1.00 per share from July 1, 2024 through December 31, 2025, our Class A ordinary shares traded as low as $0.83 per share and in the future, the closing bid price of our Class A ordinary shares may fall below $1.00 per share. If the closing bid price of our Class A ordinary shares were to remain below $1.00 per share for 30 consecutive trading days, or we do not meet other Nasdaq listing requirements, we would fail to be in compliance with Nasdaq’s listing standards. In addition, the Selling Shareholders may sell a significant number of our Class A ordinary shares, which would cause dilution to our shareholders and could further depress our share price. There can be no assurance that we will continue to meet the Bid Price Requirement, or any other Nasdaq continued listing requirement, in the future. If we fail to meet these requirements, including the Bid Price Requirement and requirements to maintain minimum levels of shareholder’s equity or market values of our Class A ordinary shares, Nasdaq may notify us that we have failed to meet the minimum listing requirements and initiate the delisting process. If our Class A ordinary shares is delisted, the liquidity of our Class A ordinary shares would be adversely affected and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

The Company may not have sufficient authorized share capital to issue the Warrant Shares or Second Release units, which could materially and adversely affect the Company’s business, financial condition, and operating results and the value of our securities.

As of August 17, 2026, after issuing 395,678,152 Class A Shares, we had only approximately 22,136,878 authorized but unissued Class A Shares, which is insufficient to reserve the 395,678,152 shares underlying the Warrants or to issue the 46,321,848 Second Release shares, before considering all other outstanding reservations. The Warrants include terms that would require the Company to maintain a sufficient number of authorized shares to satisfy the exercise of the warrants. If the Company fails to increase its authorized share capital in a timely manner or at all, we will be unable to issue the shares underlying the Warrants upon exercise or the Second Release units, which would be a breach of our obligations under the Securities Purchase Agreement and could expose us to damages and claims from holders, and could also damage our reputation and ability to raise capital in the future. This could materially and adversely affect our business, financial condition, and operating results and the value of our securities.

The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located primarily in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Class A ordinary shares, regardless of our actual operating performance.

The use of Bitcoin as consideration for the PIPE Units may subject the transaction to regulatory scrutiny under PRC regulations relating to virtual currency activities and could adversely affect our business, financial condition, and results of operations.

On February 6, 2026, the People’s Bank of China (“PBOC”), jointly with seven other governmental departments including the NFRA and the CSRC, promulgated the Notice on Further Preventing and Disposing of Risks Related to Virtual Currencies and Other Relevant Matters (Yin Fa [2026] No. 42) (“No. 42”), which became effective on the same date. No. 42 further strengthens the PRC regulatory framework applicable to virtual currency-related activities in mainland China and restricts certain activities involving virtual currencies and the provision of virtual currency-related services to domestic entities. Under the PIPE SPA, the Selling Shareholders paid the consideration for the Class A ordinary shares and warrants in Bitcoin. Although the PIPE Units consist of traditional securities and warrants rather than virtual currencies, the use of Bitcoin as consideration may raise regulatory considerations under the PRC virtual currency regulatory framework. Given that we conduct a substantial portion of our operations through our PRC subsidiaries, PRC regulatory authorities could take the view that certain aspects of the PIPE financing warrant regulatory review or compliance measures. If we or our PRC subsidiaries were determined to have failed to comply with applicable PRC laws or regulations relating to virtual currencies, we could become subject to regulatory inquiries, compliance requirements, penalties or other legal consequences, which could materially and adversely affect our business, financial condition and results of operations.

In addition to market and industry factors, the price and trading volume for our Class A ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	regulatory developments affecting us or our industry;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	conditions in the market for intermediary services;

●	announcements by us or our competitors of new product and/or service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release of transfer restrictions on our issued and outstanding shares;

●	negative publicity regarding Chinese listed companies;

●	Political or legal actions taken or restrictions imposed by the government in China; and

●	sales or perceived potential sales of additional Class A ordinary shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain initial public offerings of companies with public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares.

In addition to the risks addressed above in “The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors”, our Class A ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme share price run-ups followed by rapid price declines, and such share price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A ordinary shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A ordinary shares. In addition, investors of our Class A ordinary shares may experience losses, which may be material, if the price of our Class A ordinary shares declines at any time or if such investors purchase shares of our Class A ordinary shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares, the market price for our Class A ordinary shares and trading volume could decline.

The trading market for our Class A ordinary shares is influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class A ordinary shares, the market price for our Class A ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A ordinary shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares for return on your investment.

We do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to declare dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased our Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment.

You may have to rely on the judgment of our management as to the use of the net proceeds from our future financings, and such use may not produce income or increase our share price.

We will not receive any proceeds from the resale or other disposition of the Class A ordinary shares by the Selling Shareholders. We also plan to use the net proceeds of our future offerings of our securities primarily for the R&D on new services and technologies, and upgrades, updates and improvement of existing services and technologies, and new hires of R&D staff; develop new insurance solutions, and upgrades, updates and enhancement of existing insurance solutions; sales, marketing and brands promotion; business expansions, mergers and acquisitions although as of the date of this prospectus, we have not identified, or engaged in any material discussions with any potential target for such business expansions; working capital and other general corporate purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from our future financings may be placed in investments that do not produce income or that lose value.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our Class A ordinary shares or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as us will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we hold and the amount of cash we raise in our future offerings of our securities, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own, directly or indirectly, at least 25% of the equity by value.

Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers who own our ordinary shares if we were determined to be a PFIC, see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company.”

Our amended and restated memorandum and articles of association contains anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares.

Certain provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our dual-class voting structure gives disproportionate voting power to the holders of our Class B ordinary shares. In addition, our board of directors will have the authority, without further action by our shareholders, to issue shares at such times and on such terms and conditions as the board of directors may decide.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Appeals from the Cayman Islands Courts to the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on courts in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority.. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of our memorandum and articles of association, register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Pursuant to our articles of association, shareholders will not have any right to inspect any account or book or document of the Company except as conferred by Companies Act or as authorized by our directors or by ordinary resolution of our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Our Securities — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The laws of the Cayman Islands provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders together holding shares representing in aggregate at least ten (10%) percent of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least twenty-one (21) clear days is request for the convening of an annual general meeting of shareholders and at least fourteen (14) clear days is required for the convening of any other general meeting of shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present or by proxy, or if a corporation, by its duly authorized representative, representing not less than one-third of the issued and outstanding ordinary shares which are entitled to vote at such general meeting of the Company. For these purposes, “clear days” means that period of notice excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to seek recognition and/or enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares.

We may incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we may be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements m increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Class A ordinary shares are listed on the Nasdaq under the symbol “ZBAO.” We cannot assure you that our securities continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). We cannot assure you that we will continue to meet those continued listing requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A ordinary shares come within the definition of “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A ordinary shares are listed on Nasdaq, our Class A ordinary shares are covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Resale of shares purchased by the Selling Shareholders may cause the market price of our Class A ordinary shares to decline.

We are registering 414,275,709 Class A Ordinary Shares and 395,678,152 Warrant Shares under the PIPE units which were issued by the Company to the Selling Shareholders on August 17, 2026, on behalf of the Selling Shareholders. The Selling Shareholders may resell the Class A ordinary shares at a price and time determined by them, and the timing of sales and the price at which the shares are sold could have an adverse effect upon the public market for our Class A ordinary shares. There may be no independent or third-party underwriter involved in the offering of the shares held by or to be received by the Selling Shareholder, and there can be no guarantee that the disposition of those shares will be completed in a manner that is not disruptive to the market for our Class A ordinary shares.

A substantial number of the Class A ordinary shares may be sold in this resale, which could cause the price of our Class A ordinary shares to decline.

In this resale, the Selling Shareholders may sell up to 414,275,709 Class A ordinary shares and 395,678,152 Warrant Shares. This sale and any future sales of a substantial number of shares of Class A ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the Class A ordinary shares on Nasdaq. We cannot predict the effect, if any, that market sales of those shares of Class A ordinary shares or the availability of those shares of Class A ordinary shares for sale will have on the market price of our Class A ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Risk Factors”, “Business”, “Management” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the sections entitled “Risk Factors”, “Business”, “Operating and Financial Review and Prospects”, “Regulation”, and “Corporate History and Structure” in our 2025 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the six months ended December 31, 2025 and 2024 on the Interim Financial 6-K incorporated by reference in this prospectus, and our consolidated financial statements and notes to those consolidated financial statements on the 2025 Annual Report and the Interim Financial 6-K incorporated by reference in this prospectus. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our dependence on the development, update, upgrade and innovations of insurance solutions and technologies on a timely basis;

●	our dependence on growth in the demand for our services;

●	our ability to attract and retain B channels and end customers;

●	our ability to build stable and health relationships with insurance companies;

●	our ability to compete effectively;

●	our ability to successfully manage our business expansion in response to changing industry and market conditions;

●	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

●	our dependence on key personnel;

●	our ability to expand into new businesses and industries, and to undertake mergers, acquisitions, investments or divestments;

●	the effect of the Underwriters’ stabilization activity or the exercise by the underwriters of their over-allotment option;

●	changes in technology and competing services;

●	general economic and political conditions, including those related to the insurance brokerage industry;

●	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activities;

●	fluctuations in foreign currency exchange rates; and

●	other factors in the “Risk Factors” section in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Statistical data in these publications also include projections based on a number of assumptions. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

In addition, the new and rapidly changing nature of the insurance brokerage industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the Resale Shares by the Selling Shareholders. All net proceeds from the resale of the Resale Shares covered by this prospectus will go to the Selling Shareholders. We expect that the Selling Shareholders will sell the Resale Shares as described under “Plan of Distribution.”

Although we will not receive any proceeds from the resale of the Class A Ordinary Shares by the Selling Shareholders, we would receive $0.35 per Warrant Share to the extent the Warrants are exercised for cash. Upon exercise of the Warrants for all 395,678,152 Warrants by payment of cash, we would receive aggregate gross proceeds of approximately $138.5 million. However, we cannot predict when or whether the Warrants will be exercised. The Warrants may be exercised in whole or in part, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from the exercise of the Warrants. The exercise price of the Warrants is subject to adjustment in certain circumstances, and there is no assurance that holders will exercise their Warrants. We received 2,380 Bitcoins as consideration for the PIPE units, which were valued at $65,000 per Bitcoin for a total value of $154.7 million. As of the date of this prospectus, the Company holds these Bitcoins in a designated wallet account. We currently intend to hold the Bitcoins as a treasury asset, but we may convert a portion or all of our Bitcoin holdings into cash to fund our operations, working capital needs, and other general corporate purposes, including research and development, sales and marketing, and potential acquisitions. However, the value of our Bitcoin holdings is subject to significant market fluctuations, and there is no assurance that we will be able to convert our Bitcoins into cash at favorable prices, or at all. The proceeds from any such conversion, if any, would depend on the market price of Bitcoin at the time of conversion and may differ materially from the reference price of $65,000 per Bitcoin used to value the PIPE consideration.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Shareholders and our independent registered public accountants.

DIVIDEND POLICY

Subject to the provisions of the Companies Act (Revised) of the Cayman Islands and any rights attaching to any class or classes of shares under and in accordance with our amended and restated memorandum and articles of association, as amended from time to time, our board of directors has discretion regarding whether to declare or pay dividends or other distributions out of our funds which are lawfully available for that purpose. In addition, our shareholders may by ordinary resolution declare a dividend in accordance with the respective rights attached to the shares, provided that no dividend may exceed the amount recommended by our directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest. All dividends are subject to certain restrictions under Cayman Islands law, namely that a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

PIPE FINANCING

PIPE Financing

On July 31, 2026, the Company entered into a securities purchase agreement (“PIPE Agreement”) with Selling Shareholders, pursuant to which, the Company agreed to issue and sell to the Selling Shareholders, and the Selling Shareholders agreed to purchase from the Company, a total of 442,000,000 PIPE units of the Company’s securities, with each unit consisting of one Class A Ordinary Share and one Warrant to purchase one Class A Ordinary Share (“Warrant Share”), for an aggregate purchase price of $154,700,000, payable in an aggregate amount of 2,380 Bitcoin at $65,000 per Bitcoin.

Amendment to the PIPE Agreement and Closing of PIPE Financing

On August 17, 2026, the Company entered into an amendment to the PIPE Agreement by and among the Company and the Selling Shareholders, pursuant to which (i) the delivery of the PIPE units, each consisting of one Class A ordinary share, par value US$0.0001 per share, of the Company (each, a “PIPE Class A Ordinary Share”) and one warrant to purchase one Class A ordinary share of the Company (each, a “Warrant”), shall be effected through two releases with the first release, involving the delivery of 395,678,152 PIPE units, to occur at the closing (the “First Release”), and the second release (the “Second Release”), involving the delivery of the remaining 46,321,848 PIPE units, to occur within 30 days after the closing or such later date and subject to receipt of Shareholder Approval for the effectiveness of an increase in the Company’s authorized share capital, and (ii) the Selling Shareholders shall deliver an aggregate of 2,380 Bitcoins at closing in full satisfaction of the aggregate purchase price of US$154,700,000, based on a reference price of US$65,000 per Bitcoin.

On August 17, 2026, the Company closed the previously announced PIPE financing. At closing, the Selling Shareholders delivered an aggregate of 2,380 Bitcoins to the Company’s designated wallet account in full satisfaction of the aggregate purchase price of US$154,700,000. In connection with the First Release, the Company delivered a total of 395,678,152 PIPE units to the respective Selling Shareholders, subject to the terms of the Securities Purchase Agreement, as amended. Each delivered PIPE unit consists of one Class A Ordinary Share and one Warrant to purchase one Class A Ordinary Share. The Company’s ability to issue the Warrant Shares and the remaining 46,321,848 PIPE units is subject to the Company having sufficient authorized but unissued Class A Ordinary Shares, after taking into account all existing reservations and the creation of additional reserves required under existing instruments. The issuance of the Second Release units and any Warrant Shares is conditioned upon the satisfaction of certain conditions set forth in the Amended Securities Purchase Agreement. See “Risk Factors— Risks Related to Offering and Ownership of Class A Ordinary Shares —The Company may not have sufficient authorized share capital to issue the Warrant Shares or Second Release units, which could materially and adversely affect the Company’s business, financial condition, and operating results and the value of our securities.”

Filing of registration statement

The Company agreed that, within 45 calendar days after the date of the agreement, the Company will use commercially reasonable efforts to file with the SEC (at the Company’s sole cost and expense) a registration statement on Form F-1 (the “Registration Statement”), covering the resale of (i) the PIPE Class A Ordinary Shares, Management Resale Registrable Securities and (ii) the Warrant Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable following the filing thereof.

Effect of Sales of Our PIPE Class A Ordinary Shares on Our Shareholders

We are registering 414,275,709 Class A ordinary shares and 395,678,152 Warrant Shares under the 395,678,152 PIPE units we have issued to the Selling Shareholders. The Selling Shareholders may offer and resell the Class A ordinary shares at a price and time determined by them, and the timing of sales and the price at which the shares are sold could have an adverse effect upon the public market for our Class A ordinary shares. There may be no independent or third-party underwriter involved in the offering of the shares held by or to be received by the Selling Shareholders, and there can be no guarantee that the disposition of those shares will be completed in a manner that is not disruptive to the market for our Class A ordinary shares.

In this resale, the Selling Shareholders may sell up to 414,275,709 Class A ordinary shares and 395,678,152 Warrant Shares. This resale and any future sales of a substantial number of shares of Class A ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the Class A ordinary shares on Nasdaq. We cannot predict the effect, if any, that market sales of those shares of Class A ordinary shares or the availability of those shares of Class A ordinary shares for sale will have on the market price of our Class A ordinary shares.

SELLING SHAREHOLDERS

This prospectus relates to the resale of 414,275,709 Class A ordinary shares (including 18,597,557 Management Resale Registrable Securities listed in the table under Schedule III of PIPE SPA and 395,678,152 Class A ordinary shares under PIPE units) and 395,678,152 Warrant Shares issuable upon exercise of the outstanding Warrants under the PIPE units. For additional information regarding our PIPE units included in this prospectus, see the section titled “PIPE Transaction” above. We are registering our 395,678,152 Class A ordinary shares and 395,678,152 Warrant Shares included in this prospectus pursuant to the provisions of the PIPE RRA we entered into with the Selling Shareholders on August 17, 2026, and 18,597,557 Management Resale Registrable Securities pursuant to the terms of the PIPE SPA in order to permit the Selling Shareholders to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the PIPE SPA and the PIPE RRA, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Shareholders and our Class A ordinary shares that may be resold by the Selling Shareholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders, and reflects holdings as of August 26, 2026. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of our Class A ordinary shares being registered for resale by the Selling Shareholders under this prospectus. The Selling Shareholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Class A ordinary shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes our Class A ordinary shares with respect to which the Selling Shareholder has sole or shared voting and investment power. The percentage of our Class A ordinary shares beneficially owned by the Selling Shareholders prior to the offering shown in the table below is based on an aggregate of 449,264,625 of our Class A ordinary shares outstanding on August 26, 2026. The fourth column assumes the resale by the Selling Shareholder of all of our Class A ordinary shares being offered for resale pursuant to this prospectus.

	Number of Class A Ordinary Shares Beneficially Owned Prior to Resale		Maximum Number of Class A Ordinary Shares (including Warrant Shares) to be Resold Pursuant to PIPE units	Class A Ordinary Shares Beneficially Owned Assuming After Exercise of the Warrants Pursuant to PIPE units	Number of Class A Ordinary Shares (including Warrant Shares) Beneficially Owned After Resale(3)
Name of Selling Shareholders(4)	Number(1)	Percent(2)			Number	Percent
METAVERSE INTELLIGENCE TECH LTD	21,039,076	4.68%	21,039,076	42,078,152	0	0%
DYT INFO PTE. LTD.	44,200,000	9.84%	44,200,000	88,400,000	0	0%
YY TECH INC	44,200,000	9.84%	44,200,000	88,400,000	0	0%
Kellyview Investment Limited	44,200,000	9.84%	44,200,000	88,400,000	0	0%
JOYER INVESTMENT LIMITED	21,039,076	4.68%	21,039,076	42,078,152	0	0%
Dundas Technology Limited	44,200,000	9.84%	44,200,000	88,400,000	0	0%
DADA Business Trading Co., Limited	44,200,000	9.84%	44,200,000	88,400,000	0	0%
VMADE CO., LIMITED	44,200,000	9.84%	44,200,000	88,400,000	0	0%
Easygo Business Co., Ltd	44,200,000	9.84%	44,200,000	88,400,000	0	0%
BCI TECH PTE. LTD.	44,200,000	9.84%	44,200,000	88,400,000	0	0%
Mavy Holdings Limited	8,932,611	1.99%	-	-	0	0%
Tianze Zihan Holdings Limited	156,108	0.03%	-	-	0	0%
Carp International Holdings Limited	245,310	0.05%	-	-	0	0%
HMcQ Holdings Limited	66,903	0.01%	-	-	0	0%
ElecJoys Holdings Limited	44,601	0.01%	-	-	0	0%
Fanyi Holdings Limited	170,943	0.04%	-	-	0	0%
Shenbao Limited Partnership	4,222,959	0.94%	-	-	0	0%
Shanghai Xinhui Investment Consulting Company Limited	3,661,122	0.81%	-	-	0	0%
Xiaowei Le	300,000	0.07%	-	-	0	0%
Xiao Luo	250,000	0.06%	-	-	0	0%
Guangtong Ren	230,000	0.05%	-	-	0	0%
Yugang Wang	160,000	0.04%	-	-	0	0%
Yuanwen Xia	67,000	0.01%	-	-	0	0%
Yiyun Dai	30,000	0.01%	-	-	0	0%
Jun Ma	30,000	0.01%	-	-	0	0%
Han Tang	30,000	0.01%	-	-	0	0%
Total	414,275,709	92.21%	395,678,152	791,356,304	0	0%

*	Less than 1%.

(1)	The Selling Shareholders may not convert warrants, or we may not issue or sell any of our Class A ordinary shares to any Selling Shareholder, any portion of the Class A ordinary shares corresponding to the PIPE Units to the extent such shares, when aggregated with all other our Class A ordinary shares then beneficially owned by such Selling Shareholder, would cause such Selling Shareholder’s beneficial ownership of our Class A ordinary shares to exceed 4.99% (or up to 9.99% upon the Selling Shareholder’s election) of our then outstanding Class A ordinary shares (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares and percentage reflected above, each Selling Shareholder’s beneficial ownership of our Class A ordinary shares at any time will not exceed 4.99% (or 9.99%, as applicable) of our outstanding ordinary shares. The Beneficial Ownership Limitation may not be waived under the Amended Securities Purchase Agreement.

(1)	Applicable percentage ownership is based on 449,264,625 of our Class A ordinary shares outstanding as of August 26, 2026.

(3)	Assumes the sale of all our Class A ordinary shares being offered for resale pursuant to this prospectus.

(4)

The registered address of METAVERSE INTELLIGENCE TECH LTD, controlled by Wenwen Yu , is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands.

The registered address of DYT INFO PTE. LTD., controlled by Choi Ling, is 112 Robinson Road, #03-01, Robinson 112, Singapore 068902

The registered address of YY TECH INC, controlled by Yujie Liu, is Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

The registered address of Kellyview Investment Limited, controlled by Yubin Wang, is Flat OIA1, 10/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong.

The registered address of JOYER INVESTMENT LIMITED, controlled by Jinmei Guo Hellstroem, is Flat/RM A, 12/F, ZJ 300, 300 Lockhart Road, Wan Chai, Hong Kong.

The registered address of Dundas Technology Limited, controlled by Jian Liu, is RM 509, 5/F THE CLOUD, 111 TUNG CHAU STREET, TAI KOK TSUI, HONG KONG.

The registered address of DADA Business Trading Co., Limited, controlled by Yubo Yang, is Unit 60, 3/F, Yau Lee Center, No.45 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

The registered address of VMADE CO., LIMITED, controlled by Xiaodong Liu, is Room 18, Block A, 7/F, Chiap King Industrial Building, 114 King Fuk Street, San Po Kong, Kowloon, Hong Kong.

The registered address of Easygo Business Co., Ltd, controlled by Lijuan Wu, is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960.

The registered address of BCI TECH PTE. LTD., controlled by Jianshuang Wang, is 60 Paya Lebar Road, #04-16, Paya Lebar Square, Singapore 409051.

The business addresses for the remaining Management Selling Shareholders are Floor 3, Building 6, Wuxing Road, Lane 727 Pudong New Area, Shanghai 201204. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, each Selling Shareholder may be deemed to have voting and investment power with respect to their Class A Ordinary Shares.

PLAN OF DISTRIBUTION

The Company is now registering our 414,275,709 Class A ordinary shares and 395,678,152 Warrant Shares under PIPE units for resale on behalf of the Selling Shareholders.  The underlying Resale Shares under the issued PIPE units may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The resale of the underlying Class A ordinary shares under PIPE units being registered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Class A ordinary shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

●	in options or other hedging transactions, whether through an options exchange or otherwise;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of our Class A ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Class A ordinary shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive from any purchasers of our Class A ordinary shares sold by the Selling Shareholders.

We know of no existing arrangements between the Selling Shareholders or any other stockholder, broker, dealer, underwriter or agent relating to the resale or distribution of our Class A ordinary shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Shareholder, any compensation paid by the Selling Shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

The Selling Shareholders and any broker-dealer participating in the distribution of the shares offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions or discounts received by such broker-dealers may be treated as underwriting compensation. If a FINRA member participates in the distribution, such member will be required to comply with FINRA Rule 5110, which may impose restrictions on the compensation paid to such member and require the filing of a notice with FINRA. We and the Selling Shareholders will bear the expenses associated with such compliance.

We will pay the expenses incident to the registration under the Securities Act of the resale of our Class A ordinary shares covered by this prospectus by the Selling Shareholder.

We have advised the Selling Shareholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Our Class A ordinary shares are currently listed on Nasdaq under the symbol “ZBAO”.

ENFORCEABILITY OF CIVIL LIABILITIES

We were formed as an exempted company with limited liability incorporated under the laws of the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands exempted companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Jinghe Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon certain civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by our PRC counsel, Jinghe Law Firm, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of the United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Ogier (Cayman) LLP has further advised us that, in those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, the courts of the Cayman Islands may recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without a retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the amount for which the judgment was issued, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes, a fine, or a penalty, inconsistent with a Cayman Islands judgment on the same matter, impeachable on the grounds of fraud, or obtained in a manner or of a kind that would be contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act, where the liabilities imposed by those provisions are penal in nature or otherwise contrary to Cayman Islands public policy. Ogier (Cayman) LLP has informed us that whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands to be unenforceable, due to it being penal or punitive in nature or otherwise, will be fact specific. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Service of process upon Hong Kong-based entities or individuals may be difficult to obtain within the U.S. There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against these Hong Kong-based entities or individuals predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against these Hong Kong-based entities or individuals predicated upon the securities laws of the U.S. or any state in the U.S. A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S.

CORPORATE HISTORY AND STRUCTURE

Zhibao is a Cayman Islands exempted company incorporated on January 11, 2023. Structured as a holding company with no material operations, Zhibao conducts its operations in China through its PRC Subsidiaries, primarily Zhibao China and Sunshine Insurance Brokers. For the information relating to our subsidiaries, please see “Summary -- Our Corporate History and Structure” beginning on page 6 of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition as of June 30, 2024 and 2025 and results of operations for the fiscal years ended June 30, 2023, 2024 and 2025, please read “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

OUR BUSINESS

For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

prc REGULATION

For major regulations that impact our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations in PRC” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2025 Annual Report, which is incorporated by reference into this prospectus. Except as the changes set forth in “Recent Development” above of this prospectus, there have been no other material changes or developments to our management since the filing of our 2025 Annual Report.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A ordinary shares and Class B ordinary shares as of the date of this prospectus, with regard to (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent of our Class A ordinary shares and Class B ordinary shares; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

As of August 26, 2026, we had 8 shareholders of record in the United States. None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Name and Address of Beneficial Owner(1)	Class A Ordinary Shares	Percentage Ownership of Class A Ordinary Shares (2)	Class B Ordinary Shares	Percentage Ownership of Class B Ordinary Shares (2)	Percentage of Total Voting Power (2)
5% or Greater Shareholders (Other Than Executive Officers and Directors):
BCI TECH PTE. LTD. (3)	44,200,000	9.84%	-	-	9.84%
DADA BUSINESS TRADING CO., LIMITED (4)	44,200,000	9.84%	-	-	9.84%
DUNDAS TECHNOLOGY LIMITED (5)	44,200,000	9.84%	-	-	9.84%
DYT INFO PTE. LTD. (6)	44,200,000	9.84%	-	-	9.84%
EASYGO BUSINESS CO., LTD (7)	44,200,000	9.84%	-	-	9.84%
KELLYVIEW INVESTMENT LIMITED (8)	44,200,000	9.84%	-	-	9.84%
VMADE CO., LIMITED (9)	44,200,000	9.84%	-	-	9.84%
YY TECH INC (10)	44,200,000	9.84%	-	-	9.84%
CEDE & CO	31,384,864	6.99%			6.99%
Executive Officers and Directors
Botao Ma (11)(12)(13)(14)	16,816,692	3.74%			3.74%
Jinmei Guo Hellstroem	-	-	-	-	-
Jinyang Gu	-	-	-	-	-
Xiao Luo (15)	406,108	*	-	-	*
Yugang Wang (16)	204,601	*	-	-	*
Xiaowei Le	300,000	*	-	-	*
Guangtong Ren	230,000	*	-	-	*
Truong Van Tien Anh	-	-	-	-	-
Zongmei Huang	-	-	-	-	-
Dixon Perez Dai	-	-	-	-	-
All directors and executive officers as a group (nine individuals)	17,957,401	4.00%	-	-	4.00%

*	Less than 1%.

(1)	Except as otherwise indicated below, the business address of each of the reporting persons is Floor 3, Building 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai, China, 201204.

(2)	Based on 449,264,625 ordinary shares issued and outstanding as of August 26, 2026.

(3)	Represents 44,200,000 Class A ordinary shares held by BCI TECH PTE. LTD. Jianshuang Wang is the director of BCI TECH PTE. LTD. As such, Jianshuang Wang may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by BCI TECH PTE. LTD. The address of BCI TECH PTE. LTD. is 60 Paya Lebar Road, #04-16, Paya Lebar Square, Singapore 409051.

(4)	Represents 44,200,000 Class A ordinary shares held by DADA BUSINESS TRADING CO., LIMITED. Yubo Yang is the director of DADA BUSINESS TRADING CO., LIMITED. As such, Yubo Yang may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by DADA BUSINESS TRADING CO., LIMITED. The address of DADA BUSINESS TRADING CO., LIMITED. is Unit 60, 3/F, Yau Lee Center, No.45 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

(5)	Represents 44,200,000 Class A ordinary shares held by DUNDAS TECHNOLOGY LIMITED. Jian Liu is the director of DUNDAS TECHNOLOGY LIMITED. As such, Jian Liu may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by DUNDAS TECHNOLOGY LIMITED. The address of DUNDAS TECHNOLOGY LIMITED. is RM 509, 5/F THE CLOUD, 111 TUNG CHAU STREET, TAI KOK TSUI, HONG KONG.

(6)	Represents 44,200,000 Class A ordinary shares held by DYT INFO PTE. LTD. Choi Ling is the director of DYT INFO PTE. LTD. As such, Choi Ling may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by DYT INFO PTE. LTD. The address of DYT INFO PTE. LTD. is 112 Robinson Road, #03-01, Robinson 112, Singapore 068902.

(7)	Represents 44,200,000 Class A ordinary shares held by EASYGO BUSINESS CO., LTD. Lijuan Wu is the director of EASYGO BUSINESS CO., LTD. As such, Lijuan Wu may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by EASYGO BUSINESS CO., LTD. The address of EASYGO BUSINESS CO., LTD. is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960.

(8)	Represents 44,200,000 Class A ordinary shares held by KELLYVIEW INVESTMENT LIMITED. Yubin Wang is the director of KELLYVIEW INVESTMENT LIMITED. As such, Yubin Wang may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by KELLYVIEW INVESTMENT LIMITED. The address of KELLYVIEW INVESTMENT LIMITED. is Flat OIA1, 10/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong.

(9)	Represents 44,200,000 Class A ordinary shares held by VMADE CO., LIMITED. Xiaodong Liu is the director of VMADE CO., LIMITED. As such, Xiaodong Liu may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by VMADE CO., LIMITED. The address of VMADE CO., LIMITED. is Room 18, Block A, 7/F, Chiap King Industrial Building, 114 King Fuk Street, San Po Kong, Kowloon, Hong Kong.

(10)	Represents 44,200,000 Class A ordinary shares held by YY TECH INC. Yujie Liu is the director of YY TECH INC. As such, Yujie Liu may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by YY TECH INC. The address of YY TECH INC. is Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

(11)	Consists of (i) 8,932,611 Class A ordinary shares directly held by Mavy Holdings Limited, a British Virgin Islands business company (“Mavy”) and (ii) 4,222,959 Class A ordinary shares indirectly held by Mavy, as the majority shareholder of Shenbao Limited Partnership, a British Virgin Islands partnership (“Shenbao”). Mr. Botao Ma is the director of Mavy. As such, he may be deemed to have the voting and dispositive power of the Class A ordinary shares beneficially held by Mavy. Mr. Ma disclaims any beneficial ownership of the reported Class A ordinary shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(12)	Consists of (i) 8,932,611 Class A ordinary shares beneficially held by Maximum Global Holdings Limited, a British Virgin Islands business company (“Maximum”) through its 99.80% equity interest of Mavy and (ii) 4,222,959 Class A ordinary indirectly held by Mavy, as the majority shareholder of Shenbao. Dedao Trust Limited, a company incorporated in Hong Kong, is sole member and sole director of Maximum. Dedao Trust Limited is the trustee of The Maximum Trust, a trust established under the laws of Hong Kong. Mavy is the settlor of The Maximum Trust, and Mr. Ma is the first beneficiary is The Maximum Trust. As such, Mr. Ma may be deemed to have or share voting and dispositive power of the Class A ordinary shares beneficially held by Maximum. Mr. Ma disclaims any beneficial ownership of the reported ordinary shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(13)	Represents 4,222,959 Class A ordinary shares held by Shenbao. Mavy beneficially holds approximately 99.04% equity interest of Shenbao. As such, Mr. Ma may be deemed to have or share voting and dispositive power of the Class A ordinary shares held directly by Shenbao.

(14)	Represents approximately 3,661,122 Class A ordinary shares indirectly held by Shanghai Xinhui Investment Consulting Co., Ltd. (“Xinhui”). Mr. Botao Ma is the majority shareholder of Xinhui. As such, he may be deemed to have or share voting and dispositive power of the Class A ordinary shares held beneficially by Xinhui. Mr. Ma disclaims any beneficial ownership of the reported Class A ordinary shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(15)	Represents 156,108 Class A ordinary shares held by Tianze Zihan Holdings Limited (“Tianze”), a British Virgin Islands corporation. Mr. Xiao Luo, our Chief Operating Officer, is the sole shareholder of Tianze holding 100% shares, and thus exercise 100% voting and dispositive power of our Class A ordinary shares held by Tianze.

(16)	Represents 44,601 Class A ordinary shares held by ElecJoys Holdings Limited (“ElecJoys”), a British Virgin Islands corporation. Mr. Yugang Wang, our Chief Technical Officer, is the sole shareholder of ElecJoys holding 100% shares, and thus exercise 100% voting and dispositive power of our Class A ordinary shares held by ElecJoys.

RELATED PARTY TRANSACTIONS

For a description of related party transactions, please read “Item 7. Major Shareholders and Related Party Transactions —B. Related Party Transactions” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our related party transactions since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

DESCRIPTION OF OUR SECURITIES

The following description of our securities and provisions of our amended and restated memorandum and articles of association, as amended and restated from time to time (which we refer to as the Articles below), are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

General

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), the Companies Act (Revised) of the Cayman Islands (which we refer to as the Companies Act below) and the common law of the Cayman Islands.

Pursuant to the Articles, we are authorized to issue Class A ordinary shares, of par value US$0.0001 each (the “Class A ordinary shares”), and Class B ordinary shares, of par value US$0.0001 each (the “Class B ordinary shares”). Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of the Company. Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of the Company.

As of August 26, 2026, 449,264,625 ordinary shares were issued and outstanding. As of April 20, 2026, we had outstanding warrants to purchase 2,099,901 Class A ordinary shares and convertible notes convertible into up to 729,433 Class A ordinary shares, subject to adjustment.

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on January 11, 2023. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

Under our Articles, the holders of Class A ordinary shares are entitled to one (1) vote for each Class A ordinary share held of record and the holders of Class B ordinary shares are entitled to twenty (20) votes for each Class B ordinary share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to the provisions of the Companies Act and any rights and restrictions attaching to any class or series of shares under and in accordance with our articles of association, as amended from time to time:

(a)	our board of directors may, from time to time, declare dividends or distributions out of our lawfully available funds. No dividends shall be declared by the board out of the Company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to the Company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the board of directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

However, no dividend shall bear interest against the Company.

Voting Rights. Holders of our ordinary shares shall (in respect of such ordinary share) have the right to receive notice of, attend at and vote as a shareholder at any general meeting of the Company.

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting, by at least two shareholders having the right to vote on the resolutions or any one shareholder, present in person or by proxy, who, individually or collectively, hold at least ten per cent of the voting rights of all those who have a right to vote on the resolution.

Each holder of Class A Ordinary Shares shall, on a poll, be entitled to one vote for each Class A Ordinary Share he or she holds and each holder of Class B Ordinary Shares shall, on a poll, be entitled to exercise 20 votes for each Class B Ordinary Share he or she holds on any and all matters. On a show of hands, every shareholder shall have one vote.

Shareholders may vote in person or by proxy.

As a matter of Cayman Islands law and our articles of association, (i) an ordinary resolution requires the affirmative vote of a simple majority or votes cast by shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of not less than two-thirds of votes cast by shareholders being entitled to attend and vote at a general meeting of the Company. Ordinary resolutions and special resolutions are also capable of being passed unanimously in writing.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law and our articles of association, including alteration of the memorandum or articles of association, reduction of share capital, change of name, approval of a statutory plan of merger (other than in certain circumstances a merger between a parent and a subsidiary), authorization of a transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent documents of the Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Under Cayman Islands law and our amended and restated articles of association, the company may be wound up by a special resolution of our shareholders, or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Upon the winding up of our Company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of our Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 days’ written notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the amended and restated articles of association.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the amended and restated articles of association) and, within 14 days of the date on which the notice is deemed to be given under the amended and restated articles of association, such notice has not been complied with.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the Company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our Company.

Variation of Rights Attaching to Shares. Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Rights Attaching to Class A Ordinary Shares. Each Class A ordinary share confers on the holder: (a) the right to one (1) vote on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company in accordance with the Companies Act; and (c) the right to an equal share in the distribution of the surplus assets of the Company.

Rights Attaching to Class B Ordinary Shares. Each Class B ordinary share confers on the holder: (a) the right to twenty (20) votes on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company in accordance with the Companies Act; (c) the right to an equal share in the distribution of the surplus assets of the Company; and (d) the conversion rights.

Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, upon written notice to the Company, but Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances.

Alteration of Share Capital. Subject to the Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may, by special resolution, reduce our share capital in any way.

Conversion Rights. Each Class B ordinary share of the Company is convertible into one (1) Class A ordinary share, at the option of the holder of such Class B ordinary share, at any time, upon written notice to the Company, but Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances.

Transfer of Class A Ordinary Shares. Provided that a transfer of Class A ordinary shares complies with applicable rules of the Nasdaq Capital Market, a Class A shareholder may transfer ordinary shares to another person by completing an instrument of transfer in the usual or common form, with respect to Class A ordinary shares, or in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Class A ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Class A ordinary shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A ordinary share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A ordinary shares purchased by investors in the public offering. Once the Class A ordinary shares have been listed, the legal title to such Class A ordinary shares and the registration details of those Class A ordinary shares in our register of members will remain with DTC. All market transactions with respect to those Class A ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may be suspended at such times and for such periods as our board of directors may, from time to time determine, provided always that such registration of transfers shall not be suspended for more than 30 days in any year.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands (the Registrar);

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of the members of the Company;

(b)	a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

(c)	the date on which the name of any person was entered on the register as a member; and

(d)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

L1 Ordinary Share Purchase Warrants

Duration and Exercise Price

The outstanding ordinary share purchase warrants that the Company has issued to L1 are as follows:

●	The ordinary share purchase warrant to purchase up to 296,742 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share, subject to certain adjustments (as adjusted from 74,451 Class A ordinary shares when initially issued on September 23, 2024) issued to L1 in the First Closing of First Tranche;

●	The ordinary share purchase warrant to purchase up to 301,094 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 79,599 Class A ordinary shares when initially issued on October 1, 2024) issued to L1 in the Second Closing of First Tranche;

●	The ordinary share purchase warrant to purchase up to 440,094 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 184,788 Class A ordinary shares when initially issued on December 11, 2024);

●	The ordinary share purchase warrant to purchase up to 571,588 Class A ordinary shares to L1 at an as-adjusted exercise price of $1.18172 per share (as adjusted from 240,000 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 on December 16, 2024);

●	The ordinary share purchase warrant to purchase up to 291,193 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 202,459 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 at the L1 First Closing of Second Tranche); and

●	The ordinary share purchase warrant to purchase up to 123,002 Class A ordinary shares at an initial exercise price of $1.18172 per share, subject to certain adjustments (collectively, the “L1 Warrants”).

The L1 Warrants were immediately exercisable upon issuance and are exercisable for five years after the date of issuance. The exercise price and number of Class A ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, or similar events affecting our Class A ordinary shares. Except for certain exceptions, the exercise price is also subject to adjustment in the event of subsequent equity sales by the Company at a price less than the current exercise price of the L1 Warrants.

Exercisability

The L1 Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of the holder’s L1 Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Class A ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A ordinary shares after exercising the L1 Warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the L1 Warrants.

Cashless Exercise

For the L1 Warrants, if at any time after 90 days after issuance there is not an effective registration statement covering the Class A ordinary shares underlying the L1 Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A ordinary shares determined according to a formula set forth in the L1 Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the L1 Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A ordinary shares, then upon any subsequent exercise of the L1 Warrants, the holder will have the right to receive as alternative consideration, for each Class A ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A ordinary shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A ordinary shares for which the L1 Warrants are exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, the L1 Warrants may be transferred at the option of the holder upon surrender of the L1 Warrants to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional Class A ordinary shares will be issued upon the exercise of the L1 Warrants. Rather, the number of Class A ordinary shares to be issued will, at our election, either be rounded down to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the L1 Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the L1 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the L1 Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the L1 Warrants or by virtue of the holders’ ownership of Class A ordinary shares, the holders of L1 Warrants do not have the rights or privileges of holders of our Class A ordinary shares, including any voting rights, until such L1 Warrants holders exercise their warrants.

Anti-Dilution Provision

If and whenever, at any time during the 18-month period following the dates of issuances of each of the L1 Warrants, the Company issues, sells or grants any Class A ordinary shares and/or equivalents of Class A ordinary shares for a consideration per share less than a price equal to the conversion price and/or exercise price of the L1 Warrants and L1 Notes (as defined in this prospectus) in effect immediately prior to such issuances, sale or grant or deemed issuance, sale or grant (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the exercise price of each of the L1 Warrants then in effect shall be reduced to an amount equal to the issuance price of the newly issued securities. In addition, that upon any adjustment to the exercise price, the number of warrant shares that may be purchased upon exercise of the L1 Warrants shall be increased, so that after such adjustment the aggregate exercise price payable under the warrant shall be the same as the aggregate exercise price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained therein).

L1 Pre-Funded Warrant

Duration and Exercise Price

The pre-funded warrant that the Company issued to L1 at the L1 First Closing of First Tranche (the “L1 Pre-Funded Warrant”) will be exercisable at any time on or after the occurrence of an Event of Default (as defined in the Notes) and until the date on which no L1 Notes are outstanding or may be issuable under the L1 Securities Purchase Agreement. Upon the occurrence of an Event of Default, the holder may subscribe for and purchase from the Company up to 191,522 shares (as subject to adjustment thereunder) at a nominal exercise price of $0.0001 per share.

Exercisability

The L1 Pre-Funded Warrant will be exercisable, at the option of the holder, in whole or in part, at any time on or after the occurrence of an Event of Default. The holder (together with its affiliates) may not exercise any portion of the holder’s L1 Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Class A ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A ordinary shares after exercising the holder’s ordinary shares up to 9.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A ordinary shares determined according to a formula set forth in the L1 Pre-Funded Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the L1 Pre-Funded Warrant and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A ordinary shares, then upon any subsequent exercise of the L1 Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Class A ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A ordinary shares of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A ordinary shares for which the L1 Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, the L1 Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the L1 Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional Class A ordinary shares will be issued upon the exercise of the L1 Pre-Funded Warrant. Rather, the number of Class A ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the L1 Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the L1 Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the L1 Pre-Funded Warrant will be limited.

Rights as a Shareholder

Except as otherwise provided in the L1 Pre-Funded Warrants or by virtue of the holders’ ownership of Class A ordinary shares, the holders of L1 Pre-Funded Warrants do not have the rights or privileges of holders of our Class A ordinary shares, including any voting rights, until such L1 Pre-Funded Warrant holders exercise their warrants.

L1 Notes

Principal and Maturity

The convertible notes that the Company has issued to L1 are as follows:

●	The L1 First Tranche Note was issued in the principal amount of $2,500,000, with a 10% Original Issue Discount (“OID”) of $250,000. The L1 First Tranche Note is initially convertible into Class A ordinary shares at conversion price of $4.71, subject to certain adjustments, provided that the conversion price shall not be reduced below a floor price of $0.7616. The L1 First Tranche Note does not bear any interest and matures on September 23, 2025. The L1 First Tranche Note has been fully paid off as of the date of this prospectus.

●	The L1 Second Tranche Note was issued in the principal amount of $2,500,000, with a 10% OID of $250,000. The L1 Second Tranche Note is initially convertible into Class A ordinary shares at conversion price of $1.69964, subject to certain adjustments, provided that the conversion price shall not be reduced below a floor price of $0.282. The L1 Second Tranche Note does not bear any interest and matures on February 13, 2026.

Payment of the Outstanding Principal Amount

With respect to the L1 Second Tranche Note, commencing on the earlier of (i) the day that is the 60-day anniversary after February 13, 2026 and (ii) the date on which the Registration Statement is declared effective by the SEC, the Company is required to pay to the holder the outstanding principal balance under the L1 Second Tranche Note in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 105% of the total principal amount multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the L1 Second Tranche Note, until the outstanding principal amount has been paid in full or, if earlier, upon acceleration, conversion or redemption of the L1 Second Tranche Note in accordance with its terms. All monthly payments are payable the Company, in cash, provided that under certain circumstances, as provided in the L1 Second Tranche Note, the Company may elect to pay in Class A ordinary shares.

Prepayment

The Company may not repay any portion of the outstanding principal amount of the L1 Second Tranche Note.

Beneficial Ownership Limitation

The L1 Second Tranche Note may not be converted to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Class A ordinary shares immediately after conversion, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A ordinary shares after converting the L1 Second Tranche Note up to 9.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the L1 Second Tranche Note.

Events of Default

Upon the occurrence of any Event of Default, interest shall accrue on the L1 Second Tranche Note at a rate equal to 10% per annum or, if less, the highest amount permitted by law. In addition, upon the occurrence of Event of Default, which has not been cured within any applicable cure period, interest is also payable at the “Mandatory Default Amount” (i.e. 120% of the sum of (i) the outstanding principal balance of the L1 Second Tranche Note on the date on which the first Event of Default has occurred and (ii) any accrued and unpaid interest thereon. Furthermore, if an Event of Default in not cured, L1 also shall have the right to convert the Mandatory Default Amount, upon the terms provided in the L1 Second Tranche Note.

Security

As collateral for the obligations under the Securities Purchase Agreement and the L1 Second Tranche Note, the Company has granted to the holder a senior security interest in all of the Company’s current and future assets, if any, (inclusive of intellectual property) in the United States and an account in connection with a duly executed deposit account control agreement (“DACA”) subject to certain exceptions, as set forth in the Security Agreement (as defined in the L1 Securities Purchase Agreement).

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, providing the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders of each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the court’s directions and the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

(a)	a company act or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

(b)	an irregularity in the passing of a resolution which requires a qualified majority;

(c)	an act purporting to abridge or abolish the individual rights of a member; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or willful default. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

Our amended and restated memorandum and articles of association, as amended from time to time, permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association, as amended from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated articles of association. We have the right to seek damages if a duty owed by any of our directors is breached.

The business of the Company shall be managed by our directors who may for that purpose exercise all the powers of the Company. This includes:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the Company and mortgaging the property of the Company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our amended and restated articles of association provide that shareholders may approve matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the amended and restated articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within 30 days after the end of such period of 21 days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our amended and restated articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our amended and restated articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law and our amended and restated articles of association, the company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about shareholders of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us.

By virtue of your shareholding in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to deliver notices and information to you, (b) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (c) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (d) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data is disclosed, or (e) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your shareholding in the Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain a shareholder of the Company as it will affect the Company’ ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website at ombudsman.ky.

History of Securities Issuances

The Company’s previous authorized share capital was 500,000,000 ordinary shares of a nominal or par value of $0.0001 per share. On January 11, 2023, the Company issued 6,492,266 ordinary shares, at par value of $0.0001, to all then existing shareholders. All shareholders were BVI incorporated entities.

Initially one ordinary share was issued to Sertus Nominees (Cayman) Limited, and then transferred to Mavy Holdings Limited on January 11, 2023. At that time Mavy Holdings Limited held 3,277,537 ordinary shares which comprised of 32.7754% of the shareholding of the Company. On June 26, 2023, Mavy Holdings Limited transferred 300,000 ordinary shares to Mangosteen International Consulting PTE. Ltd. As a result Mavy Holdings Limited currently holds 2,977,537 ordinary shares (29.7754% shareholding) and Mangosteen International Consulting PTE. Ltd holds 300,000 ordinary shares which is a 3% shareholding.

Carp International Holdings Limited holds 81,770 ordinary shares (0.8177% shareholding), Talent Fuhwa Holdings Limited holds 148,673 ordinary shares (1.4867% shareholding). Liji Holdings Limited, Tecool Holdings Limited and Tomy Holdings Limited each hold 44,602 ordinary shares (0.4460% shareholding each). Feix Holdings Limited holds 178,408 ordinary shares (1.7841% shareholding) and HMcQ Holdings Limited holds 22,301 ordinary shares (0.2230% shareholding).

ElecJoys Holdings Limited holds 14,867 ordinary shares (0.1487% shareholding), Black Tide International Holdings Limited holds 85,472 ordinary shares (0.8547% shareholding), Fanyi Holdings Limited holds 56,981 ordinary shares (0.5698% shareholding), Sam Stone Holdings Limited holds 187,125 ordinary shares (1.8713% shareholding) and Boran Holdings Limited holds 81,359 ordinary shares (0.8136% shareholding). Changjiang Ming Holdings Limited holds 374,249 ordinary shares (3.7425% shareholding) and Shenbao Limited Partnership holds 1,407,653 ordinary shares (14.0765% shareholding).

On May 24, 2023, the Company issued 1,220,380 ordinary shares to Beijing Koala Kunlu Internet Industry Investment Fund (Limited Partnership) (12.2038% shareholding), 1,220,374 ordinary shares to Shanghai Xinhui Investment Consulting Co., Ltd. (12.2037% shareholding), 369,810 ordinary shares to Beijing 1898 Youchuang Investment Center (Limited Partnership) (3.6981% shareholding) and 697,170 ordinary shares to Ningbo Pangu Chuangfu Hefu Equity Investment Partnership (Limited Partnership) (6.9717% shareholding).

On December 12, 2023, our shareholders approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company. Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of our company. As a result of the share reclassification, the Company’s authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 494,394,436 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 5,605,564 Class B ordinary shares with a par value of $0.0001 per share, with details as below:

(i)	2,977,537 ordinary shares in the Company held by Mavy Holdings Limited were reclassified as 2,977,537 Class B ordinary shares;

(ii)	1,407,653 ordinary shares in the Company held by Shenbao Limited Partnership were reclassified as 1,407, 653 Class B ordinary shares;

(iii)	1,220,374 ordinary shares in the Company held by Shanghai Xinhui Investment Consulting Co., Ltd. were reclassified as 1,220,374 Class B ordinary shares; and

(iv)	the remaining ordinary shares held by the other shareholders of the Company were reclassified as Class A ordinary shares.

On February 4, 2024, our shareholders and our director approved, among other things, to adjust our authorized share capital whereby we reclassified 44,394,436 Class A ordinary shares as 44,394,436 Class B ordinary shares and amended our authorized share capital to reflect (i) 450,000,000 Class A ordinary shares with a par value of US$0.0001 each and 50,000,000 Class B ordinary shares with a par value of US$0.0001 each, and (ii) the issuance of an aggregate of 20,000,000 ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis.

On 17 August, 2026, upon the closing of PIPE financing, the Company delivered a total of 395,678,152 PIPE units to the respective Selling Shareholders. Each delivered PIPE unit consists of one Class A Ordinary Share and one Warrant to purchase one Class A Ordinary Share.

As of August 26, 2026, 449,264,625 ordinary shares were issued and outstanding.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZBAO.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th floor, New York, NY 10004.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares, such as the tax consequences under state, local and other tax laws.

The following summary contains a description of certain Cayman Islands, PRC, and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Company has obtained an undertaking from the Financial Secretary of the Cayman Islands which prescribes:

(a)	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 20 years from March 23, 2023.

People’s Republic of China Taxation

Income Tax and Withholding Tax

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, State Administration of Taxation (SAT) Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters.

We believe that the Cayman Islands holding company, Zhibao Technology Inc., is not a PRC resident enterprise for PRC tax purposes. Zhibao Technology Inc. is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with our position and there is a risk that the PRC tax authorities may deem our company as a PRC resident enterprise since a substantial majority of the members of our management team are located in China, in which case we would be subject to the EIT at the rate of 25% on worldwide income. If the PRC tax authorities determine that the Cayman Islands holding company is a “resident enterprise” for EIT purposes, a number of unfavorable PRC tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our Class A ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors — Risk Factors Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

The SAT and the Ministry of Finance issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which became effective on January 1, 2008. On October 17, 2017, the SAT issued the SAT Circular 37, which became effective on December 1, 2017 and was amended on June 15, 2018. By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Tax Arrangement”), where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority.

Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties (the “Administrative Measures”), which became effective in January 2020, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, Zhibao may be able to enjoy the 5% withholding tax rate for the dividends it receives from WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Value-added Tax

Under the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax to Replace Business (“Circular 36”), which was promulgated by the Ministry of Finance and the SAT on March 23, 2016 and became effective on May 1, 2016, entities and individuals engaging in the sale of services, intangible assets or fixed assets within the territory of the PRC are required to pay value added tax, or VAT, instead of business tax.

According to Circular 36, the PRC subsidiaries are subject to VAT, at a rate of 6% to 17% on proceeds received from customers.

According to the Circular of the Ministry of Finance and the SAT on Adjusting Value-added Tax Rates, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9% respectively.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our Class A ordinary shares in this offering and holds our Class A ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting Class A ordinary shares, investors that hold their Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that are subject to the applicable financial statement accounting rules under Section 451 of the Code, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we hold will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we hold, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we hold. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we hold. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we hold) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

LEGAL MATTERS

We are being represented by KLJ Law Group with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered hereby and certain other legal matters will be passed upon for us by Ogier (Cayman) LLP. Certain legal matters as to PRC law will be passed upon for us by Jinghe Law Firm. KLJ Law Group may rely upon Ogier (Cayman) LLP with respect to matters governed by Cayman Islands law and Jinghe Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our company as of June 30, 2024 and 2025, and for each of the three years in the period ended June 30, 2025 incorporated by reference in this prospectus have been so included in reliance on the report of HYYH CPA. LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of HYYH CPA. LLC is located at 20 S Charles St Ste 403 #1878, Baltimore, Maryland, MD 21201.

The financial statements of Zhonglian Jinan Insurance Brokerage Co., Ltd. as of June 30, 2023 and 2024, as well as for each of the two years in the period ending on June 30, 2024, which are incorporated by reference in this prospectus, have been included herein based on the report of HYYH CPA. LLC, an independent registered public accounting firm, and its report is given with the authority of the firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available at the SEC’s website, www.sec.gov. We also maintain a website at https://www.zhibao-tech.com/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at Floor 3, Building 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai, China, 201204, or call us at +86 (21)-5089-6502. We also maintain a website at https://www.zhibao-tech.com/, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2024.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

●	the Form 6-K filed with the SEC on July 3, 2025,

●	the Form 6-K filed with the SEC on July 22, 2025,

●	the Form 6-K filed with the SEC on November 24, 2025,

●	the Form 6-K filed with the SEC on November 26, 2025,

●	the Form 6-K filed with the SEC on December 5, 2025,

●	the Form 6-K filed with the SEC on February 17, 2026,

●	the Form 6-K filed with the SEC on March 31, 2026 and amended on April 2, 2026,

●	the Form 6-K filed with the SEC on April 10, 2026,

●	the Form 6-K filed with the SEC on July 6, 2026,

●	the Form 6-K filed with the SEC on July 15, 2026,

●	the Form 6-K filed with the SEC on July 22, 2026,

●	the Form 6-K filed with the SEC on July 23, 2026,

●	the Form 6-K filed with the SEC on July 31, 2026,

●	the Form 6-K filed with the SEC on Aug 6, 2026,

●	the Form 6-K filed with the SEC on Aug 17, 2026,

●	the Form 6-K filed with the SEC on Aug 17, 2026,

●	our 2025 Annual Report filed with the SEC on January 9, 2026, and

●	the Amendment No. 1 to our 2025 Annual Report filed on January 12, 2026,

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Zhibao Technology Inc.
Address: Floor 3, Building 6, Wuxing Road, Lane 72
Pudong New Area, Shanghai, China, 201204
Tel: +86 (21) -5089-6502
Attention: Ms. Jinyang Gu, Chief Financial Officer
Email: Goldie@safes.global

You also may access the incorporated reports and other documents referenced above on our website at www.zhibao-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. You may access our annual reports on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director’s), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own actual fraud, wilful default or wilful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in the above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following unregistered securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

The Company’s previous authorized share capital was 500,000,000 ordinary shares of a nominal or par value of US$0.0001. On January 11, 2023, the Company issued 6,492,266 ordinary shares, at par value of $0.0001, to all then existing shareholders. All shareholders were BVI incorporated entities.

Initially one ordinary share was issued to Sertus Nominees (Cayman) Limited, and then transferred to Mavy Holdings Limited on January 11, 2023. At that time Mavy Holdings Limited held 3,277,537 ordinary shares which comprised of 32.7754% of the shareholding of the Company. On June 26, 2023, Mavy Holdings Limited transferred 300,000 ordinary shares to Mangosteen International Consulting PTE. Ltd. As a result, Mavy Holdings Limited held 2,977,537 ordinary shares and Mangosteen International Consulting PTE. Ltd held 300,000 ordinary shares.

Carp International Holdings Limited held 81,770 ordinary shares, Talent Fuhwa Holdings Limited held 148,673 ordinary shares. Liji Holdings Limited, Tecool Holdings Limited and Tomy Holdings Limited each held 44,602 ordinary shares. Feix Holdings Limited held 178,408 ordinary shares and HMcQ Holdings Limited held 22,301 ordinary shares.

ElecJoys Holdings Limited held 14,867 ordinary shares, Black Tide International Holdings Limited held 85,472 ordinary shares, Fanyi Holdings Limited held56,981 ordinary shares, Sam Stone Holdings Limited held187,125 ordinary shares and Boran Holdings Limited held81,359 ordinary shares. Changjiang Ming Holdings Limited held374,249 ordinary shares and Shenbao Limited Partnership held1,407,653 ordinary shares.

On May 24, 2023, the Company issued 1,220,380 ordinary shares to Beijing Koala Kunlu Internet Industry Investment Fund (Limited Partnership), 1,220,374 ordinary shares to Shanghai Xinhui Investment Consulting Co., Ltd., 369,810 ordinary shares to Beijing 1898 Youchuang Investment Center (Limited Partnership) and 697,170 ordinary shares to Ningbo Pangu Chuangfu Hefu Equity Investment Partnership (Limited Partnership).

On December 12, 2023, our shareholders approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company (either on a poll or on a show of hands). Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of our company (either on a poll or on a show of hands). As a result of the share reclassification, the Company’s authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 494,394,436 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 5,605,564 Class B ordinary shares with a par value of $0.0001 per share, with details as below:

(i)	2,977,537 ordinary shares in the Company held by Mavy Holdings Limited were reclassified as 2,977,537 Class B ordinary shares;

(ii)	1,407,653 ordinary shares in the Company held by Shenbao Limited Partnership were reclassified as 1,407, 653 Class B ordinary shares;

(iii)	1,220,374 ordinary shares in the Company held by Shanghai Xinhui Investment Consulting Co., Ltd. were reclassified as 1,220,374 Class B ordinary shares; and

(iv)	the remaining ordinary shares held by the other shareholders of the Company were reclassified as Class A ordinary shares.

On February 4, 2024, our shareholders approved, among other things, to adjust our authorized share capital whereby we reclassified 44,394,436 Class A ordinary shares as 44,394,436 Class B ordinary shares and amended our authorized share capital to consist of (i) 450,000,000 Class A ordinary shares with a par value of US$0.0001 each and 50,000,000 Class B ordinary shares with a par value of US$0.0001 each, and (ii) the issuance of an aggregate of 20,000,000 Class A ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis.

On September 23, 2024, the Company issued and sold to L1, in the Private Placement, (i) a Note in the aggregate principal amount of up to $2,500,000, convertible into up to 3,282,563 Class A ordinary shares at conversion price of $4.71, subject to certain adjustments; (ii) a warrant to purchase up to 296,742 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share, subject to certain adjustments (as adjusted from 74,451 Class A ordinary shares when initially issued on September 23, 2024), and (iii) a Pre-Funded Warrant to purchase up to 191,522 Class A ordinary shares (based on $750,000 divided by the 10-day VWAP for the 10 trading day period immediately prior to the First Closing of First Tranche) at a nominal exercise price of $0.0001 per share, subject to certain adjustments.

On October 1, 2024, in the Second Closing of First Tranche, the Company issued to L1 a Common Warrant to purchase up to 301,094 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 79,599 Class A ordinary shares when initially issued on October 1, 2024).

On December 11, 2024, in the Third Closing of First Tranche, the Company issued to L1 an ordinary share purchase warrant to purchase up to 440,094  Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 160,020 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 at the L1 Third Closing of First Tranche), subject to certain adjustments.

On December 16, 2024, in connection with entry into the Waiver Agreement with L1, the Company issued to L1 an ordinary share purchase warrant to purchase up to 571,588 Class A ordinary shares to L1 at an as-adjusted exercise price of $1.18172 per share (as adjusted from 240,000 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 on December 16, 2024), subject to certain adjustments.

On February 14, 2025, in the First Closing of Second Tranche, the Company issued to L1 an ordinary share purchase warrant to purchase up to 291,193 Class A ordinary shares at an as-adjusted exercise price of $1.18172 per share (as adjusted from 202,459 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to L1 at the L1 First Closing of Second Tranche), subject to certain adjustments.

On July 21, 2025, in the Second Closing of Second Tranche, the Company issued to L1 an ordinary share purchase warrant to purchase up to 123,002 Class A ordinary shares at an initial exercise price of $1.18172 per share, subject to certain adjustments.

On August 7, 2025, the Company issued to Hudson 140,000 Class A ordinary shares pursuant to the Hudson EPA.

On September 25, 2025, the Company issued to L1 53,042 Class A ordinary shares in repayment of the L1 Notes.

On October 16, 2025, the Company issued an aggregate of 153,846 Class A ordinary shares to three entities designated by Delin Maiding (Beijing) Consulting Co. Ltd., as compensation for the consulting services provided by Delin Maiding (Beijing) Consulting Co. Ltd. to the Company.

On February 9, 2026, the Company issued to Hudson 100,000 Class A ordinary shares pursuant to the Hudson EPA.

On February 15, 2026, the Company issued to L1 131,862 Class A ordinary shares in repayment of the L1 Notes.

On March 12, 2026, the Company issued to Hudson 500,000 Class A ordinary shares pursuant to the Hudson EPA.

On March 13, 2026, the Company issued to L1 26,372 Class A ordinary shares in repayment of the L1 Notes.

On March 13, 2026, the Company issued to Skyline Corporate Communications Group, LLC 34,746 Class A ordinary shares as compensation for the investor relations services provided by Skyline Corporate Communications Group, LLC to the Company.

On August 17, 2026, upon the closing of PIPE financing, the Company delivered a total of 395,678,152 PIPE units to the respective Selling Shareholders. Each delivered PIPE unit consists of one Class A Ordinary Share and one Warrant to purchase one Class A Ordinary Share.

As of August 26, 2026, 449,264,625 ordinary shares were issued and outstanding.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)	Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on August 31, 2026.

Zhibao Technology Inc.

By:	/s/ Jinmei Guo Hellstroem
	Name:	Jinmei Guo Hellstroem
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ms. Jinmei Guo Hellstroem	Chief Executive Officer and Chairman of Board of Directors	August 31, 2026
Ms. Jinmei Guo Hellstroem	(principal executive officer)

/s/ Jinyang Gu	Chief Financial Officer and Director	August 31, 2026
Jinyang Gu	(principal financial and accounting officer)

/s/ Truong Van Tien Anh	Independent Director	August 31, 2026
Truong Van Tien Anh

/s/ Zongmei Huang	Independent Director	August 31, 2026
Zongmei Huang

*	Independent Director	August 31, 2026
Dixon Perez Dai

*	Pursuant to Power of Attorney

By:	/s/ Jinmei Guo Hellstroem
Jinmei Guo Hellstroem
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Zhibao Technology Inc., has signed this registration statement or amendment thereto in Newark, Delaware on August 31, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

ZHIBAO TECHNOLOGY INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.4 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
4.1	Company’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
4.2	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the Commission on April 4, 2024)
4.3	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.4	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.5	Form of Pre-funded Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.6	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on October 2, 2024)
4.7	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on December 11, 2024)
4.8	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
4.9	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
4.10	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
4.11	Amendment to the Convertible Promissory Note, dated February 14, 2025, entered into by and between the Company and L1 on May 7, 2025 (incorporated by reference to Exhibit 4.11 of the Company’s Form F-1/A1 (file No. 333-286140), filed with the SEC on May 9, 2025)
4.12	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on July 22, 2025)
5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the Class A ordinary shares being registered
10.1	English Translation of Employment Agreement dated April 1, 2018, by and between Zhibao Technology Co., Ltd. and Botao Ma (incorporated by reference to Exhibit 10.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.2	English Translation of Form of Labor Contract between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and certain executive officers of the Registrant (incorporated by reference to Exhibit 10.2 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.3	English Translation of the Office Lease and Supplemental Agreement dated June 6, 2019 and July 1, 2022, respectively, by and between Jishu Enterprise Marketing and Strategy Limited (Shanghai) and Zhibao Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.4	English Translation of the Office Lease dated July 1, 2022, by and between Shanghai Lingang Fengxian Enterprise Services Limited and Sunshine Insurance Brokers (Shanghai) Co., Ltd (incorporated by reference to Exhibit 10.4 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.5	English Translation of the Office Lease dated August 16, 2022, by and between Jishu Enterprise Marketing and Strategy Limited (Shanghai) and Shanghai Anyi Network Technology Co., Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.6	English Translation of Cooperation Agreement dated February 10, 2023, between Zhibao Technology Co., Ltd. and Key Insurer A (incorporated by reference to Exhibit 10.6 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.7	English Translation of Form of Shareholder Agreement between Zhibao Technology Co., Ltd. and certain investors (incorporated by reference to Exhibit 10.7 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.8	English Translation of Form of Share Surrender Agreement between Zhibao Technology Co., Ltd. and its shareholders, and Declaration by Zhibao Technology Limited dated September 8, 2023 (incorporated by reference to Exhibit 10.8 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.9	English Translation of Share Subscription Agreement dated April 10, 2023, by and between the Registrant and certain purchasers, and Form of Application for Shares by certain purchasers (incorporated by reference to Exhibit 10.9 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.10	Form of Director Offer Letter (incorporated by reference to Exhibit 10.10 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.12	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.13	Form of Guarantee Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)

Exhibit Number	Description of Document
10.14	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.15+^	English Translation of Cooperation Agreement dated December 2023, between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and Key Insurer B (incorporated by reference to Exhibit 10.15 of the Company’s Form F-1, filed with the Commission on September 30, 2024)
10.16+^	English Translation of Insurance Comprehensive Brand Service Procurement Agreement dated January 1, 2024, between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and Key Insurer C (incorporated by reference to Exhibit 4.16 of the Company’s Form 20-F, filed with the SEC on October 31, 2024)
10.17	Letter Agreement dated December 11, 2024 by and between the Company and L1 (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on December 11, 2024)
10.18	Waiver Agreement dated December 10, 2024 by and between the Company and L1 (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
10.19	Letter Agreement dated February 14, 2025 by and between the Company and L1 (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
10.20	Equity Purchase Agreement, dated as of June 22, 2025, by and between the Company and Hudson (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on June 26, 2025)
10.21	Registration Rights Agreement, dated as of June 22, 2025, by and between the Company and Hudson (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on June 26, 2025)
10.22	Share Purchase Agreement, dated as of July 2, 2025, by and among Zhibao China and Sellers (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on July 3, 2025)
10.23	Form of Guarantee Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on July 22, 2025)
10.24	English Translation of Employment Agreement, dated April 1, 2022, by and between Sunshine Insurance Broker (Shanghai) Co., Ltd. and Xiao Luo (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on December 4, 2025)
10.25	English Translation of Employment Agreement, dated October 11, 2023, by and between Sunshine Insurance Broker (Shanghai) Co., Ltd. and Xiaowei Le (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on December 4, 2025)
10.26	English Translation of Employment Agreement, dated November 27, 2023, by and between Zhibao Technology Co., Ltd. and Guangtong Ren (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on December 4, 2025)
10.27	English Translation of Cooperation Agreement, dated November 25, 2024, by and between Sunshine Insurance Brokers and with Key Insurer B (incorporated by reference to Exhibit 4.27 of the Amendment No. 1 to the Company’s Form 20-F, filed with the SEC on January 12, 2026)
10.28	Securities Purchase Agreement, dated as of April 8, 2026, by and between the Company and 3i (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.29	Senior Secured Convertible Note, dated as of April 10, 2026 (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.30	Security Agreement, dated as of April 10, 2026, by and between the Company and 3i (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.31	Registration Rights Agreement, dated as of April 10, 2026, by and between the Company and 3i (incorporated by reference to Exhibit 10.4 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.32	Placement Agency Agreement dated as of April 8, 2026, by and between Zhibao Technology Inc. and R.F. Lafferty & Co., Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form 6-K, filed with the SEC on April 10, 2026)
10.33	Form of Securities Purchase Agreement dated August 17, 2026 (incorporated by reference to Exhibit 99.1 of the Company’s Form 6-K, filed with the SEC on July 31, 2026)
10.34	Amendment to the Securities Purchase Agreement dated August 17, 2026 (incorporated by reference to Exhibit 99.1 of the Company’s Form 6-K, filed with the SEC on August 17, 2026)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the Company’s annual report on Form 20-F, filed with the SEC on January 9, 2026)
23.1*	Consent of HYYH CPA. LLC
23.2*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of Jinghe Law Firm (included in Exhibit 99.6)
24.1*	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.4	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.5	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 97.1 of the Company’s Form 20-F, filed with the SEC on October 31, 2024)
99.6*	Opinion of Jinghe Law Firm regarding certain PRC law matters
107*	Filing Fee Table

*	Filed herewith.

+	Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

^	Certain portions of this exhibit have been omitted pursuant to Item 601(a)(6) of Regulations S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.